                            SCHEDULE 14A INFORMATION
                  CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant  /X/                                         / /  Confidential,
Filed by a party other than the registrant  / /                      for Use of the
Check the appropriate box:                                           Commission Only
/X/  Preliminary consent statement                                   (as permitted by
/ /  Definitive consent statement                                    Rule 14a-6(e)(2))
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule
14a-12

                          ALLIANCE GAMING CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                          ALLIANCE GAMING CORPORATION
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Consent Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 14a-6(i)(2).

/  /   $500 per  each party  to the  controversy pursuant  to Exchange  Act Rule
14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)Title of each class of securities to which transaction applies:
       _________________________________________________________________________

    (2)Aggregate number of securities to which transaction applies:
       _________________________________________________________________________

    (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       _________________________________________________________________________

    (4)Proposed maximum aggregate value of transaction:
       _________________________________________________________________________

    (5)Total fee paid:
       _________________________________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)Amount previously paid:
       _________________________________________________________________________

    (2)  Form, schedule or registration statement no.:
       _________________________________________________________________________

    (3)  Filing party:
       _________________________________________________________________________

    (4)  Date filed:
       _________________________________________________________________________

                               CONSENT STATEMENT
                                       OF
                          ALLIANCE GAMING CORPORATION

    This Consent Statement is furnished by the Board of Directors of Alliance Gaming Corporation, a Nevada corporation ("Alliance", or following the Merger referred to below, the "Company"), in connection with the solicitation by it of written consents from the holders of its Common Stock, par value $.10 per share (the "Common Stock"), to approve without a stockholders' meeting, as permitted by Nevada law, the issuance in a pending exchange offer (the "Exchange Offer") of up to $85 million of Alliance's 7 1/2% Convertible Senior Subordinated Debentures due 2003 (the "New Convertible Debentures") in exchange for its existing $85 million of 7 1/2% Convertible Subordinated Debt due 2003 (the "Old Convertible Debentures"), as well as the issuance on conversion of the New Convertible Debentures of up to 850,000 shares of Alliance's 10% Non-Voting Junior Convertible Pay-in-Kind Special Stock, Series E, par value $.10 per share (the "Series E Preferred Stock") and the issuance on conversion of the New Convertible Debentures and the Series E Preferred Stock of up to 15,287,769 shares of Common Stock, without taking into account shares of Series E Preferred Stock that may in the future be issued as pay-in-kind dividends and shares of Common Stock that may be issued on conversion of shares of Series E Preferred Stock so issued or as a result of antidilution adjustments.

    The purpose of the foregoing proposal (the "Proposal") is to permit consummation of the Exchange Offer. The Exchange Offer is being made to enhance Alliance's capital structure and to facilitate financing of the pending merger (the "Merger") of a subsidiary of Alliance into Bally Gaming International, Inc. ("BGII") pursuant to which BGII will be acquired by Alliance. If the Merger occurs within 60 days after the issuance of the New Convertible Debentures, the New Convertible Debentures will automatically convert into Common Stock at a conversion price of $5.56 per share or, if a holder tendering Old Convertible Debentures in the Exchange Offer so elects at the time such Old Convertible Debentures are tendered, the New Convertible Debentures received in exchange therefor will automatically convert into shares of Series E Preferred Stock that are in turn each convertible into Common Stock at a conversion price of $6.56 per share. If the Merger does not occur within such 60-day period, the New Convertible Debentures will remain outstanding with a conversion price of $8.33 per share. The conversion price of the Old Convertible Debentures is $10.00 per share. The New Convertible Debentures will be senior in right of payment to the Old Convertible Debentures. The terms of the New Convertible Debentures are otherwise substantially identical to those of the Old Convertible Debentures. See "The Proposal--Comparison of New Convertible Debentures and Old Convertible Debentures".

    On May [14], 1996, the Board of Directors of Alliance (the "Alliance Board") fixed May [30], 1996 as the record date for the solicitation made hereby (the "Record Date"). Stockholders of Alliance are being asked to express their consent to the Proposal on the accompanying consent card. The effectiveness of the Proposal is subject to, and conditioned upon, the adoption of the Proposal by the holders of record, as of the close of business on the Record Date, of a majority of the shares of Common Stock then outstanding. Certain stockholders holding a majority of the outstanding shares of Common Stock have indicated their intention to consent to the Proposal. Because the proposal will become effective only if executed consents are returned by holders of record on the Record Date of a majority of the total number of shares of Common Stock then outstanding, the failure to execute and return a consent will have the same effect as voting against the Proposal. Alliance expects to obtain the consents prior to expiration of the Exchange Offer (currently June 6, 1996).

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO THE PROPOSAL.

    If your shares of Common Stock are registered in your own name, please sign, date and mail the enclosed consent card to Alliance in the post-paid envelope provided. If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a consent card with respect to your shares of Common Stock and only upon receipt of specific instructions from you. Accordingly, you should contact the person responsible for your account and give instructions for a consent card to be signed representing your shares of Common Stock. Alliance urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to Alliance, 4380 Boulder Highway, Las Vegas, Nevada 89121, so that Alliance will be aware of all instructions given and can attempt to ensure that such instructions are followed.

                                  THE PROPOSAL

TERMS OF THE EXCHANGE OFFER

    Alliance has offered to exchange up to $85,000,000 aggregate principal amount of the New Convertible Debentures for a like principal amount of the Old Convertible Debentures. The terms of the New Convertible Debentures are substantially identical to the terms of the Old Convertible Debentures, except that the New Convertible Debentures will have a lower conversion price and will be senior in right of payment to the Old Convertible Debentures. Holders whose Old Convertible Debentures are accepted for exchange will also receive on September 15, 1996 payment in respect of interest (provided such holders' New Convertible Debentures have not theretofore been converted) and (to the extent such holder was entitled thereto) liquidated damages on the Old Convertible Debentures, in each case accrued to the date of issuance of the New Convertible Debentures. See "-- Comparison of New Convertible Debentures and Old Convertible Debentures".

    The Exchange Offer will be consummated before and is not conditioned on consummation of the Merger. If the Merger is consummated within 60 days after the issuance of the New Convertible Debentures, then at the effective time of the Merger, unless earlier redeemed or converted, the New Convertible Debentures will automatically be converted (the "Automatic Conversion") into Common Stock at a conversion price of $5.56 per share (equivalent to a conversion rate of approximately 180 shares per $1,000 principal amount of New Convertible Debentures), subject to adjustment under certain circumstances. A holder tendering Old Convertible Debentures in the Exchange Offer may elect, at the time such Old Convertible Debentures are tendered, to forego receipt of all or any portion of the Common Stock that such holder would otherwise be entitled to receive upon the occurrence of the Automatic Conversion with respect to the New Convertible Debentures issued in exchange for such Old Convertible Debentures and to receive in lieu thereof ten shares of Series E Preferred Stock, for each $1,000 principal amount of New Convertible Debentures. Each share of Series E Preferred Stock will accrue dividends at an annual rate of 10% ($10.00 per share), payable quarterly in cash or, at Alliance's option through the first dividend payment date following the fifteenth anniversary of issuance, in additional shares of Series E Preferred Stock, will be convertible into Common Stock at an initial conversion price of $6.56 per share (equivalent to a conversion rate of approximately 15.244 shares of Common Stock per share of Series E Preferred Stock), subject to adjustment under certain circumstances, and will have a $100 liquidation preference per share. See "Description of the 10% Non-Voting Junior Convertible Pay-in-Kind Special Stock, Series E". Although there can be no assurance, Alliance currently expects that the Merger will be consummated within 60 days after the issuance of the New Convertible Debentures and thus that the Automatic Conversion will occur.

    The Exchange Offer will expire at 12:00 midnight, New York City time, on June 6, 1996 (the "Expiration Date"). Alliance has reserved the right, in its discretion, at any time or from time to time, to extend the period of time during which the Exchange Offer is open by giving oral (confirmed in writing) or written notice of such extension to the Exchange Agent and making a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. There can be no assurance that Alliance will exercise its right to extend the Exchange Offer or that the Exchange Offer will be otherwise extended. During any extension of the Exchange Offer, all Old Convertible Debentures previously tendered pursuant thereto and not exchanged or withdrawn will remain subject to the Exchange Offer and may be accepted for exchange by Alliance at the expiration of the Exchange Offer subject to the right of a tendering holder to withdraw his Old Convertible Debentures. Alliance may also delay, amend or terminate the Exchange Offer.

    The obligation of Alliance to consummate the Exchange Offer is subject to customary conditions, as well as the requirements that (i) holders of a majority of the outstanding shares of Common Stock of Alliance shall have approved the issuance of the New Convertible Debentures and of the securities issuable directly or indirectly upon conversion thereof, and (ii) the Nevada Gaming Commission and the Mississippi Gaming Commission shall each have approved the issuance of the New Convertible Debentures and of the Common Stock and Series E Preferred Stock issuable upon conversion thereof.

COMPARISON OF NEW CONVERTIBLE DEBENTURES AND OLD CONVERTIBLE DEBENTURES

    The terms of the New Convertible Debentures and the Old Convertible Debentures are identical in all material respects, except as follows:

    CONVERSION PRICE. The conversion price of the Old Convertible Debentures is currently $10.00 per share of Common Stock. The initial conversion price of the New Convertible Debentures will be $8.33 per share of Common Stock.

    AUTOMATIC CONVERSION UPON CONSUMMATION OF MERGER. If the Merger is consummated within 60 days after the issuance of the New Convertible Debentures, then at the effective time of the Merger the New Convertible Debentures will be automatically converted into Common Stock at the price of $5.56 per share
(equivalent to a conversion rate of approximately 180 shares per $1,000 principal amount of New Convertible Debentures), subject to adjustment under certain circumstances (the "Special Conversion Price"). A holder of New Convertible Debentures may elect to forego receipt of all or any portion of the Common Stock that such holder would otherwise receive, and to receive in lieu thereof ten shares of Series E Preferred Stock for each $1,000 principal amount of New Convertible Debentures.

    The terms of the Old Convertible Debentures do not provide for a mandatory conversion of the Old Convertible Debentures into Common Stock (or Series E Preferred Stock) at the Special Conversion Price at the effective time of the Merger.

    SUBORDINATION. The Old Convertible Debentures will be subordinated in right of payment to the New Convertible Debentures and the Old Convertible Debentures may be made structurally subordinated to the New Convertible Debentures and the Senior Notes referred to below if Alliance transfers to an existing subsidiary all or substantially all of Alliance's assets (including the stock of BGII if the Merger occurs but excluding the stock of such existing subsidiary) subject to obtaining needed regulatory approvals and satisfaction of other conditions. This event may occur whether or not the Merger occurs.

    REGISTRATION RIGHTS; LIQUIDATED DAMAGES. On September 21, 1993, Alliance and the initial purchasers of Old Convertible Debentures entered into a registration rights agreement (the "Registration Rights Agreement"), pursuant to which Alliance agreed to file with the Securities and Exchange Commission (the "Commission") promptly after September 21, 1993 a shelf registration statement under the Securities Act (the "Shelf Registration Statement") and to cause the Shelf Registration Statement to remain effective until September 26, 1996 to cover resales of the Old Convertible Debentures by the holders thereof. Alliance filed and had declared effective a registration statement on Form S-2 in compliance with its obligations under the Registration Rights Agreement.

    The Registration Rights Agreement provides that if the Shelf Registration Statement ceases to be effective (without being succeeded immediately by an additional Shelf Registration Statement filed and declared effective) for a period of time exceeding 90 days in the aggregate per year (a "Registration Default"), Alliance is obligated to pay liquidated damages to each holder of Old Convertible Debentures whose Old Convertible Debentures or Common Stock are subjected to restrictions on transfer as a result of such Registration Default, during the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Old Convertible Debentures and, if applicable, $0.01 per week per share (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like) of Common Stock issued upon conversion of such Old Convertible Debentures. The amount of the liquidated damages will increase by an additional $0.05 per week per $1,000 principal amount or $0.01 per week per share (subject to adjustment as set forth above) of Common Stock issued upon conversion of such Old Convertible Debentures for each subsequent 90-day period until the applicable registration statement is filed and declared effective or the Shelf Registration Statement again becomes effective, as the case may be, up to a maximum amount of liquidated damages with respect to any Registration Default of $0.25 per week per $1,000 principal amount of Old Convertible Debentures or $0.05 per week per share (subject to adjustment as set forth above) of Common Stock constituting Transfer Restricted Securities (as defined in the Registration Rights Agreement). Following the cure of a Registration Default, liquidated damages will cease to accrue with respect to such Registration Default.

    A Registration Default occurred on December 27, 1995 and accordingly, liquidated damages have accrued to holders of transfer-restricted Old Convertible Debentures as described above. Liquidated damages that accrue prior to March 15, 1996 have been fully paid by Alliance. The amount of liquidated damages accrued and unpaid from that date to May 9, 1996 is $.71 per $1,000 principal amount of transfer-restricted Old Convertible Debentures, and additional liquidated damages are currently accruing at the rate of $0.10 per $1,000 principal amount per week. Holders whose transfer-restricted Old Convertible Debentures are accepted for exchange will be paid on September 15, 1996 all liquidated damages to which they are entitled that have accrued from March 15, 1996 through the date of issuance of the New Convertible Debentures.

    There   is  no  registration  rights  agreement  with  respect  to  the  New
Convertible Debentures, and Alliance is not under any obligation to file any registration statement with respect thereto. New Convertible Debentures issued pursuant to the Exchange Offer in exchange for Old Convertible Debentures may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of Alliance within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Convertible Debentures are acquired in the ordinary course of such holders' businesses and such holders have no arrangement with any person to participate in the distribution of the New Convertible Debentures.

DESCRIPTION OF THE 10% NON-VOTING JUNIOR CONVERTIBLE PAY-IN-KIND SPECIAL STOCK, SERIES E

    Alliance's Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof (the "Series E Certificate of Designations") of the 10% Non-Voting Junior Convertible Pay-in-Kind Special Stock, Series E (previously defined as the "Series E Preferred Stock") to be filed with the Secretary of State of Nevada provides that holders of shares of Series E Preferred Stock are entitled to receive quarterly dividends, as and when declared by the Alliance Board, in an amount per share equal to $2.50 payable in cash, except that Alliance may at its option pay any such dividend accruing through and including the Series E Dividend Payment Date (as defined below) occurring next after the fifteenth anniversary of the effective time of the Merger in whole or in part in additional shares of Series E Preferred Stock (or fractions thereof) in an amount equal to such dividend, with each share of Series E Preferred Stock valued at $100. Dividends are payable on the first day in each year of the first, fourth, seventh and tenth months of each year following the date of initial issuance beginning on the first day of the fourth month following the date of initial issuance or such other dates as set by the Alliance Board (each a "Series E Dividend Payment Date"). Dividends are cumulative and will accrue from and after the date of initial issuance. Dividends payable for any partial dividend period (including the period from the date of initial issuance until the first day of the month next following the month in which the date of initial issuance occurred) will be computed on the basis of the actual days elapsed in such period over a year of 365 or 366 days. Unless all dividends that have accrued are paid on the Series E Preferred Stock, no dividend or other distribution can be paid to holders of any equity security ranking junior to or pari passu with the Series E Preferred Stock and no shares of such junior security can be purchased or redeemed by Alliance. Alliance currently expects that so long as the Series E Preferred Stock remains outstanding, it will, subject to the terms thereof, pay dividends accruing through the first Series E Dividend Payment Date occurring after the fifteenth anniversary of the effective time of the Merger on the Series E Preferred Stock in additional shares of such stock.

    Shares of Series E Preferred Stock are convertible into shares of Common Stock at any time, initially at a conversion price of $6.56 per share, subject to adjustment as provided below (the "Series E Conversion Price"). The right to convert shares of Series E Preferred Stock called for redemption will expire at the close of business on the fifth business day prior to the redemption date.

    The Series E Conversion Price is subject to adjustment in certain events, including (i) dividends (and other distributions) payable in shares of Common
Stock on any class of capital stock of Alliance, (ii) the issuance to all holders of shares of Common Stock or rights or warrants entitling them to subscribe for or purchase shares of Common Stock at less than the current market price (as defined in the Series E Certificate of Designations), (iii) subdivisions, combinations and reclassifications of shares of Common Stock, (iv) certain tender offers by Alliance or any subsidiary of Alliance for shares of Common Stock and (v) distributions by Alliance to all holders of shares of Common Stock of evidences of indebtedness, securities other than shares of Common Stock or other assets (including securities but excluding those dividends, rights, warrants and distributions referred to above and excluding dividends and distributions paid in cash or other property out of the retained earnings of Alliance), provided that, in the event that the fair market value of the assets, evidences of indebtedness or other securities so distributed applicable to one share of Common Stock equals or exceeds such current market price per share of Common Stock or such current market price exceeds such fair market value by less than $0.10 per share, the Series E Conversion Price will not be adjusted until such time as the cumulative amount of all such distributions exceed $0.10 per share.

    In addition to the foregoing adjustments, Alliance is permitted to make such reductions in the Series E Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of Common Stock.

    In case of certain reclassifications, consolidations or mergers to which Alliance is a party or the transfer of all or substantially all of the assets of Alliance, each share of Series E Preferred Stock then outstanding would, without the consent of any holders of such shares, become convertible only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger or transfer by a holder of the number of shares of Common Stock into which such shares might have been converted immediately prior to such reclassification, consolidation, merger or transfer (assuming such holder of shares of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

    Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, Alliance will pay a cash adjustment based upon market price (as determined in accordance with the Series E Certificate of Designations). Fractional shares of Series E Preferred Stock may be issued under certain circumstances (including in payment of dividends payable in shares of Series E Preferred Stock) and will entitle the holder to receive dividends and distributions and to exercise voting rights in proportion to the fractional holding.

    Upon liquidation, the holders of shares of Series E Preferred Stock are entitled (subject to prior preferences and other rights of any senior equity securities including the 15% Preferred Stock (as defined below) and on a parity with other securities ranking equally) to be paid out of assets of Alliance in cash or property valued at its fair market value (as determined in good faith by the Alliance Board) an amount equal to $100 plus an amount equal to all accrued and unpaid dividends and distributions thereon.

    The Series E Preferred Stock has no voting rights except as required by law and except in the case where dividends payable on shares of the Series E Preferred Stock have been in arrears for six consecutive Series E Dividend Payment Dates, at which time the number of directors constituting the Alliance Board will be increased by two and the holders of shares of Series E Preferred Stock, together with the holders of any other class of Special Stock ranking on a parity with the Series E Preferred Stock as to the payment of dividends who are entitled to vote in such circumstance, will have the right, voting separately as a class, to elect two directors to the Alliance Board until all dividends accumulated on such shares have been paid or set apart for payment in full.

    Alliance may at its option redeem all, or any number less than all, of the outstanding shares of Series E Preferred Stock at any time at a price per share equal to $100 per share plus an amount equal to all accrued and unpaid dividends and distributions thereon to the date of redemption.

                    REASONS FOR AND EFFECTS OF THE PROPOSAL

VOTING REQUIREMENTS

    The rules of the National Association of Securities Dealers, Inc. (the "NASD") require each NASDAQ NMS issuer such as Alliance to obtain stockholder approval for the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, other than a public offering for cash, in connection with the acquisition of the stock or assets of another company, if the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock, or the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. As of the Record Date, there
were         shares of Common Stock outstanding. Assuming that the holders of at least [$14.4] million principal amount of the outstanding Old Convertible Debentures accept the Exchange Offer and do not elect to receive Series E Special Stock upon the occurrence of the Automatic Conversion then, upon consummation of the Merger, Alliance will issue a number of shares of Common Stock which exceeds 20% of the outstanding Common Stock prior to the issuance. Therefore, under NASD rules, approval of Alliance stockholders may be required for the issuance of the New Convertible Debentures and the shares of Common Stock and Series E Special Stock pursuant to the Exchange Offer.

    Alliance is therefore soliciting written consents to the Proposal in order to expedite the prompt consummation of the Exchange Offer. Approval of the Proposal is a condition to Alliance's obligation to consummate the Exchange Offer. The Exchange Offer is being made to enhance Alliance's capital structure and to facilitate financing of the pending Merger. Alliance believes that the conversion of debt into equity resulting from consummation of the Exchange Offer and the Automatic Conversion described above will facilitate completion of the Offerings referred to below.

    The Exchange Offer is not conditioned on consummation of the Merger. However, Alliance believes that its ability to obtain financing for, and hence to consummate, the Merger will depend on, among other factors, the exchange of a substantial amount of the Old Convertible Debentures. The consummation of the Merger is contingent on completion of the Offerings and obtaining requisite regulatory approvals.

THE MERGER AND RELATED FINANCINGS

    Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Alliance has agreed to acquire all of the stock of BGII for a price of approximately $77.2 million in cash (the "Cash Consideration"), $35.7 million in Alliance's 15% Non-Voting Pay-in-Kind Special Stock, Series B, $.10 par value (the "15% Preferred Stock") and $2.9 million in Common Stock valued on the basis of the closing price of Common Stock on the ten trading days ending five trading days before the Merger (the "Alliance Average Trading Price"). In addition, the Company would generally assume BGII's obligations with respect to each outstanding BGII stock option and warrant, subject to certain modifications approved by BGII stockholders, and will retire approximately $53.3 million of outstanding debt of BGII (including prepayment premium, original issue discount and accrued and unpaid interest through the effective date of the Merger). At meetings held on April 2, 1996, the shareholders of Alliance and BGII approved the Agreement and Plan of Merger, dated October 18, 1995, as amended, among Alliance, BGII Acquisition Corp. (a wholly-owned subsidiary of Alliance) and BGII (the "Merger Agreement") and the Merger.

    As currently contemplated, the Merger and related transactions will be financed through (i) a private placement of an aggregate of $5.0 million of equity of Alliance (the "Private Placement"), (ii) the issuance of an aggregate of $15.0 million gross proceeds (excluding any over-allotment option in connection therewith) of 15% Preferred Stock, plus pay-in-kind dividends accrued from May 3, 1996, through a public offering (the "15% Preferred Stock Offering") and (iii) the issuance of $140.0 million aggregate principal amount of Senior Secured Notes due 2003 (the "Senior Notes") through a public offering (the "Note Offering" and, together with the 15% Preferred Stock Offering, the "Offerings"). The Private Placement and the Offerings are contingent upon and will close simultaneously with the Merger. The actual amounts and securities issued will depend upon a number of factors, including market conditions and other factors beyond the control of Alliance and, therefore, assuming the Merger occurs, could change significantly. The Merger, the Exchange Offer, the Private Placement, the 15% Preferred Stock Offering and the Note Offering are sometimes referred to herein collectively as the "Transaction".

    The 15% Preferred Stock Offering and the Note Offering are each to be made by Alliance exclusively pursuant to separate prospectuses. In the Private Placement, a financial institution has agreed to purchase privately at the time of consummation of the Merger $5.0 million of the equity of Alliance at a price equal to the lower of $4.56 per share and the average of the last sales price of the Common Stock for the five trading days immediately preceding the Merger. The Private Placement would be in the form of Common Stock to the extent of 4.9% of the total Common Stock outstanding at the time, taking into account Common Stock to be issued in the Merger and the Automatic Conversion, with the remainder to be in the form of non-voting special stock convertible into Common Stock. Alliance anticipates, and it is assumed for all purposes herein, that all of the $5.0 million will be issued in the form of Common Stock.

    Funds raised in the Offerings will be used to pay the Cash Consideration and to refinance approximately $69.9 million outstanding BGII indebtedness, with the remainder to be used to pay Transaction fees and expenses. Any excess will be used for working capital purposes.

CERTAIN EFFECTS OF THE PROPOSAL

    Stockholders should note certain special considerations relating to the issuance of the additional shares of Common Stock upon conversion of the New Convertible Debentures and Series E Preferred Stock and to the information included in this Consent Statement, including the following:

    DILUTION. The New Convertible Debentures and the Series E Preferred Stock will be convertible into more shares of Common Stock than the Old Convertible Debentures, and the Series E Preferred Stock has a pay-in-kind feature that may result in issuance of additional shares of such stock also carrying conversion rights. This may result in significant dilution to the stockholders of the Company. If all $85.0 million principal amount of Old Convertible Debentures are exchanged with all holders electing to receive Common Stock on the Automatic Conversion and the Automatic Conversion occurs, 15.3 million shares of Common Stock will be issued; if the Automatic Conversion does not occur, the number of shares issuable on conversion of the New Convertible Debentures will exceed the number issuable on conversion of the Old Convertible Debentures by 1.7 million shares, and the conversion of the Old Convertible Debentures by 1.7 million shares, and the conversion price will be 17% lower than at present. If all $85.0 million principal amount of Old Convertible Debentures are exchanged and the Automatic Conversion occurs with all holders electing to receive Series E Preferred Stock, the number of shares of Common Stock issuable on conversion would exceed the number issuable on conversion of the Old Convertible Debentures by approximately 4.5 million shares. If all such exchanging holders elect to receive Series E Preferred Stock and dividends thereon are paid in kind for 15 years, the resulting Series E Preferred Stock will have an aggregate liquidation preference of $373,982,200 and be convertible into approximately 57 million shares of Common Stock. The Company believes it unlikely that dividends would accrue on the Series E Preferred Stock to this extent. The number of shares of Common Stock currently outstanding is about 13.0 million.

    CHANGE OF CONTROL. Following consummation of the Transaction, Alliance's two largest shareholders, Alfred Wilms and Kirkland Investment Corporation ("KIC"), who currently own approximately 38.8% and 10.3%, respectively, of the outstanding shares of Common Stock, will own approximately 19.9% and 5.3%, respectively, of the outstanding shares of Common Stock assuming exchange of $50.0 million of Old Convertible Debentures and conversion into Common Stock only. If all $85 million of Old Convertible Debentures were exchanged for New Convertible Debentures which were then converted into Common Stock, the reduction would be greater. Accordingly, following the Transaction, no one person or group will hold a majority interest in the Company, and it is possible that the Company could be subject to a change in control, either pursuant to a takeover attempt or otherwise, to a greater degree than has been the case. Mr. Wilms is contractually obligated until September 21, 1997 to vote his shares of Common Stock in favor of four nominees of KIC to Alliance's seven-member Board of Directors. See "Security Ownership of Certain Beneficial Holders and Management".

    FINANCIAL FORECAST. Alliance was the sole preparer of the forecast (the "Forecast") included in the Appendix. The Forecast is included only because it has otherwise been made available to the public by its inclusion in the Exchange Offer materials; its inclusion herein should not be taken as an indication that Alliance believes it is relevant to the Proposal. While the Forecast is presented with numerical specificity, it is based on Alliance's current best estimates of expected results given the forecasted assumptions described in "Summary of Significant Assumptions and Accounting Policies for the Forecast" for the period presented, including consummation of the Merger and the other elements of the Transaction. The Forecast, which consists of forward-looking statements, is qualified by and subject to the assumptions set forth therein and the other information contained herein. Alliance does not intend to update or otherwise revise the Forecast to reflect events or circumstances existing or arising after the date of this Consent Statement or to reflect the occurrence of unanticipated events. The Forecast necessarily is based upon a number of estimates and assumptions, that, while presented with numerical specificity and considered reasonable by Alliance, are inherently subject to significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult to predict and may of which are beyond the control of Alliance. Financial forecasts are necessarily speculative in nature, and it is usually the case that one or more of the assumptions underlying such projections do not materialize. The Forecast and actual results will vary, and those variations may be material. The inclusion of the Forecast herein should not be regarded as a representation by Alliance or any other person that the Forecast will be achieved. Stockholders are cautioned not to place undue reliance on the Forecast or the other forward-looking information contained herein.

    If the Merger, the Exchange Offer and the Offerings do not occur, the principal difference in Alliance's financial condition, relative to the Alliance historical financial information otherwise presented herein, would be that Alliance's cash and cash equivalents and securities available for sale would decrease by approximately $7.0 million, which management believes will not have a material adverse effect on the financial condition of Alliance or impair its ability to meet its ongoing obligations.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

    The following table sets forth certain information as of May , 1996 with respect to the beneficial ownership of the Common Stock, which constitutes Alliance's only outstanding class of voting securities, by (i) each person who, to the knowledge of Alliance, beneficially owned more than 5% of the Common Stock, (ii) each director of Alliance, (iii) the named executive officers of Alliance (as defined in the Exchange Act) and (iv) all executive officers and directors of Alliance as a group:

                                                                                          POST-TRANSACTION
                                                  AMOUNT OF        PRE-TRANSACTION           PERCENT OF
                                                   SHARES        PERCENT OF CLASS(1)       CLASS(1)(2)(3)
                                               ---------------  ---------------------  -----------------------
Alfred H. Wilms..............................    7,034,082(4)             46.9%                   25.7%
Donaldson, Lufkin & Jenrette Securities          1,695,500(5)             11.6%                    6.3%(5)
 Corporation ................................
  277 Park Avenue
  New York, New York 10172
Joel Kirschbaum .............................    1,333,333(6)             10.3%                    5.3%
 Kirkland Investment Corporation
 Kirkland-Ft. Worth Corporation
 Investment Partners, L.P.
 535 Madison Avenue
 New York, New York 10022
Gaming Systems Advisors, L.P. ...............           --(7)            --                      --
 535 Madison Avenue
 New York, New York 10022
Steve Greathouse.............................      333,333(8)              1.9%                    1.3%
Anthony L. DiCesare..........................           --(9)            --                      --
Craig Fields.................................      125,000(10)            *                       *
David Robbins................................       20,000(11)            *                       *
Christopher Baj..............................        --                  --                      --
Shannon L. Bybee.............................      210,000(12)             1.6%                   *
John W. Alderfer.............................      162,000(13)             1.2%                   *
David D. Johnson.............................       66,667(14)           --                      --
Robert L. Miodunski..........................       56,667(15)            *                       *
All executive officers and directors as a
 group.......................................    9,321,082(16)            46.5%                   28.8%

- ------------------------

 *  Less than 1%.

 (1)Excludes the effect of (a) the issuance of (i) 2,750,000 shares subject to warrants to Kirkland Ft. Worth Investment Partners, L.P. ("Kirkland") in connection with Kirkland's investing $5,000,000 in Alliance, concurrent with the closing of the issuance of the Old Convertible Debentures in exchange for Alliance's Non-Voting Junior Convertible Special Stock (the "Kirkland Investment"), (ii) 1,250,000 shares subject to warrants to Gaming Systems Advisors, L.P. ("GSA") pursuant to the GSA Advisory Agreement on September 21, 1993 and 2,500,000 shares subject to additional warrants issuable to GSA upon consummation of the Merger, both of which become exercisable in equal amounts only when the stock price reaches $11, $13 and $15, and (iii) 750,000, 250,000 and 30,000 shares subject to warrants issued to Donaldson, Lufkin & Jenrette Securities Corporation, Oppenheimer & Co. Inc. ("Oppenheimer") and L.H. Friend, Weinress & Frankson, Inc. ("Friend"), respectively, in connection with the issuance of the

    Old Convertible Debentures, and (iv) 250,000 shares subject to warrants issued to Cerberus Partners L.P. and certain affiliates of Canyon Partners, Inc., in September 1995, and (b) shares covered by employee stock options other than those deemed beneficially owned by executive officers and directors.

 (2)Assumes the issuance of approximately 735,000 shares to BGII stockholders in the Merger, approximately 1,250,000 shares in the Private Placement, approximately 933,000 shares in partial satisfaction of BGII employee contract termination costs and performance unit awards and approximately 9,450,000 shares in the Exchange Offer and Automatic Conversion.

 (3)Excludes the effect of BGII obligations assumed by Alliance with respect to each outstanding stock option and warrant to purchase shares of BGII common stock, which options and warrants represented an aggregate of 752,500 and 1,498,000 shares of BGII common stock, respectively.

 (4)Includes 2,000,000 shares represented by the warrants issued to Mr. Wilms. Mr. Wilms' mailing address is 4380 Boulder Highway, Las Vegas, Nevada 89121.

 (5)Donaldson, Lufkin & Jenrette Securities Corporation and certain affiliated entities filed on February 14, 1995, as amended on February 14, 1996, a
    Schedule 13G indicating ownership as of December 31, 1995 of (i) 1,193,500 shares issuable upon conversion of Old Convertible Debentures held by it,
    (ii) 500,000 shares which may be acquired upon exercise of certain warrants issued to Donaldson, Lufkin & Jenrette Securities Corporation and (iii) 2,000 shares. Excludes warrants exercisable for 250,000 shares issued to Donaldson, Lufkin & Jenrette Securities Corporation which will vest when the price of the Common Stock reaches $13 per share following consummation of the Merger or any similar transaction. The Post-Transaction Percent of Class column assumes no participation in the Exchange Offer although Alliance has no indication of such holder's intent with respect thereto.

 (6)Based upon information contained in a Schedule 13D filed on June 23, 1994, as amended on September 28, 1995 and November 6, 1995, and provided to Alliance by such persons (except as to percent of class) which indicated that each of them held sole voting and disposition over all such shares. Of such shares, certain amounts have been or may be sold or distributed to Friend, Mr. DiCesare and, possibly, certain other persons, as set forth in the Schedule 13D provided to Alliance by Mr. Kirschbaum, KIC, Kirkland and GSA.

 (7)Based upon information contained in a Schedule 13D filed on June 23, 1994, as amended on September 28, 1995 and November 6, 1995 and provided to Alliance by such person jointly with Mr. Kirschbaum, KIC and Kirkland.

 (8)Includes options to purchase shares of Common Stock pursuant to the Alliance 1991 Plan, a portion of which vested in 1995, and excludes warrants exercisable for 250,000 shares portions of which become exercisable in equal amounts only when the stock price reaches $11, $13 and $15.

 (9)Based upon information contained in a Schedule 13D filed on June 23, 1994, as amended on September 28, 1995 and November 6, 1995 and provided to Alliance by Mr. Kirschbaum, KIC, Kirkland and GSA. As set forth in such
    Schedule 13D, as amended, Mr. DiCesare has certain rights to receive a portion of the securities that KIC would be entitled to receive upon dissolution of Kirkland and that Gaming Systems International, Inc. ("GSI") would be entitled to receive upon dissolution of GSA.

(10)Includes 125,000 shares subject to options that are currently exercisable or will become exercisable within 60 days. Excludes warrants exercisable for 250,000 shares portions of which become exercisable in equal amounts only when the stock price reaches $11, $13 and $15 and options exercisable for 150,000 shares which will be issued within 30 days of the consummation of the Merger.

(11)Pursuant to options granted to Mr. Robbins by Kirkland. Based on information contained in the Schedule 13D referred to in Note 5 above.

(12)Includes 210,000 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(13)Includes 162,000 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(14)Includes 66,667 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(15)Includes 17,000 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(16)Includes 2,676,000 shares subject to options and warrants that are currently exercisable or will become exercisable within 60 days.

STOCKHOLDERS AGREEMENT

    On July 14, 1994, as contemplated by the Stockholders Agreement dated as of September 21, 1993 by and among Alliance, KIC, GSA, Kirkland and Mr. Wilms (as amended, the "Stockholders Agreement"), the Alliance Board of Directors was reconfigured to consist of four persons designated by KIC (Messrs. Kirschbaum, DiCesare, David Robbins and Jay R. Gottlieb) and three persons designated by Mr. Wilms (Messrs. Wilms, David A. Scheinman and Sidney Sosin). The Stockholders Agreement and related transactions are more fully described in the Alliance Forms 8-K dated June 25, 1993, September 21, 1993 and July 14, 1994 and in its Information Statement dated June 29, 1994. On October 20, 1994, the Stockholders Agreement was amended to reconfigure the Board of Directors of Alliance to consist of four persons designated by KIC (Messrs. Kirschbaum, DiCesare, Robbins and Gottlieb), one person designated by Mr. Wilms (Mr. Wilms) and two new directors designated by a majority of the Board of Directors of Alliance. The Stockholders Agreement obligates Mr. Wilms to vote his shares for such persons nominated by KIC. On October 20, 1994 Mr. Greathouse and Dr. Fields were appointed to the Board to fill vacancies created upon the resignation of Messrs. Scheinman and Sosin. As amended, the Stockholders Agreement also provides that Mr. Wilms may designate two persons (currently Messrs. Scheinman and Sosin) (the "Advisors") who will be observers of, and advisors to, the Board of Directors and who will be entitled to attend all of the Alliance Board of Directors' meetings and receive all information furnished to members of the Board. Mr. Wilms and/or at least one Advisor will be entitled to attend all meetings of the committees of Alliance's and its subsidiaries' Boards of Directors. In addition, Mr. Wilms is contractually obligated until September 21, 1997 to vote his shares of Common Stock in favor of four nominees of KIC to the Alliance Board of Directors.

                            SOLICITATION OF CONSENTS

    Solicitation of consents may be made by the directors, officers, investor relations personnel and other employees of Alliance and its affiliates. Consents will be solicited by mail, advertisement, telephone or telecopier and in person. No such persons will receive additional compensation for such solicitation.

    Banks, brokers, custodians, nominees and fiduciaries will be requested to forward solicitation material to beneficial owners of the shares of Common Stock. Alliance will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable expenses for sending solicitation material to the beneficial owners.

    The cost of the solicitation of consents to the Proposal will be borne by Alliance and its affiliates. Costs related to the solicitation of consents to the Proposal include expenditures for attorneys, accountants, financial advisors, consent solicitors, public relations advisors, printing, advertising, postage, litigation and related expenses and filing fees.

                               CONSENT PROCEDURE

    Section 78.320 of the Nevada General Corporation Law (the "NGCL") states that, unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice, if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. The written consent must be filed with the minutes of the proceedings of the stockholders.

    As   authorized  by   Nevada  law,  Alliance's   articles  of  incorporation
specifically permits stockholder action by written consent in lieu of a meeting.

    Certain executive officers and directors of Alliance have advised Alliance that they intend to vote the 6,617,333 shares of Common Stock, representing approximately 51% of the outstanding shares of Common Stock, as to which they have voting power, FOR the approval of the Proposal. This would insure adoption of the Proposal. See "Security Ownership of Certain Beneficial Holders and Management".

EFFECTIVENESS AND REVOCATION OF CONSENTS

    The corporate action proposed herein will be adopted when properly completed, unrevoked consents are signed by the holders of record on the Record Date of a majority of the shares of Common Stock then outstanding and such consents are delivered to Alliance.

    An executed consent card may be revoked at any time by marking, dating, signing and delivering a written revocation before the time that the action authorized by the executed consent becomes effective. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card which is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered to Alliance at the address set forth below under "Special Instructions".

SPECIAL INSTRUCTIONS

    If you were a record holder of shares of Common Stock as of the close of business on the Record Date, you may elect to consent to, withhold consent to or abstain with respect to the Proposal by marking the "CONSENTS", "DOES NOT CONSENT" or "ABSTAIN" box, as applicable, underneath the Proposal on the accompanying consent card and signing, dating and returning it promptly in the enclosed postage-paid envelope.

    If the stockholder has failed to check a box marked "CONSENTS", "DOES NOT CONSENT" or "ABSTAIN" for the Proposal, such stockholder will be deemed to have consented to the Proposal.

    ALLIANCE RECOMMENDS THAT YOU CONSENT TO THE PROPOSAL.

    YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED CONSENT CARD AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

    If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a consent with respect to your shares of Common Stock and only upon receipt of specific instructions from you. Accordingly, you should contact the person responsible for your account and give instructions for the consent card to be signed representing your shares of Common Stock. Alliance urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Alliance at 4380 Boulder Highway, Las Vegas, Nevada 89121 so that Alliance will be aware of all instructions given and can attempt to ensure that such instructions are followed.

                   CERTAIN FINANCIAL AND RELATED INFORMATION

    The Appendix contains historical audited and interim financial statements for Alliance and BGII as well as pro forma financial statements and a supplemental analysis of adjusted operating cash flow (both assuming consummation of the Transaction), the Forecast and Management's Discussion and Analysis of Financial Condition and Results of Operations for Alliance, BGII (results of operations only) and pro forma for the Transaction (liquidity and capital resources only).

                               INDEX TO APPENDIX

                                                                                                         PAGE

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF ALLIANCE GAMING CORPORATION

Independent Auditors' Report........................................................................      F-3
Consolidated Balance Sheets as of June 30, 1994 and 1995............................................      F-4
Consolidated Statements of Operations for the Fiscal Years Ended June 30, 1993, 1994 and 1995.......      F-6
Consolidated Statements of Stockholders' Equity for the Fiscal Years Ended June 30, 1993, 1994 and
 1995...............................................................................................      F-7
Consolidated Statements of Cash Flows for the Fiscal Years Ended June 30, 1993, 1994 and 1995.......      F-8
Notes to Consolidated Financial Statements..........................................................   F-9-F-22

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF ALLIANCE GAMING CORPORATION

Condensed Consolidated Balance Sheets as of June 30, 1995 (audited) and March 31, 1996
 (unaudited)........................................................................................     F-23
Unaudited Condensed Consolidated Statements of Operations for the Nine Months Ended March 31, 1995
 and 1996...........................................................................................     F-24
Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended March 31, 1995
 and 1996...........................................................................................     F-25
Notes to Unaudited Condensed Consolidated Financial Statements......................................   F-26-F-30

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF BALLY GAMING INTERNATIONAL, INC.

Report of Independent Accountants...................................................................     F-31
Consolidated Balance Sheets, December 31, 1994 and 1995.............................................     F-32
Consolidated Statements of Operations for the Years Ended December 31, 1993, 1994 and 1995..........     F-33
Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1993, 1994 and
 1995...............................................................................................     F-34
Consolidated Statements of Cash Flows for the Years Ended December 31, 1993, 1994 and 1995..........     F-35
Notes to Consolidated Financial Statements..........................................................   F-36-F-64

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF BALLY GAMING INTERNATIONAL, INC.

Condensed Consolidated Balance Sheets as of December 31, 1995 (audited) and March 31, 1996
 (unaudited)........................................................................................     F-65
Consolidated Statements of Operations (unaudited) -- for the Three Months Ended March 31, 1995 and
 1996...............................................................................................     F-66
Consolidated Statement of Stockholders' Equity (unaudited) -- for the Three Months Ended March 31,
 1996...............................................................................................     F-67
Condensed Consolidated Statements of Cash Flows (unaudited) -- for the Three Months Ended March 31,
 1995 and 1996......................................................................................     F-68
Notes to Condensed Consolidated Financial Statements (unaudited)....................................   F-69-F-82

OTHER FINANCIAL AND RELATED INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION........................................     F-83
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION...............................     F-87
SUPPLEMENTAL ANALYSIS OF ADJUSTED OPERATING CASH FLOW...............................................     F-92
FORECAST OF OPERATIONS..............................................................................     F-94
SUMMARY OF SIGNIFICANT ASSUMPTIONS AND ACCOUNTING POLICIES FOR THE FORECAST.........................     F-98
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............     F-108
  Introduction......................................................................................     F-108
  Liquidity and Capital Resources of Alliance.......................................................     F-108
  Liquidity and Capital Resources of the Company (Pro Forma)........................................     F-111
  Alliance Results of Operations....................................................................     F-112
  BGII Results of Operations........................................................................     F-117

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Alliance Gaming Corporation

    We have audited the consolidated balance sheets of Alliance Gaming Corporation and subsidiaries as of June 30, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alliance Gaming Corporation and subsidiaries as of June 30, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1995, in conformity with generally accepted accounting principles.

    As discussed in Note 6 to the consolidated financial statements, effective July 1, 1993 Alliance Gaming Corporation adopted the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 109, ACCOUNTING FOR INCOME TAXES.

                                          KPMG Peat Marwick LLP

Las Vegas, Nevada
September 1, 1995

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                                               1994        1995
                                                                                            ----------  ----------
                                                      ASSETS
Current assets:
  Cash and cash equivalents...............................................................  $   37,085  $   13,734
  Securities available for sale...........................................................      12,489      23,680
  Receivables, net........................................................................       5,924       3,316
  Inventories.............................................................................         661         714
  Prepaid expenses........................................................................       4,420       4,148
  Refundable income taxes.................................................................         361         361
  Other...................................................................................          30         156
                                                                                            ----------  ----------
    Total current assets..................................................................      60,970      46,109
                                                                                            ----------  ----------
Property and equipment:
  Land and improvements...................................................................       3,229      17,296
  Building and improvements...............................................................       4,286       8,822
  Gaming equipment........................................................................      30,395      36,396
  Furniture, fixtures and equipment.......................................................       9,632      11,582
  Leasehold improvements..................................................................       5,222       5,372
  Construction in progress................................................................         212          30
                                                                                            ----------  ----------
                                                                                                52,976      79,498
  Less accumulated depreciation and amortization..........................................      24,293      29,146
                                                                                            ----------  ----------
    Property and equipment, net...........................................................      28,683      50,352
                                                                                            ----------  ----------
Other assets:
  Receivables, net........................................................................       4,609       5,309
  Excess of costs over net assets of an acquired business, net of accumulated amortization
   of $295 (1994) and $585 (1995).........................................................       3,789       3,842
  Intangible assets, net of accumulated amortization of $4,145 (1994) and $5,516 (1995)...      13,527      12,405
  Deferred tax assets.....................................................................       1,081       1,399
  Investment in minority owned subsidiary.................................................       2,000       1,585
  Other...................................................................................       4,757       5,347
                                                                                            ----------  ----------
    Total other assets....................................................................      29,763      29,887
                                                                                            ----------  ----------
                                                                                            $  119,416  $  126,348
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                  (Continued)

          See accompanying notes to consolidated financial statements.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES

                             JUNE 30, 1994 AND 1995
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                               1994        1995
                                                                                            ----------  ----------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt....................................................  $    1,504  $    3,995
  Accounts payable........................................................................       1,661       1,758
  Accrued expenses, including related parties of $312 (1994) and $931 (1995)..............       6,879       8,610
                                                                                            ----------  ----------
    Total current liabilities.............................................................      10,044      14,363
                                                                                            ----------  ----------

Long-term debt, less current maturities...................................................      89,222      97,402
Deferred tax liabilities..................................................................       1,218       1,205
Other liabilities.........................................................................       3,587       2,750
                                                                                            ----------  ----------
    Total liabilities.....................................................................     104,071     115,720
                                                                                            ----------  ----------

Commitments and contingencies

Minority interest.........................................................................         246         643
Stockholders' equity:
  Common stock, $.10 par value; authorized 175,000,000 shares; issued 10,505,928 shares
   (1994) and 11,654,150 shares (1995)....................................................       1,051       1,165
  Special stock, $.10 par value; authorized 10,000,000 shares; issued 1,333,333 (1994 and
   1995)..................................................................................         133         133
  Paid-in capital.........................................................................      26,716      32,134
  Unrealized loss on securities available for sale, net...................................        (421)       (316)
  Accumulated deficit.....................................................................     (12,380)    (23,131)
                                                                                            ----------  ----------
    Total stockholders' equity............................................................      15,099       9,985
                                                                                            ----------  ----------
                                                                                            $  119,416  $  126,348
                                                                                            ----------  ----------
                                                                                            ----------  ----------

          See accompanying notes to consolidated financial statements.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

                                                                                  1993        1994        1995
                                                                               ----------  ----------  ----------
                                                                                     (IN THOUSANDS, EXCEPT
                                                                                       PER SHARE AMOUNTS)
Revenues:
  Gaming:
    Routes...................................................................  $   96,282  $  102,830  $  106,827
    Casinos and taverns......................................................      12,526      15,679      21,287
  Food and beverage sales....................................................       4,184       4,480       3,847
  Net equipment sales........................................................          99          65          27
                                                                               ----------  ----------  ----------
                                                                                  113,091     123,054     131,988
                                                                               ----------  ----------  ----------
Costs and expenses:
  Cost of gaming:
    Routes...................................................................      72,614      76,332      79,875
    Casinos and taverns......................................................       8,667      11,871      11,436
  Cost of food and beverage..................................................       2,876       3,084       2,795
  Cost of equipment sales....................................................          49          20          12
  Selling, general & administrative..........................................      12,667      13,555      14,633
  Business development expenses..............................................         900       1,192       7,843
  Corporate expenses.........................................................       6,191       7,882       9,735
  Bad debt expense...........................................................         461         705         400
  Loss on abandoned small casinos............................................      --           3,713      --
  Loss on abandoned taverns..................................................      --           2,638      --
  Depreciation and amortization..............................................       8,718       9,530       9,520
                                                                               ----------  ----------  ----------
                                                                                  113,143     130,522     136,249
                                                                               ----------  ----------  ----------
Operating loss...............................................................         (52)     (7,468)     (4,261)
Other income (expense):
  Interest income............................................................         998       2,084       2,798
  Interest expense...........................................................      (5,046)     (6,830)     (8,133)
  Minority share of income...................................................      --            (506)       (397)
  Equity in income of affiliate..............................................      --          --              31
  Other, net.................................................................         450        (167)       (524)
                                                                               ----------  ----------  ----------
Loss before income taxes.....................................................      (3,650)    (12,887)    (10,486)
Income tax expense...........................................................      --            (241)       (265)
                                                                               ----------  ----------  ----------
Net loss.....................................................................  $   (3,650) $  (13,128) $  (10,751)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Net loss per common share....................................................      $(0.38)     $(1.28)     $(0.95)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Weighted average common shares outstanding...................................       9,696      10,251      11,300
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

          See accompanying notes to consolidated financial statements.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995
                                 (IN THOUSANDS)

                                                                                                            UNREALIZED
                                                                                                  RETAINED   LOSS ON
                                        TOTAL        COMMON STOCK      SPECIAL STOCK              EARNINGS  SECURITIES
                                     STOCKHOLDERS'  ---------------   ----------------   PAID-IN  (ACCUMULATED AVAILABLE
                                        EQUITY      SHARES  DOLLARS   SHARES   DOLLARS   CAPITAL  DEFICIT)   FOR SALE
                                     ------------   ------  -------   ------   -------   -------  --------  ----------
Balances, June 30, 1992............    $23,661      9,409   $  942     --       $ --     $18,321  $4,398      $--
  Net loss.........................     (3,650)      --       --       --       --         --     (3,650  )   --
  Common stock warrants issued.....        559       --       --       --       --           559    --        --
  Shares issued upon exercise of
   options.........................      2,096        591       59     --       --         2,037    --        --
                                     ------------   ------  -------   ------   -------   -------  --------    -----
Balances, June 30, 1993............     22,666      10,000   1,001     --       --        20,917     748      --
  Net loss.........................    (13,128)      --       --       --       --         --     (13,128 )   --
  Shares issued for acquisitions...        249        112       11     --       --           238    --        --
  Common stock warrants issued.....        116       --       --       --       --           116    --        --
  Cost of private placement........       (201)      --       --       --       --          (201)   --        --
  Net change in unrealized loss on
   securities available for sale...       (421)      --       --       --       --         --       --         (421)
  Shares issued for capital
   infusion........................      4,999       --       --      1,333      133       4,866    --        --
  Shares issued upon exercise of
   options.........................        819        394       39     --       --           780    --        --
                                     ------------   ------  -------   ------   -------   -------  --------    -----
Balances, June 30, 1994............     15,099      10,506   1,051    1,333      133      26,716  (12,380 )    (421)
  Net loss.........................    (10,751)      --       --       --       --         --     (10,751 )   --
  Shares issued for acquisitions...      3,754        712       71     --       --         3,683    --        --
  Compensatory stock issued........      1,313        250       25     --       --         1,288    --        --
  Net change in unrealized loss on
   securities available for sale...        105       --       --       --       --         --       --          105
  Shares issued upon exercise of
   options.........................        465        186       18     --       --           447    --        --
                                     ------------   ------  -------   ------   -------   -------  --------    -----
Balances, June 30, 1995............    $ 9,985      11,654  $1,165    1,333     $133     $32,134  $(23,131)   $(316)
                                     ------------   ------  -------   ------   -------   -------  --------    -----
                                     ------------   ------  -------   ------   -------   -------  --------    -----

          See accompanying notes to consolidated financial statements.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

                                                                                        1993       1994       1995
                                                                                      ---------  ---------  ---------
                                                                                          (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
  Net loss..........................................................................  $  (3,650) $ (13,128) $ (10,751)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization...................................................      8,718      9,530      9,520
    Loss on abandoned casinos.......................................................     --          3,713     --
    Loss on abandoned taverns.......................................................     --          2,638     --
    Write-off of other assets.......................................................        149      1,817      2,796
    Provision for losses on receivables.............................................        461        705        400
    Amortization of debt discounts..................................................        265        292        297
    Undistributed earnings of affiliate.............................................     --         --            (31)
    Non-cash stock compensation expense.............................................     --         --          1,313
  Net change in operating assets and liabilities:
  (Increase) decrease in:
    Inventories.....................................................................       (233)        78        (40)
    Prepaid expenses................................................................      1,475       (519)       381
    Refundable income taxes.........................................................        766       (361)    --
    Other...........................................................................        305        254       (126)
  Increase (decrease) in:
    Accounts and slot contracts payable.............................................     (2,378)       269       (447)
    Accrued and deferred income taxes...............................................     --            137       (137)
    Other liabilities, including minority interest..................................       (153)       511        397
    Accrued expenses................................................................        184      3,126     (2,615)
                                                                                      ---------  ---------  ---------
      Net cash provided by operating activities.....................................      5,909      9,062        957
                                                                                      ---------  ---------  ---------
Cash flows from investing activities:
  Additions to property and equipment...............................................     (5,092)    (5,385)    (8,887)
  Proceeds from sale of property and equipment......................................        257      1,466        351
  Additions to receivables..........................................................     (8,715)   (18,801)    (8,970)
  Cash collections on receivables...................................................      7,925     17,541     10,315
  Net cash provided by acquisition of business......................................     --         --          2,481
  Acquisition of securities available for sale......................................     --        (12,910)   (11,086)
  Acquisition of partnership interests..............................................     --         (2,000)    (1,585)
  Additions to intangible assets....................................................        (77)    (5,179)      (390)
  Additions to other long-term assets...............................................     (3,296)    (2,031)    (3,877)
                                                                                      ---------  ---------  ---------
      Net cash (used in) investing activities.......................................     (8,998)   (27,299)   (21,648)
                                                                                      ---------  ---------  ---------
Cash flows from financing activities:
  Proceeds from long-term debt, net of expenses.....................................      1,941     81,984     --
  Issuance of common stock warrants.................................................        559        116     --
  Reduction of long-term debt.......................................................     (2,167)   (41,776)    (3,125)
  Issuance of special stock, net of costs...........................................     --          4,799     --
  Issuance of common stock..........................................................      2,097        619        465
                                                                                      ---------  ---------  ---------
      Net cash (used in) provided by financing activities...........................      2,430     45,742     (2,660)
                                                                                      ---------  ---------  ---------
Cash and cash equivalents:
  Increase (decrease) for year......................................................       (659)    27,505    (23,351)
  Balance, beginning of year........................................................     10,239      9,580     37,085
                                                                                      ---------  ---------  ---------
      Balance, end of year..........................................................  $   9,580  $  37,085  $  13,734
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS

  DESCRIPTION OF BUSINESS

    Alliance Gaming Corporation and its subsidiaries (collectively, the "Company") are presently engaged in gaming device route operations in Nevada and in the greater New Orleans, Louisiana area; casino operations in Nevada and Mississippi; and the design, manufacture and refurbishment of gaming devices.

  PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of Alliance Gaming Corporation, its wholly-owned subsidiaries and indirect subsidiaries and its partially owned, controlled subsidiaries. In the case of Video Services, Inc. ("VSI"), the Company owns 490 shares of Class B voting stock, which constitutes 100% of the voting stock, of VSI. The Company is entitled to receive 71% of dividends declared by VSI, if any, at such time that such dividends are declared. In July 1994, the Company acquired a 45% limited partnership interest in the Rainbow Casino-Vicksburg Partnership. Accordingly, the Company accounted for its investment in this partnership under the equity method until March 29, 1995 at which time the Company increased its partnership interest and assumed the general partnership position (see Note 11). Effective March 29, 1995, the results of operations of the Rainbow Casino have been included in the accompanying consolidated financial statements. All significant intercompany accounts and transactions have been eliminated.

  REVENUE RECOGNITION

    In accordance with industry practice, the Company recognizes gaming revenues as the net win from route, casino and tavern operations, which is, for gaming devices, the difference between coins and currency deposited into the devices and payments to customers and, for other games, the difference between gaming wins and losses. The Company recognizes total net win from gaming devices as revenues for gaming routes which operate under revenue-sharing arrangements and revenue-sharing payments as a cost of gaming routes. The Company recognizes revenue from parts and equipment sales to outside purchasers when the products are shipped.

  LOCATION RENT EXPENSE

    For financial statement purposes, the Company recognizes expenses for fixed periodic rental payments (including scheduled increases) made in connection with route operation space lease arrangements or sublease agreements on a straight line basis over the term of the agreement including any extension periods which are expected to be exercised. Contingent periodic rental payments are expensed in the period incurred.

  CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Such investments of $29,799,000 (1994) and $5,238,000 (1995) are included in cash and cash equivalents and are carried at cost, which approximates market value.

  SECURITIES AVAILABLE FOR SALE

    Effective January 1, 1994, the Company adopted Financial Accounting Standard No. 115. For fiscal years beginning after December 15, 1993, Statement 115 requires that, except for debt securities classified as "held-to-maturity" securities, investments in debt and equity securities should be reported at fair market value. The Company has designated certain securities as being available for sale. Securities are designated as available for sale at the time of their purchase. The Company determines which securities are available for sale by evaluating whether such securities would be sold in response to liquidity needs, asset/liability management and other factors. Securities available for sale are recorded at market value with the resulting unrealized gains and losses being recorded, net of tax, as a component of stockholders' equity. Gains or losses on these securities are determined using the specific identification method.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS (CONTINUED)
  INVENTORIES

    Inventories are stated at the lower of cost or market and are determined by the first-in, first out method.

  PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are depreciated and amortized over their estimated useful lives or lease terms, if less, using the straight line method as follows:

                                                                       31-39
Building and improvements.......................................       years
Gaming equipment................................................   5-7 years
Furniture, fixtures and equipment...............................  3-10 years
Leasehold improvements..........................................  5-20 years

  EXCESS OF COSTS OVER NET ASSETS OF AN ACQUIRED BUSINESS

    Excess of costs over net assets of an acquired business is the excess of the cost over the value of net tangible assets of an acquired business and is generally amortized on the straight-line method over a period of 40 years. In the case of the Company's majority-owned subsidiary, Native American Investments, Inc., where the assets acquired are largely intangible, the Company has elected a 10-year amortization period representing the estimated life of the rights acquired, consisting principally of contracts to conduct gaming operations on Indian lands.

    At each balance sheet date, management evaluates the realizability of goodwill based on expectations of non-discounted cash flows and operating income for each subsidiary having a material goodwill balance. Based upon its most recent analysis, management believes that no material impairment of goodwill exists at June 30, 1995.

  INTANGIBLE ASSETS

    Intangible assets consist primarily of costs associated with the acquisition of location leases which are capitalized and amortized using the straight-line method over the terms of the leases, ranging from one to 40 years, with an average life of approximately 11 years. Intangible assets for fiscal 1995 includes approximately $4,547,000 of commissions, discounts and other capitalized costs related to the issuance of the Company's 7.5% Convertible Subordinated Debentures due 2003, net of approximately $957,000 of accumulated amortization. At June 30, 1994, intangible assets includes $4,993,000 of such costs, net of $405,000 of accumulated amortization. Such amounts are being amortized over the term of the debentures.

    The carrying value of intangible assets is periodically reviewed by management and impairment losses are recognized when the expected non-discounted future operating cash flows derived from such intangible assets are less than their carrying value.

  OTHER ASSETS

    Other assets includes assets held for sale, long-term deposits and other non-current assets. In fiscal 1993, the Company paid to certain property owners a $2,500,000 refundable deposit to operate gaming devices at their location. Additionally, other assets are presented net of valuation allowances of $1,763,000 and $631,000 at June 30, 1994 and 1995, respectively.

  LOSS PER SHARE OF COMMON STOCK

    Loss per share of common stock has been computed based on the weighted average number of shares of common stock outstanding. Fully diluted earnings per share is not presented because the effect would be anti-dilutive.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS (CONTINUED)
  INCOME TAXES

    In February 1992, the Financial Accounting Standards Board issued Financial Accounting Standard No. 109 ACCOUNTING FOR INCOME TAXES. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Effective July 1, 1993, the Company adopted Statement 109. The Company previously used the asset and liability method under Statement 96.

  RECLASSIFICATIONS

    Certain reclassifications have been made to prior year financial statements to conform with the current year presentation.

2.  RECEIVABLES
    The Company's gaming route operations from time to time involve making loans to location operators in order to participate in revenues over extended periods of time. The loans, made for build-outs, tenant improvements and initial operating expenses are generally secured by the personal guarantees of the operators and the locations' assets. The majority of the loans are interest bearing and are expected to be repaid over a period of time not to exceed the life of the revenue sharing arrangement. The loans have varying payment terms, with weekly payment amounts ranging from $200 to $1,440 and monthly payment amounts ranging from $200 to $18,780. Interest rates on the loans range from prime plus 1.50% to stated rates of 12% with various due dates ranging from July 1995 to April 2007. The loans are expected to be repaid from the locations' cash flows or proceeds from the sale of the leaseholds.

    Receivables at June 30 consist of the following:

                                                                             1994       1995
                                                                           ---------  ---------
                                                                              (IN THOUSANDS)
Notes receivable-location operators......................................  $   8,319  $   7,760
Other receivables........................................................      2,214        865
                                                                           ---------  ---------
                                                                              10,533      8,625
Less current amounts.....................................................      5,924      3,316
                                                                           ---------  ---------
Long-term receivables, excluding current amounts.........................  $   4,609  $   5,309
                                                                           ---------  ---------
                                                                           ---------  ---------

    Receivables are presented net of an allowance for doubtful accounts of $1,389,000 and $1,659,000 as of June 30, 1994 and 1995, respectively. The allowance is allocated between current and long-term receivables on a pro rata basis related to notes receivable from location operators.

    During fiscal 1994, the Company cancelled certain sublease agreements as a result of defaults by payors in making payments and acquired title to the assets and operating rights to the tavern locations in exchange for releases of the customers' debt owed to the Company. During fiscal 1994, interest income of approximately $48,000 was recognized on these receivables. Total interest income of $130,000 would have been recognized if the receivables had been current in accordance with their original terms. The total initial investment in these tavern locations of approximately $2,011,000 includes the net receivables of approximately $1,362,000 and other assets of $649,000. No such transactions were completed in fiscal 1995. Management of the Company has determined the fair value of the locations' assets from knowledge of sales

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

2.  RECEIVABLES (CONTINUED)
of comparable establishments and expertise acquired from operating its gaming devices at similar locations. Due to the Company's decision to dispose of the currently operated small independent tavern operations, certain reserves and write downs were recognized in fiscal 1994 results of operations.

    Management believes properly managing the disposal of these operations will protect the Company's existing contractual arrangements from the tavern locations as well as assure their continued operation while preserving the Company's investment. Management cannot estimate when or how many of these locations will be obtained and subsequently disposed.

3.  LOSS ON ABANDONMENT OF SMALL CASINOS AND TAVERNS
    In fiscal 1994, due to continuing losses from operations, negative cash flows and incompatibility with the Company's long-term growth strategy, the Company's Board of Directors resolved to 1) exit the downtown Las Vegas gaming market and 2) dispose of the currently operated small independent taverns on commercially reasonable terms as market conditions warrant.

    As a result of the decision to exit the downtown Las Vegas gaming market, the Company substantially reduced operations at both the Trolley Stop Casino and Miss Lucy's Gambling Hall & Saloon. Included in the 1994 statements of operations are total expenses of approximately $3,246,000 related to these actions. The total charge included approximately $488,000 related to the write-down of assets and approximately $2,758,000 representing primarily the present value of the future lease payments net of estimated future sublease income.

    The decision to withdraw from the tavern business resulted in expenses of approximately $2,638,000 being recognized in fiscal 1994. Approximately $1,813,000 of the total amount was related to the write down of assets while approximately $825,000 represented primarily the present value of the future lease payments net of estimated future sublease income. The Company has entered into an agreement to sell all of its tavern locations to an unaffiliated third party. The sale is contingent upon, among other conditions, approval by Nevada gaming authorities.

    In addition to the items noted above, the Company's lease on the Mizpah Hotel and Casino has a remaining term of approximately 7.5 years with an option on the Company's behalf to terminate the lease arrangement with 120 days written notice at any time after December 31, 1995. The Company has notified the landlord of the Mizpah of its intention to exercise the termination clause of the lease at that time. As a result of this decision, the Company recognized an expense of $467,500 in fiscal 1994.

4.  DEBT
    Long-term debt at June 30 consists of the following:

                                                                                     1994        1995
                                                                                  ----------  ----------
                                                                                      (IN THOUSANDS)
7.5% Convertible subordinated debentures due 2003, unsecured....................  $   85,000  $   85,000
Due to stockholder, net of discount of $983,709 (1994) and $747,619 (1995),
 secured by the assets of VSI...................................................       4,390       3,309
Hospitality Franchise Systems, secured by the assets of Rainbow Vicksburg.......      --           9,065
Other, secured by related equipment.............................................       1,336       4,023
                                                                                  ----------  ----------
                                                                                      90,726     101,397
Less current maturities.........................................................       1,504       3,995
                                                                                  ----------  ----------
Long-term debt, less current maturities.........................................  $   89,222  $   97,402
                                                                                  ----------  ----------
                                                                                  ----------  ----------

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

4.  DEBT (CONTINUED)
    Accrued interest of approximately $1,893,000 (1994) and $1,991,000 (1995) is included in accrued expenses in the Consolidated Balance Sheets. Included in these amounts are $30,343 (1994) and $27,813 (1995) due to affiliates of Alfred
H. Wilms, principal stockholder and member of the Board of Directors of the Company, related to funding of VSI's gaming device route operations.

    In September 1993, the Company completed the private placement of $85,000,000 aggregate principal amount of its 7.5% Convertible Subordinated Debentures due 2003. The debentures pay interest semi-annually on March 15 and September 15. These debentures are convertible at any time into shares of the Company's common stock at a conversion price of $10 per share (equivalent to a conversion rate of 100 shares per $1,000 principal amount of debentures), subject to adjustment. Upon certain defined events, including a change of control, holders of the debentures have the right to require the Company to redeem the debentures for cash at the rate of 101% of principal amount plus accrued interest. The debentures are redeemable at predetermined redemption prices, in whole or in part, at the option of the Company for cash at any time on and after September 15, 1995 if the market price of the common stock exceeds 250% of the conversion price for 20 out of any 30 consecutive trading days or at any time on and after September 15, 1996.

    In March 1992, Alfred H. Wilms, director and principal stockholder (and then Chairman of the Board of Directors and Chief Executive Officer) of the Company, committed to provide or cause others to provide a $6,500,000 five year subordinated loan to VSI, the Company's controlled subsidiary which loan has been funded in full and is secured by a subordinated interest in all of VSI's present and future personal property. Until August 1993, the loan required quarterly payments of interest. In August 1993, the loan agreement was amended to extend the maturity of the loan to September 1, 1998 and to require quarterly payments of principal and interest. Interest on the loan accrues at the rate of 200 basis points above the 90-day London Inter Bank Offered Rate, adjusted quarterly. At June 30, 1995 the interest rate for the note was 8.2275%.

    During 1995, Hospitality Franchise Systems, Inc. ("HFS") agreed to loan $7,750,000 to the Company's majority controlled subsidiary RCVP in connection with the construction of the Rainbow Casino. The loan amount was subsequently increased to $10,000,000. The note bears interest at 7.5% per annum and requires monthly payments of principal and interest over an 24 month period. In exchange for funding this loan, HFS is also entitled to receive a monthly royalty fee equal to 12% of the casino's gaming revenues. Included in the consolidated results of operations for fiscal 1995 are approximately $810,000 of such royalties.

    Maturities of long-term debt for each of the five years ending subsequent to June 30, 1995 are as follows:

1996...........................................................  $3,995,000
1997...........................................................   3,927,000
1998...........................................................   2,825,000
1999...........................................................   1,670,000
2000...........................................................   1,723,000
Thereafter.....................................................  87,257,000

5.  STOCKHOLDERS' EQUITY
    The Company's Articles of Incorporation authorize the issuance of up to 10,000,000 shares of special stock, par value $.10 per share ("Special Stock"). Special Stock consists of non-voting stock where no holder of the Special Stock shall be entitled to vote at any meeting of stockholders or otherwise, except as otherwise may be specifically provided by law or as approved by the Board of Directors in certain limited circumstances at the time of the stock issuance. The Special Stock may be issued from time to time in one or more series, each series having such designations, preferences and relative, participating, optional or other special rights,

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

5.  STOCKHOLDERS' EQUITY (CONTINUED)
qualifications, limitations or restrictions as shall be stated and expressed in the resolution providing for the issuance of Special Stock or any series thereof adopted by the Board of Directors. The Board has designated an initial series of Special Stock as "Non-voting Junior Convertible Special Stock" which consists of 1,333,333 shares (the "Initial Series"). The Company's Articles of Incorporation provide that the Initial Series is intended to have the same rights as the Common Stock except that the Initial Series has no voting rights and a $.01 per share liquidation preference. At June 30, 1995, only the Initial Series of Special Stock was outstanding. The Initial Series is convertible on a share for share basis into shares of Common Stock of the Company.

    In 1984, the Company created an Employee Stock Option Plan (the "1984 Plan") that provides for the issuance of up to 2,000,000 shares of common stock to Company employees and directors. At June 30, 1995, there were incentive stock options covering 207,000 shares and non-qualified stock options covering 10,000 shares outstanding under the 1984 Plan.

    At June 30, 1994 there were incentive stock options covering 376,000 shares and non-qualified stock options covering 15,000 shares outstanding under the 1984 Plan. Generally, options are granted at the fair market value of the Company's Common Stock at the date of the grant and become exercisable over five years.

    In 1992, the Company created the 1991 Long Term Incentive Plan (the "Incentive Plan") that, as amended, provides for the issuance of up to 3,000,000 shares of common stock to Company employees and directors. At June 30, 1995 there were incentive stock options covering 2,400,834 shares outstanding under the Incentive Plan. At June 30, 1994 there were incentive stock options covering 1,099,500 shares outstanding under the Incentive Plan. Generally, options are granted at the fair market value of the Company's Common Stock at the date of the grant and become exercisable over five years.

    Transactions involving stock options are summarized as follows:

                                                                                OPTIONS OUTSTANDING
                                                                             --------------------------
                                                                               SHARES    EXERCISE PRICE
Balance, June 30, 1992.....................................................   1,546,150    1.375- 8.750
  Granted..................................................................     300,000    5.875- 8.750
  Exercised................................................................    (590,700)   1.375- 4.875
  Cancelled................................................................      (3,600)          3.875
                                                                             ----------
Balance, June 30, 1993.....................................................   1,251,850    1.375- 8.750
  Granted..................................................................     690,500    6.500-10.125
  Exercised................................................................    (393,850)   1.625- 4.000
  Cancelled................................................................     (58,000)   2.125- 4.000
                                                                             ----------
Balance, June 30, 1994.....................................................   1,490,500    1.375-10.125
  Granted..................................................................   1,598,334    5.750- 8.000
  Exercised................................................................    (186,000)   1.375- 4.000
  Cancelled................................................................    (285,000)   3.500-10.000
                                                                             ----------
Balance, June 30, 1995.....................................................   2,617,834    1.625- 9.250
                                                                             ----------
                                                                             ----------
Exercisable at June 30, 1995...............................................     825,600    1.625- 9.250
                                                                             ----------
                                                                             ----------

    Also at June 30, 1995, Mr. Wilms held warrants to purchase 2,000,000 shares of Common Stock at $2.50 per share, subject to adjustment. These warrants were issued in connection with the funding of the $6,500,000 five year subordinated loan for VSI.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

5.  STOCKHOLDERS' EQUITY (CONTINUED)
    Upon closing of the private placement of the Company's 7.5% Convertible Subordinated Debentures and the $5 million equity investment by Kirkland-Ft. Worth Investment Partners, L.P. ("Kirkland") on September 21, 1993, the Company issued warrants to purchase up to 2,750,000 shares of Common Stock at $1.50 per share to Kirkland. These warrants are exercisable one year after the grant date and only after the market price of the Common Stock reaches certain predetermined levels. Under the same terms, the Company issued warrants to purchase 1,250,000 and 30,000 shares of Common Stock to Gaming Systems Advisors, L.P. ("GSA") and L.H. Friend, Weinress & Frankson, Inc. ("Friend"), respectively. The Company also issued warrants to purchase 500,000 and 250,000 shares of Common Stock at $8.25 per share to the initial purchasers of the Debentures, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Oppenheimer & Co., Inc. ("Oppenheimer"), respectively. Under the same general terms and conditions, DLJ may earn warrants to purchase an additional 250,000 shares of the Company's Common Stock. In fiscal 1995, in connection with the commencement of their employment with the Company, Steve Greathouse, the Company's Chairman of the Board, President and Chief Executive Officer and Dr. Craig Fields, Vice Chairman of the Board were each granted warrants to purchase 250,000 shares of common stock on the same terms as the Kirkland warrants described above.

    As of June 30, 1995, none of the warrants granted to Kirkland, GSA, Friend, Greathouse or Fields are exercisable.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

6.  INCOME TAXES
    The Company generally accounts for income taxes and files its income tax returns on a consolidated basis. However, VSI, in which the Company holds 100% of the voting interests, has previously filed its income tax returns on a separate basis and was not consolidated for tax purposes. During the quarter ended December 31, 1994, the Company determined that VSI can be consolidated for tax purposes. As a result, the Company filed for and has received a refund of estimated income taxes paid for fiscal year 1994.

    Effective July 1, 1993, the Company adopted Financial Accounting Standard No. 109 ACCOUNTING FOR INCOME TAXES, prospectively. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    The federal and state income tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at June 30, 1995 and 1994 are presented below.

                                                                                     1994        1995
                                                                                  ----------  ----------
                                                                                      (IN THOUSANDS)
Deferred Tax Assets:
  Net Operating Loss Carryforwards..............................................  $    8,495  $   12,470
  Inventory Obsolescence Reserve................................................         578         179
  Receivables, Bad Debt Allowance...............................................         472         564
  Organization and Start-up Costs...............................................         267         172
  Reserves for abandoned projects...............................................       1,577       1,356
  Other.........................................................................         307         566
                                                                                  ----------  ----------
Total gross deferred tax assets.................................................      11,696      15,307
Less valuation allowance........................................................      10,615      13,908
                                                                                  ----------  ----------
Net deferred tax assets.........................................................  $    1,081  $    1,399
                                                                                  ----------  ----------
Deferred tax liabilities:
  Property and equipment, principally due to depreciation differences...........       1,218       1,399
                                                                                  ----------  ----------
Total gross deferred tax liabilities (in 1995, $194 is included in accrued
 expenses)......................................................................       1,218       1,399
                                                                                  ----------  ----------
Net deferred tax assets (liabilities)...........................................  $     (137) $   --
                                                                                  ----------  ----------
                                                                                  ----------  ----------

    The valuation allowance for deferred tax assets as of June 30, 1994 was $10,615,000. The net change in the total valuation allowance for the twelve months ended June 30, 1995 was an increase of $3,293,000.

    At June 30, 1995, the Company has estimated net operating loss carryforwards for federal income tax purposes of approximately $36,678,000 which are available to offset future federal taxable income, if any, expiring in the years 2007 through 2010.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

6.  INCOME TAXES (CONTINUED)
    A reconciliation of the Company's provision for income tax expense as compared to the tax benefit calculated by applying the statutory federal tax rate to the loss before income taxes follows.

                                                                                       1994       1995
                                                                                     ---------  ---------
                                                                                        (IN THOUSANDS)
Statutory Rate.....................................................................  $  (4,202) $  (3,565)
Meals, entertainment...............................................................          3         27
State Income Taxes.................................................................         33         67
Tax losses for which no current benefit is recognized..............................      4,385      3,736
Alternative Minimum Tax............................................................         22     --
                                                                                     ---------  ---------
                                                                                     $     241  $     265
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    The components of the Company's income tax expense for the year ended June 30, 1995 are:

                                                                                       1994       1995
                                                                                     ---------  ---------
                                                                                        (IN THOUSANDS)
Federal--current...................................................................  $      73  $  --
State--current.....................................................................         31        102
Federal--deferred..................................................................        118        163
State--deferred....................................................................         19     --
                                                                                     ---------  ---------
    Total..........................................................................  $     241  $     265
                                                                                     ---------  ---------
                                                                                     ---------  ---------

7.  STATEMENTS OF CASH FLOWS
    The following supplemental information is related to the Consolidated Statements of Cash Flows. In fiscal 1995, the Company reclassified approximately $212,000 from receivables to intangible assets and reclassified other assets of approximately $1,099,000 to property and equipment ($1,074,000) and receivables ($25,000). Additionally, numerous non-cash items related to the Company's acquisition of the general partnership interest in RCVP impacted the statement of cash flows. The most significant of these non-cash items included non-cash additions to property, plant and equipment of approximately $23,400,000 and additions to total debt of approximately $13,839,000. See also Note 11.

    In fiscal 1994, the Company reclassified approximately $1,445,000 of accounts receivable to intangible assets ($1,393,000) and property and equipment ($52,000) on a net basis.

    Payments for interest expense in 1993, 1994 and 1995 were approximately $4,408,000, $4,690,000 and $7,102,000 respectively.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

8.  INTERIM FINANCIAL INFORMATION (UNAUDITED)
    Following is the unaudited quarterly results of the Company for the years ended June 30, 1994 and 1995. This information is not covered by the Independent Auditors' Report.

                                                                                                PRIMARY
                                                                                                INCOME
                                                                         TOTAL    NET (LOSS)  (LOSS) PER
                                                                       REVENUES     INCOME       SHARE
                                                                       ---------  ----------  -----------
                                                                       (DOLLARS IN THOUSANDS, EXCEPT PER
                                                                                 SHARE AMOUNTS)
1994
First Quarter........................................................  $  28,419  $   (1,376)  $    (.14)
Second Quarter.......................................................     30,566      (1,221)       (.12)
Third Quarter........................................................     31,807         847         .08
Fourth Quarter.......................................................     32,262     (11,378)      (1.09)
1995
First Quarter........................................................  $  30,824  $   (1,926)  $    (.18)
Second Quarter.......................................................     31,514      (3,090)       (.28)
Third Quarter........................................................     31,439      (1,775)       (.16)
Fourth Quarter.......................................................     38,211      (3,960)       (.34)

    The sum of the income (loss) per share for the four quarters, which are based on average shares outstanding during each quarter, does not equal income
(loss) per share for the year, which is based on average shares outstanding during the year.

9.  RELATED PARTY TRANSACTIONS
    The Company sold products to Seeben N.V., a company in which Alfred H. Wilms is the brother of a member of the company's board of directors. Sales to this company were approximately $2,000 (1993), $6,000 (1994) and $0 (1995). No accounts receivable were due from this company at June 30, 1994 or June 30, 1995. Sales prices and terms were similar to those of non-affiliated persons.

    In March 1992, Alfred H. Wilms, a director and principal stockholder (and then Chairman and Chief Executive Officer of the Company), committed to provide or cause others to provide a $6,500,000 five year, unsecured, subordinated loan to VSI, a majority-controlled subsidiary of the Company engaged in the Company's Louisiana gaming device route operations. As consideration for this commitment, the Company issued to Mr. Wilms five year warrants to purchase 200,000 shares of Common Stock at $2.50 per share subject to certain adjustments, and agreed to issue an additional warrant to purchase 1,800,000 shares of Common Stock at $2.50 per share subject to certain adjustments upon complete funding of the loan. At June 30, 1993 approximately $6,000,000 of the loan had been funded. The remaining $500,000 was funded in October 1993 at which time the Company issued to Mr. Wilms the additional warrant for 1,800,000 shares of common stock.

    David Robbins, a director appointed to the Board in July 1994, as a designee of Kirkland Investment Corporation ("KIC"), is employed by the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel which has represented the Company in various matters related to the Company's growth strategy and its transactions with Kirkland and KIC. The Company paid fees of approximately $1,046,000 and $493,000 to such firm in fiscal 1994 and fiscal 1995, respectively.

    In connection with the agreements with KIC (100% owned by Joel Kirschbaum) and its affiliates and related transactions, the Company has paid to or on behalf of Kirkland and its affiliates a total of approximately $346,000 in fiscal 1994 and $597,000 in fiscal 1995 primarily for reimbursement of expenses incurred on behalf of the Company.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

9.  RELATED PARTY TRANSACTIONS (CONTINUED)
    In 1993 and 1994 the Company entered into employment agreements with certain key employees. These agreements range from one to three years in length and cover certain other terms of employment including compensation. As a condition of his employment, in April 1995 the Company issued 250,000 shares of common stock to Steve Greathouse, the Company's Chairman, President and Chief Executive Officer and recognized a non-cash charge of $1,313,000 related to this transaction.

10. COMMITMENTS AND CONTINGENCIES
    The Company leases office space, equipment, warehouse and repair facilities,
gaming  route  locations,  casino  and  other  locations  under   non-cancelable
operating leases.

    Future minimum rentals under non-cancelable operating leases at June 30, 1995 are:

                                                                            TOTAL
                                                                           MINIMUM     SUBLEASE    NET MINIMUM
YEAR ENDED JUNE 30                                                         RENTALS      INCOME       RENTALS
- -----------------------------------------------------------------------  -----------  -----------  -----------
                                                                                    (IN THOUSANDS)
1996...................................................................   $   8,828    $     921    $   7,907
1997...................................................................       6,462          842        5,620
1998...................................................................       6,173          809        5,364
1999...................................................................       5,623          758        4,865
2000...................................................................       3,737          598        3,139
Thereafter.............................................................      34,349        2,757       31,592
                                                                         -----------  -----------  -----------
                                                                          $  65,172    $   6,685    $  58,487
                                                                         -----------  -----------  -----------
                                                                         -----------  -----------  -----------

    Certain gaming route location leases provide only for contingent rentals based upon a percentage of gaming revenue and are cancelable at any time by either party.

    Operating lease rental expense, including contingent lease rentals, for years ended June 30 was as follows:

                                                                           1993       1994       1995
                                                                         ---------  ---------  ---------
                                                                                 (IN THOUSANDS)
Minimum rentals........................................................  $  11,727  $  13,743  $   9,704
Contingent rentals.....................................................     49,621     55,910     58,113
                                                                         ---------  ---------  ---------
                                                                            61,348     69,653     67,817
Sublease rental income.................................................       (850)    (1,004)    (1,192)
                                                                         ---------  ---------  ---------
                                                                         $  60,498  $  68,649  $  66,625
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

    These   amounts  are  included  in  the  cost  of  gaming  revenues  on  the accompanying Consolidated Statements of Operations.

    In April, 1990, the Company entered into a ten year lease to operate a non-restricted gaming location in Las Vegas, Nevada. The lease commencement date was scheduled to begin no later than 90 days after the construction had been finalized. In January, 1991, the Company received notice that the construction was complete; however, upon review of the property, the Company did not believe that construction had been completed. In August, 1992, the lessor filed a suit against the Company seeking compensatory and exemplary damages totalling $18,700,000. In fiscal 1992, the Company had accrued a $480,000 liability representing back rent owed to the lessor. In February, 1993 the lawsuit was settled and the Company paid the lessor $425,000 in return for resolution of all prior and current disputes regarding the lease terms. The lease calls for monthly rentals of approximately $31,000 and provides for annual increases based on certain indices. At

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)
June 30, 1992, the Company sublet the property to a location operator in exchange for the right to operate gaming devices at the property under a space lease arrangement for a period of 10 years beginning December, 1992.

    The Company and Casino Magic Corporation, through wholly owned subsidiaries, are members in Kansas Gaming Partners, LLC ("KGP") and Kansas Financial Partners, LLC ("KFP"), both Kansas limited liability companies. Under an option agreement granted to KGP by Camptown Greyhound Racing, Inc. ("Camptown"), KGP has been granted the exclusive right to operate gaming devices and/or casino-type gaming at Camptown's facility if and when such gaming is permitted in Kansas. In September 1994, the Kansas Racing Commission approved a revised financing proposal submitted by Camptown that would facilitate completion of construction of a greyhound racing facility on the 320 acre site in Frontenac, Kansas. Camptown has received a $3,205,000 loan commitment which has been guaranteed by KFP. In December 1994, the Company invested $1,580,000 in KFP for its portion of the loan guarantee which was made in the form of a certificate of deposit. The Company owns 50% of the equity of KFP which is accounted for under the equity method. The Company has not guaranteed the obligations of KFP. Construction of Camptown's racing facility has been completed and the facility opened for business in May 1995. Camptown's obligation to begin to repay the loan guaranteed by KFP commenced in June 1995 with interest only payments. Principal repayment is scheduled to commence in June 1996. There can be no assurance as to the successful completion or operation of any part of this project.

    The Company is also involved in various claims and legal actions arising in the ordinary course of business. Management of the Company believes that the ultimate outcome of these matters will not have a material adverse effect on the Company's consolidated financial statements taken as a whole.

11. ACQUISITIONS
    On July 12, 1994, the Rainbow Casino located in Vicksburg, Mississippi permanently opened for business. Through a wholly-owned subsidiary, the Company originally purchased a 45% limited partnership interest in RCVP, a Mississippi limited partnership which owns the casino, all assets (including the gaming equipment) associated with the casino and certain adjacent parcels of land. As consideration for its 45% limited partnership interest, the Company paid $2,000,000 in cash and issued 600,000 shares of its common stock to RCC and its two shareholders. The 55% general partnership interest in RCVP was held by RCC. In connection with the completion of the casino, the Company funded a $3,250,000 advance to RCC on the same terms as RCC's financing from Hospitality Franchise Systems, Inc. ("HFS") (other than the fact that such advance is subordinate to payments due to HFS). On March 29, 1995, the Company consummated certain transactions whereby the Company acquired from RCC the controlling general partnership interest in RCVP and increased its partnership interest. In exchange for the assumption by National Gaming Mississippi, Inc. ("NGM"), a subsidiary of National Gaming Corporation, of approximately $1,140,000 of liabilities (plus a financing fee payable to HFS) related to the completion of certain incomplete elements of the project which survived the opening of the casino (for which RCC was to have been responsible, but failed to satisfy), a related $652,000 cash payment by the Company to NGM and commitments by the Company and NGM to fund additional financing required to complete the project (i) a subsidiary of the Company became the general partner and RCC became the limited partner and (ii) the respective partnership interests were adjusted. As a result of these transactions, RCVP assumed $1,304,000 of new debt of which 50% was payable to the Company. Under the adjusted partnership interests, RCC is entitled to receive 10% of the net available cash flows after debt service and other items, as defined, (which amount shall increase to 20% of cash above $35,000,000 (i.e., only on such incremental amount)), for a period of 15 years, such period being subject to one year extensions for each year in which a minimum payment of $50,000 is not made. This transaction was accounted for as an acquisition using the purchase method. Accordingly, the purchase price

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

11. ACQUISITIONS (CONTINUED)
was allocated to assets acquired based on their estimated fair values. This treatment resulted in no cost in excess of net assets acquired (goodwill) being recognized. The Rainbow Casino's results of operations have been included in the consolidated results of operations since the date of acquisition.

    The following summarized, unaudited pro forma results of operations for the fiscal year ended June 30, 1995, assume the complete acquisition of RCVP occurred on the date the casino permanently opened for business:

                                                                                            1995
                                                                                     -------------------
                                                                                       (IN THOUSANDS,
                                                                                      EXCEPT PER SHARE
                                                                                           AMOUNT)
Revenues...........................................................................      $   142,051
Net loss...........................................................................          (10,862)
Net loss per common share..........................................................            (0.96)

12. RECENT DEVELOPMENTS (UNAUDITED)
    On June 19, 1995, the Company publicly proposed a negotiated acquisition of Bally Gaming International, Inc. ("BGII") for $12.50 per share of BGII common stock. Prior to making this offer, the Company had acquired 500,000 shares of BGII stock on the open market and at June 30, 1995 held 1,000,000 shares (approximately 9.3% of BGII's total outstanding shares, based on BGII's most recent public filings) which it acquired at an average cost of approximately $10.41 per share. Under the proposed terms of the offer, approximately 60% of BGII shares not held by the Company would be acquired for cash with the remainder exchanged for shares of the Company's common stock. The offer was contingent upon satisfactory due diligence, regulatory and stockholder approval and reasonable financing. At the time the offer was made public, the Company requested expedited due diligence, subject to a confidentiality agreement. BGII had previously announced a planned merger with WMS Industries, Inc. ("WMS") which included an exclusive period for WMS to negotiate the terms of that proposed merger. WMS's exclusive negotiating period had expired several weeks before the Company's proposal was made without announcement or action on the part of BGII or WMS. On July 25, 1995, after being refused due diligence access and the announcement by BGII that a definitive agreement had been reached to merge with WMS, the Company announced its intent to make a tender offer for BGII. The tender offer was on largely the same terms as the originally proposed acquisition. On the same date, the Company announced it had filed litigation in Delaware Chancery Court requesting that the court require BGII to grant the Company due diligence access, enjoin BGII from proceeding with the WMS merger (including a provision therein requiring the sale of BGII's German operations) and declare the breakup fee provided for in the WMS merger to be invalid. The Company indicated that it would increase the price per share of BGII stock to $13.00 per share if the breakup fee was declared invalid. The tender offer was conditioned upon the Company being validly tendered a number of shares of BGII stock, which combined with its own holdings of such stock, would give the Company a majority of BGII's outstanding shares. The tender offer commenced on July 28, 1995. Subsequently, the Company announced its intention to proceed with a consent solicitation to elect a majority of independent directors to the BGII Board of Directors. On August 14, 1995, the Company, BGII and WMS jointly announced an agreement whereby the parties would hold in abeyance all activities related to pending litigation until September 1, 1995, refrain from commencing new litigation until that same date, BGII would schedule its annual shareholder meeting for consideration of the proposed WMS merger and the election of directors on October 30, 1995, and the Company would extend the expiration date of the tender offer until September 12, 1995 and refrain from soliciting proxies until September 1, 1995. On September 1, 1995, the Company disclosed that it had obtained firm financing commitments to fund the tender offer and that such commitments were not conditioned on due diligence of BGII. Accordingly, the Company extended the expiration date of its tender offer to September 29, 1995. BGII and WMS filed lawsuits against the Company alleging numerous public misrepresentations had been made by the Company with regards to the WMS-

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    YEARS ENDED JUNE 30, 1993, 1994 AND 1995

12. RECENT DEVELOPMENTS (UNAUDITED) (CONTINUED)
BGII agreement, the Company's tender offer and the level of cooperation of BGII's board of directors. Subsequent to filing its lawsuit against the Company, BGII adopted a poison pill provision designed to discourage the Company's acquisition efforts. In response to the poison pill adoption, the Company announced it had increased its tender offer to $13.00 per share of BGII common stock and increased to 5,400,000 the number of BGII common shares being sought in the tender offer.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            JUNE 30,    MARCH 31,
                                                                                              1995        1996
                                                                                           ----------  -----------
                                                      ASSETS
Current assets:
  Cash, cash equivalents and securities available for sale...............................  $   37,414   $  25,562
  Receivables, net.......................................................................       3,316       2,060
  Inventories............................................................................         714         661
  Prepaid expenses.......................................................................       4,148       3,289
  Other..................................................................................         517         486
                                                                                           ----------  -----------
    Total current assets.................................................................      46,109      32,058
                                                                                           ----------  -----------
Property and equipment, net..............................................................      50,352      52,065
Receivables, net.........................................................................       5,309       5,600
Excess of costs over net assets of an acquired business, net of accumulated
 amortization............................................................................       3,842       2,074
Intangible assets, net of accumulated amortization.......................................      12,405      11,273
Investment in minority owned subsidiary..................................................       1,585      --
Other....................................................................................       6,746       8,218
                                                                                           ----------  -----------
      Total assets.......................................................................  $  126,348   $ 111,288
                                                                                           ----------  -----------
                                                                                           ----------  -----------

                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Current maturities of long-term debt...................................................  $    3,995   $   4,041
  Accounts payable.......................................................................       1,758       2,089
  Accrued expenses, including due to related parties.....................................       8,610      10,345
                                                                                           ----------  -----------
    Total current liabilities............................................................      14,363      16,475

Long-term debt, less current maturities..................................................      97,402      95,048
                                                                                           ----------  -----------
Other liabilities........................................................................       3,955       4,325
                                                                                           ----------  -----------
    Total liabilities....................................................................     115,720     115,848
                                                                                           ----------  -----------

Commitments and contingencies

Minority interest........................................................................         643       1,035
Stockholders' equity (deficiency):
    Common stock, $.10 par value; authorized 175,000,000 shares; issued and outstanding
     11,654,150 and 12,987,483...........................................................       1,165       1,298
    Special stock, $.10 par value; authorized 10,000,000 shares; issued and outstanding
     1,333,333 and 0.....................................................................         133      --
    Paid-in capital......................................................................      32,134      32,134
    Unrealized loss on securities available for sale, net................................        (316)     (1,067)
    Accumulated deficit..................................................................     (23,131)    (37,960)
                                                                                           ----------  -----------
    Total stockholders' equity (deficiency)..............................................       9,985      (5,595)
                                                                                           ----------  -----------
      Total liabilities and stockholders' equity (deficiency)............................  $  126,348   $ 111,288
                                                                                           ----------  -----------
                                                                                           ----------  -----------

      See notes to unaudited condensed consolidated financial statements.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   NINE MONTHS ENDED MARCH 31, 1995 AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                               1995        1996
                                                                                             ---------  ----------
Revenues:
  Gaming:
    Routes.................................................................................  $  79,389  $   81,111
    Casinos and taverns....................................................................     11,523      32,698
  Food and beverage sales..................................................................      2,842       2,976
  Net equipment sales......................................................................         22          11
                                                                                             ---------  ----------
                                                                                                93,776     116,796
                                                                                             ---------  ----------
Costs and expenses:
  Cost of gaming:
    Routes.................................................................................     59,411      62,293
    Casinos and taverns....................................................................      6,743      14,726
  Cost of food and beverage................................................................      2,038       1,992
  Cost of equipment sales..................................................................         10           3
  Selling, general and administrative......................................................      9,279      14,308
  Business development expenses............................................................      5,647      14,233
  Corporate expenses.......................................................................      6,258       4,606
  Provision for impaired assets............................................................     --           3,179
  Depreciation and amortization............................................................      6,934       7,328
                                                                                             ---------  ----------
                                                                                                96,320     122,668
                                                                                             ---------  ----------
  Operating loss...........................................................................     (2,544)     (5,872)
Other income (expense):
  Interest income..........................................................................      2,235       1,206
  Interest expense.........................................................................     (5,844)     (6,341)
  Minority share of income.................................................................       (252)       (708)
  Royalty Fee..............................................................................        (27)     (2,931)
  Other, net...............................................................................         33         398
                                                                                             ---------  ----------
Loss before income taxes...................................................................     (6,399)    (14,248)
Income tax expense.........................................................................       (394)       (581)
                                                                                             ---------  ----------
Net loss...................................................................................  $  (6,793) $  (14,829)
                                                                                             ---------  ----------
                                                                                             ---------  ----------
Loss per share of common stock.............................................................  $    (.61) $    (1.21)
                                                                                             ---------  ----------
                                                                                             ---------  ----------
Weighted average common shares outstanding.................................................     11,192      12,245
                                                                                             ---------  ----------
                                                                                             ---------  ----------

      See notes to unaudited condensed consolidated financial statements.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                   NINE MONTHS ENDED MARCH 31, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                                               1995        1996
                                                                                            ----------  ----------
Cash flows from operating activities:
  Net loss................................................................................  $   (6,793) $  (14,829)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization.........................................................       6,934       7,328
    Loss on sale of property and equipment................................................         825         277
    Write off of other assets.............................................................       1,620         396
    Provision for losses on receivables...................................................         380          46
    Amortization of debt discounts........................................................         237         177
    Equity in losses of affiliate.........................................................         386      --
    Provision for impaired assets.........................................................      --           3,179
    Deferred income tax provision.........................................................      --             388
  Net change in operating assets and liabilities:
  Decrease (increase) in:
    Inventories...........................................................................         (14)         23
    Prepaid expenses......................................................................       1,627         864
    Refundable income taxes...............................................................      --             361
    Other assets..........................................................................         (47)        201
  Increase (decrease) in:
    Accounts and slot contracts payable...................................................        (271)        331
    Accrued expenses......................................................................      (4,163)        735
    Minority interests....................................................................         251         392
    Other liabilities.....................................................................        (805)       (402)
                                                                                            ----------  ----------
      Net cash provided by (used in) operating activities.................................         167        (533)
                                                                                            ----------  ----------
Cash flows from investing activities:
  Additions to property and equipment.....................................................      (7,816)     (6,624)
  Proceeds from sale of property and equipment............................................         328       2,213
  Additions to receivables................................................................     (10,251)     (9,303)
  Cash collections on receivables.........................................................      11,063       9,774
  Net cash provided by acquisition of business............................................       2,481      --
  Investment in subsidiary................................................................      (1,585)     --
  Proceeds from sale (purchase) of securities available for sale..........................        (577)     12,950
  Additions to intangible assets..........................................................        (282)       (487)
  Additions to other long-term assets.....................................................      (3,152)     (3,268)
                                                                                            ----------  ----------
    Net cash (used in) provided by investing activities...................................      (9,791)      5,255
                                                                                            ----------  ----------
Cash flows from financing activities:
  Reduction of long-term debt.............................................................      (1,975)     (3,167)
  Proceeds from long-term debt............................................................      --             682
  Issuance of stock.......................................................................         466      --
                                                                                            ----------  ----------
    Net cash (used in) financing activities...............................................      (1,509)     (2,485)
                                                                                            ----------  ----------
Cash and cash equivalents:
  Increase (decrease) for period..........................................................     (11,133)      2,237
  Balance, beginning of period............................................................      37,085      13,734
                                                                                            ----------  ----------
    Balance, end of period................................................................  $   25,952  $   15,971
                                                                                            ----------  ----------
                                                                                            ----------  ----------

      See notes to unaudited condensed consolidated financial statements.

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   NINE MONTHS ENDED MARCH 31, 1995 AND 1996

1.  ADJUSTMENTS FOR FAIR PRESENTATION
    In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments, including normal recurring adjustments, necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective periods presented. The results of operations for an interim period are not necessarily indicative of the results to be expected for a full year.

    Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that the accompanying condensed consolidated financial statements be read in conjunction with the financial statements and notes in the Company's annual report on Form 10-K. All intercompany accounts and transactions have been eliminated in consolidation.

2.  RECLASSIFICATIONS
    Certain  reclassifications  have  been   made  to  prior  period   financial
statements to conform with current period presentations.

3.  CASH, CASH EQUIVALENTS AND SECURITIES AVAILABLE FOR SALE
    For balance sheet presentation the following account balances have been combined:

                                                                           JUNE 30    MARCH 31
                                                                            1995        1996
                                                                          ---------  -----------
                                                                              (In thousands)
Cash and cash equivalents...............................................  $  13,734   $  15,971
Securities available for sale...........................................     23,680       9,591
                                                                          ---------  -----------
Total...................................................................  $  37,414   $  25,562
                                                                          ---------  -----------
                                                                          ---------  -----------

    As of March 31, 1996 unrealized losses for securities available for sale was $1,067,000 net of a tax effect of $550,000 and is included as a component of stockholders' equity.

4.  RECEIVABLES
    The Company's gaming route operations from time to time involve making loans to location operators in order to participate in revenues over extended periods of time. These loans, generally made for buildouts, tenant improvements and initial operating expenses, are generally guaranteed on a full recourse basis by the location owner and are secured by the assets of the location. The majority of the loans are interest bearing and are expected to be repaid over a period of time not to exceed the life of the related revenue sharing agreement. The loans have varying payment terms requiring either weekly or monthly payments. Annual interest rates on the loans range from prime plus 1.5% to stated rates of 12% with various maturity dates ranging through 2007. The loans are expected to be repaid from the locations' cash flows or proceeds from the sale of the leaseholds.

    Receivables consist of the following:

                                                                           JUNE 30    MARCH 31
                                                                            1995        1996
                                                                          ---------  -----------
                                                                              (In thousands)
Notes receivable--location operators....................................  $   7,760   $   6,160
Other receivables.......................................................        865       1,500
                                                                          ---------  -----------
                                                                              8,625       7,660
Less current amounts....................................................     (3,316)     (2,060)
                                                                          ---------  -----------
Long-term receivables, excluding current amounts........................  $   5,309   $   5,600
                                                                          ---------  -----------
                                                                          ---------  -----------

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES

                   NINE MONTHS ENDED MARCH 31, 1995 AND 1996

4.  RECEIVABLES (CONTINUED)
    Receivables are presented net of an allowance for doubtful accounts of approximately $1,659,000 and $1,363,000 as of June 30, 1995 and March 31, 1996,
respectively.   The  allowance  is  allocated   between  current  and  long-term
receivables on a pro rata basis related to notes receivable from location operators.

5.  DEBT
    Long-term debt at June 30, 1995 and March 31, 1996 consists of the following:

                                                                                    JUNE 30     MARCH 31
                                                                                      1995        1996
                                                                                   ----------  -----------
                                                                                       (In thousands)
Convertible subordinated debentures due 2003, 7.5%...............................  $   85,000   $  85,000
Due to stockholder due 1998, 200 basis points over the London Inter Bank Offer
 Rate (current rate 7.5%), net of discount of $747,619 and $570,551..............       3,309       2,535
Hospitality Franchise Systems due 2001, 7.5%.....................................       9,065       8,173
National Gaming Mississippi due 2002, 10.0%......................................         631       1,188
Other debt.......................................................................       3,392       2,193
                                                                                   ----------  -----------
                                                                                      101,397      99,089
Less current maturities..........................................................       3,995       4,041
                                                                                   ----------  -----------
Long-term debt, less current maturities..........................................  $   97,402   $  95,048
                                                                                   ----------  -----------
                                                                                   ----------  -----------

    Accrued interest of approximately $1,991,000  (June 30) and $372,000  (March
31) is included in accrued expenses in the unaudited condensed consolidated balance sheets. Amounts due to stockholder include amounts owed to affiliates of Alfred H. Wilms, the Company's largest stockholder and a member of the Board of Directors of the Company, relating to funding of the Company's majority-controlled subsidiary, Video Services, Inc.'s ("VSI") gaming device route operations.

6.  INCOME TAXES
    The Company accounts for income taxes in accordance with the provisions of Financial Accounting Standard No. 109 Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Due to losses and the lack of available carrybacks, the Company recognized no federal income tax expense or benefit for the nine-month periods ended March 31, 1996 and 1995 other than the tax effects of changes in the unrealized gains (losses) on securities available for sale. At March 31, 1996, the Company had estimated net operating loss carryforwards for federal income tax purposes of approximately $48,000,000 which are available to offset future federal taxable income, if any, expiring 2007 through 2009. The deferred tax asset related to the net operating losses has been fully reserved.

7.  IMPAIRED ASSETS
    The Company and Casino Magic Corporation, through wholly owned subsidiaries, are members in Kansas Gaming Partners, L.L.C. ("KGP") and Kansas Financial Partners, L.L.C. ("KFP"), both Kansas limited liability companies. Under an option agreement (the "option agreement") granted to KGP by Camptown Greyhound Racing, Inc. ("Camptown") and The Racing Association of Kansas-Southeast

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES

                   NINE MONTHS ENDED MARCH 31, 1995 AND 1996

7.  IMPAIRED ASSETS (CONTINUED)
("TRAK Southeast"), KGP has been granted the exclusive right, which right expires on September 13, 2013, to operate gaming devices and/or casino-type gaming at Camptown's racing facility in Frontenac, Kansas if and when such gaming is permitted in Kansas. In December 1994, Camptown received a $3,205,000 loan from Boatmen's Bank which was guaranteed by KFP. The Company and Casino Magic Corporation each invested $1,580,000 in KFP which was used to purchase a certificate of deposit to collateralize its guaranty. Construction of Camptown's racing facility has been completed and the facility opened for business in May 1995. The racing facility was temporarily closed on November 5, 1995 due to poor financial results. Camptown filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 1996 and has stated an intention to reopen for business following bankruptcy reorganization. Boatmen's Bank demanded payment of the Camptown loan from KFP under the terms of the guaranty. KFP paid the loan and Boatmen's Bank returned KFP's certificate of deposit and KFP assumed Boatmen's Bank's position in the loan to Camptown which is secured by a second mortgage on Camptown's greyhound racing facility in Frontenac, Kansas. TRAK Southeast and Camptown continue to be bound by the Option Agreement. KFP intends to vigorously pursue all of its rights and remedies which may include, among other things, seeking authority from the bankruptcy court to commence a foreclosure action. In the case of a foreclosure action, KFP would be required to assume or pay the existing first mortgage of approximately $2,000,000 if KFP becomes the purchaser at any such sale. The Kansas legislature considered gaming bills during the 1996 session although none passed. There can be no assurance that gaming of any type will ever be legalized in Kansas. Management has evaluated this investment and determined it to be impaired because it does not appear to be recoverable. The Company fully reserved the net book value of approximately $1,585,000 through a charge to operations which has been recorded in the quarter ended March 31, 1996.

    Native American Investments, Inc. ("NAI"), a wholly-owned subsidiary has a contract to develop Class II and III gaming opportunities with an Indian tribe in California. Class II gaming is subject to the concurrent jurisdiction of the National Indian Gaming Commission ("NIGC") and the applicable Indian tribe. Class III gaming is a residual category composed of all forms of gaming that are not Class I gaming or Class II gaming, including casino style gaming. The contract is subject to negotiations resulting in satisfactory compacts with the state and approval of the contract by the NIGC. The Governor of California has to date refused to negotiate a compact covering Class III electronic gaming machines and house-banked games in California and is currently engaged in related litigation over the scope of gaming issues with certain Indian tribes. There can be no assurance as to the ultimate outcome of these litigation activities or successful completion of any part of the Company's project. On March 27, 1996, the United States Supreme Court ruled that a portion of the Indian Gaming Regulatory Act was unconstitutional. As a result, Federal courts cannot oversee negotiations between Indian tribes and state officials. The Company believes that this ruling will have a materially adverse effect upon its Native American casino development activities in California. Accordingly, Management has evaluated this investment and determined it to be impaired because it now appears to be unrecoverable. Management has fully reserved the net book value of approximately $1,594,000 through a charge to operations which has been recorded in the quarter ended March 31, 1996. Management will continue to monitor the status of Class II and III gaming in California.

8.  RAINBOW CASINO VICKSBURG PARTNERSHIP
    On July 16, 1994, the Rainbow Casino located in Vicksburg, Mississippi permanently opened for business. In connection with the completion of the casino and the acquisition of its 45% limited partnership interest, through a wholly-owned subsidiary, the Company funded a $3,250,000 advance to Rainbow Casino Corporation ("RCC") on the same terms as RCC's financing from Hospitality Franchise Systems, Inc. ("HFS").

    On March 29, 1995 the Company consummated certain transactions whereby the Company acquired from RCC the controlling general partnership interest in Rainbow Casino Vicksburg Partnership ("RCVP") and increased its partnership interest and since that date the operations of RCVP have been consolidated. In

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES

                   NINE MONTHS ENDED MARCH 31, 1995 AND 1996

8. RAINBOW CASINO VICKSBURG PARTNERSHIP (CONTINUED) exchange for commitments by the Company and National Gaming Mississippi, Inc. ("NGM"), a subsidiary of National Gaming Corporation, to provide additional financing (up to a maximum of $2,000,000 each) to be used for the completion of certain elements of the project which survived the opening of a casino (for which RCC was to have been responsible for, but failed to satisfy), the following occurred: (i) a subsidiary of the Company became the general partner and RCC became the limited partner and (ii) the respective partnership interests were adjusted. RCC is entitled to receive 10% of the net available cash flows from gaming revenues, as defined (which amount shall increase to 20% of the incremental cash flow generated from gaming revenues above $35,000,000 (i.e. only on such incremental amount)), for a period of 15 years, such period being subject to one year extensions for each year in which a minimum payment of $50,000 is not made. In addition, if during any continuous 12-month period until December 31, 1999 the casino achieved earnings from the project of at least $10,500,000 before deducting depreciation, amortization, royalty and income taxes, then the Company would be obligated to pay to certain principals of the original partnership, as additional consideration for the purchase of the general partnership interest, an amount aggregating $1,000,000 in cash or shares of Common Stock (at the Company's option) 180 days after the occurrence. The casino has achieved the required earnings as adjusted, and the Company is obligated to make the required payment or issue the Common Stock by September 30, 1996.

9.  PROPOSED BGII MERGER TRANSACTION
    On October 18, 1995, the Company and Bally Gaming International, Inc. ("BGII") entered into a definitive merger agreement ("Merger") under which the outstanding shares of BGII common stock would each be exchanged for $13 in cash and shares of the Company's common stock.

    On January 22, 1996, the parties reached an agreement to amend the terms of the Merger. Under the amended agreement, each share of BGII common stock outstanding (10,799,501 as of September 30, 1995 less the 1,000,000 shares already owned by the Company) will receive $7.83 per share in cash, $3.57 per share in the Company's Series B Special Stock which is a Pay-in-Kind (PIK) preferred stock, and $0.30 per share of the Company's common stock totaling $11.70 per share of BGII common stock. The PIK preferred stock has an eight-year maturity and has a dividend rate of 15% as follows: PIK at 15% for the first five years; 8% PIK and 7% cash for years six and seven; and 15% cash in the eighth year of the term. All shares of Series B Special Stock are mandatorily redeemable by the eighth anniversary of the date of initial issuance. If the Company fails to redeem such shares by that date, then the number of directors constituting the Company's Board will be increased by two and the holders of the shares of Series B Special Stock will have the right to elect no more than two directors total to the Company's Board. The holders of Series B Special Stock will have no other remedies upon such failure to redeem the outstanding shares of Series B Special Stock by such date. Other than as described herein, the holders of shares of Series B Special Stock have no other voting rights except as stated by law. The Company intends to seek to have the Series B Special Stock quoted on NASDAQ. The aggregate amount of cash is unchanged from the previous agreement.

    On April 2, 1996, shareholders of both companies approved the pending Merger. The Company has filed registration statements with the Securities and Exchange Commission covering offerings of $140,000,000 senior secured notes and $15,000,000 Series B Special Stock, the proceeds of which will be used to fund the cash portion of the consideration of the merger agreement, to refinance existing BGII debt, and for working capital purposes.

    On April 17, 1996, both companies agreed to a Mutual Waiver of Agreement and Plan of Merger extending the termination date of the Merger until June 18, 1996. In addition the Company will pay interest at the rate of 5.5% on the cash portion of the merger consideration to BGII shareholders from May 3, 1996 through the effective date of the transaction. Similarly, the dividend on the PIK preferred stock portion of the merger consideration will begin accruing on May 3, 1996. In addition, in order to facilitate completion of

                  ALLIANCE GAMING CORPORATION AND SUBSIDIARIES

                   NINE MONTHS ENDED MARCH 31, 1995 AND 1996

9.  PROPOSED BGII MERGER TRANSACTION (CONTINUED)
the offerings, the Company has filed a registration statement in respect of an offer to exchange for its outstanding convertible subordinated debentures new convertible subordinated debentures which would be senior to the outstanding debentures. The new debentures would automatically convert on consummation of the Merger into shares of the Company's common stock at a conversion price of $5.56 per share (or, at the option of the holder, into a new series of junior convertible pay-in-kind preferred stock). The transaction is subject to obtaining customary regulatory approvals, the successful completion of the offerings, and certain other conditions. The merger is expected to occur no later than June 18, 1996.

10. LEGAL PROCEEDINGS
    In June 1995, Bally Entertainment Corporation ("BEC") asserted that a certain agreement between BEC and BGII (the "Noncompete Agreement") prohibits the use of the trade name "Bally" if it is merged with a company that is in the casino business within or without the United States and operates such business prior to January 8, 1996. BGII believes such claim is entirely without merit since the restriction referred to expires on January 8, 1996 and in any event does not relate to the use of the "Bally" trade name, which is covered by the License Agreement. The restriction in the Noncompete Agreement will not have any impact on the combined company after the Merger since the effective time of the Merger contemplates a closing of the Merger after the restriction in the Noncompete Agreement lapses. BEC has not reasserted this position since it was informed by BGII in July 1995 that the restriction lapses on January 8, 1996. Consequently, BGII believes BEC has determined not to contest with BGII's position.

    BEC has also asserted that its permission is required for use of the "Bally" trade name by any entity other than BGII and that a merger between BGII and another company would violate the terms of the License Agreement. BGII has denied these claims and believes that the surviving company in a merger will be permitted to use the "Bally" trade name in accordance with the terms of such License Agreement. BGII believes that no breach of such License Agreement is caused by the Merger and the use of the "Bally" trade name by the surviving corporation. In a letter dated November 9, 1995, BEC reasserted its position. On November 20, 1995 the Company, the Company's Merger Subsidiary, and BGII commenced an action against BEC in Federal District Court in Delaware seeking a declaratory judgment, among other things, that the surviving company in the Merger will be permitted to use the "Bally" trade name in accordance with the terms of the License Agreement, and seeking injunctive relief (the "Alliance Action"). On November 28, 1995, BEC commenced an action against BGII, Bally Gaming (a BGII subsidiary), the Company, and the Company's Merger Subsidiary in Federal District Court in New Jersey to enjoin the defendants from using the "Bally" trade name (the "BEC Action"). The BEC Action alleges that BGII's continued use of the trade name after the Merger will (1) constitute a prohibited assignment of BGII's rights to use the trade name and (2) exceed the scope of the license granted to BGII because BGII will be under control of the Company. Also on November 28, 1995, BEC filed a motion to dismiss, transfer to New Jersey, or stay the Alliance Action pending resolution of the BEC Action. BGII, Bally Gaming, the Company, and the Company's Merger Subsidiary intend to vigorously defend their position in these actions. However, there can be no assurance that BEC will not be successful in its action to prohibit the surviving corporation in the Merger from using the "Bally" trade name. The loss of the "Bally" trade name may have a material adverse effect on the gaming machine operations of the surviving corporation in the Merger.

11. INITIAL SERIES SPECIAL STOCK
    In September 1993, Kirkland-Ft. Worth Investment Partners, L.P. ("Kirkland") invested $5,000,000 in the Company in exchange for 1,333,333 shares of the Company's Non-Voting Junior Convertible Special Stock, which are convertible on a share for share basis into shares of the Company's Common Stock, and warrants to purchase up to 2,750,000 shares of common stock subject to certain conditions. In December 1995, Kirkland elected to convert the entire 1,333,333 shares of Special Stock into shares of the Company's Common Stock.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Bally Gaming International, Inc.

    We have audited the accompanying consolidated balance sheets of Bally Gaming International, Inc. as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bally Gaming International, Inc. as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Las Vegas, Nevada
February 13, 1996

                        BALLY GAMING INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1994        1995
                                                                                            ----------  ----------
                                                      ASSETS
Current assets:
  Cash and cash equivalents...............................................................  $    9,204  $    5,526
  Accounts and notes receivable, net of allowance for doubtful accounts of $12,282 and
   $16,281................................................................................      84,632      87,176
  Inventories, net:
    Raw materials and work-in-process.....................................................      21,082      16,066
    Finished goods........................................................................      28,377      35,525
                                                                                            ----------  ----------
                                                                                                49,459      51,591
  Other current assets....................................................................       5,074       3,983
                                                                                            ----------  ----------
      Total current assets................................................................     148,369     148,276
Long-term notes receivable, net of allowance for doubtful accounts
  of $8,198 and $7,869....................................................................       5,558       9,981
Property, plant and equipment, at cost:
  Land....................................................................................       1,357       1,357
  Buildings and leasehold improvements....................................................      19,262      19,871
  Machinery and equipment.................................................................      26,636      30,328
  Furniture, fixtures and equipment.......................................................       6,075       6,162
  Less accumulated depreciation...........................................................     (28,972)    (34,474)
                                                                                            ----------  ----------
    Property, plant and equipment, net....................................................      24,358      23,244
Intangible assets, less accumulated amortization of $12,609 and $13,720...................      11,410      10,814
Other assets..............................................................................       2,547       2,001
                                                                                            ----------  ----------
                                                                                            $  192,242  $  194,316
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................................................  $   19,272  $   18,556
  Accrued liabilities and other payables:
  Compensation and benefit related liabilities............................................       5,962       5,608
  Other...................................................................................      11,363      11,798
                                                                                            ----------  ----------
                                                                                                17,325      17,406
  Current maturities of long-term debt....................................................      16,000      14,957
                                                                                            ----------  ----------
      Total current liabilities...........................................................      52,597      50,919
10 3/8% Senior Secured Notes due 1998, net of unamortized discount
  of $458 and $344........................................................................      39,542      39,656
Other long-term debt, less current maturities.............................................      14,220      15,331

Commitments and contingencies

Stockholders' equity:
  Preferred stock; $.01 par value; 5,000,000 shares authorized, none issued...............      --          --
  Common stock; $.01 par value; 30,000,000 shares authorized, 10,749,501
   and 10,799,501 issued and outstanding..................................................         107         108
  Additional paid-in-capital..............................................................      67,758      68,345
  Retained earnings.......................................................................       5,235       1,842
  Cumulative translation adjustments......................................................      13,560      18,662
  Unearned compensation...................................................................        (777)       (547)
                                                                                            ----------  ----------
      Total stockholders' equity..........................................................      85,883      88,410
                                                                                            ----------  ----------
                                                                                            $  192,242  $  194,316
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                            See accompanying notes.

                        BALLY GAMING INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1993        1994        1995
                                                                               ----------  ----------  ----------
                                                                                  (IN THOUSANDS,)EXCEPT PER SHARE
                                                                                                             DATA
Revenues:
  Sales......................................................................  $  164,571  $  231,318  $  244,471
  Other......................................................................       4,136       4,874       4,841
                                                                               ----------  ----------  ----------
                                                                                  168,707     236,192     249,312
                                                                               ----------  ----------  ----------

Costs and expenses:
  Cost of sales..............................................................     121,710     157,059     163,131
  Selling, general and administrative........................................      57,357      59,989      65,289
  Provision for doubtful receivables.........................................       8,176       5,763       6,712
  Unusual charges............................................................      --          --           5,816
                                                                               ----------  ----------  ----------
                                                                                  187,243     222,811     240,948
                                                                               ----------  ----------  ----------
Operating income (loss)......................................................     (18,536)     13,381       8,364
Interest expense.............................................................       4,424       6,768       6,853
                                                                               ----------  ----------  ----------
Income (loss) before income taxes and extraordinary gain.....................     (22,960)      6,613       1,511
Provision for income taxes...................................................       4,242       2,820       4,904
                                                                               ----------  ----------  ----------
Income (loss) before extraordinary gain......................................     (27,202)      3,793      (3,393)
Extraordinary gain on early extinguishment of debt...........................       3,759      --          --
                                                                               ----------  ----------  ----------
Net income (loss)............................................................  $  (23,443) $    3,793  $   (3,393)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Net income (loss) per common share:
  Income (loss) before extraordinary gain....................................  $    (2.54) $     0.35  $    (0.31)
  Extraordinary gain on early extinguishment of debt.........................        0.35      --          --
                                                                               ----------  ----------  ----------
  Net income (loss)..........................................................  $    (2.19) $     0.35  $    (0.31)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Weighted average number of common shares and common stock equivalents
 outstanding.................................................................      10,685      10,727      10,776
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

                            See accompanying notes.

                        BALLY GAMING INTERNATIONAL, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                             ADDITIONAL                 CUMULATIVE                         TOTAL
                                                  COMMON      PAID-IN-     RETAINED     TRANSLATION      UNEARNED      STOCKHOLDERS'
                                                   STOCK       CAPITAL     EARNINGS     ADJUSTMENTS    COMPENSATION       EQUITY
                                                -----------  -----------  -----------  -------------  ---------------  -------------
Balance at December 31, 1992..................   $     106    $  65,757    $  24,885     $  11,662       $  (1,133)      $ 101,277
  Net loss....................................      --           --          (23,443)       --              --             (23,443)
  Issuance of restricted Company common stock
    award.....................................           1        1,149       --            --              (1,150)         --
  Exercise of warrants........................      --               30       --            --              --                  30
  Amortization of unearned compensation.......      --           --           --            --                 951             951
  Foreign currency translation adjustment.....      --           --           --            (4,536)         --              (4,536)
  Issuance of stock warrants..................      --              600       --            --              --                 600
                                                     -----   -----------  -----------  -------------       -------     -------------

Balance at December 31, 1993..................         107       67,536        1,442         7,126          (1,332)         74,879
  Net income..................................      --           --            3,793        --              --               3,793
  Amortization of unearned compensation.......      --           --           --            --                 555             555
  Foreign currency translation adjustment.....      --           --           --             6,434          --               6,434
  Issuance of Company common stock under
    compensation agreement....................      --              222       --            --              --                 222
                                                     -----   -----------  -----------  -------------       -------     -------------

Balance at December 31, 1994..................         107       67,758        5,235        13,560            (777)         85,883
                                                     -----   -----------  -----------  -------------       -------     -------------
  Net loss....................................      --           --           (3,393)       --              --              (3,393)
  Exercise of stock options...................           1          587       --            --              --                 588
  Amortization of unearned compensation.......      --           --           --            --                 230             230
  Foreign currency translation adjustment.....      --           --           --             5,102          --               5,102
                                                     -----   -----------  -----------  -------------       -------     -------------

Balance at December 31, 1995..................   $     108    $  68,345    $   1,842     $  18,662       $    (547)      $  88,410
                                                     -----   -----------  -----------  -------------       -------     -------------
                                                     -----   -----------  -----------  -------------       -------     -------------


                                                                                                                          COMMON
                                                                                                                           STOCK
SHARE AMOUNTS                                                                                                             ISSUED
- ----------------------------------------------                                                                         -------------
Balance at December 31, 1992..................                                                                              10,623
  Issuance of restricted Company common stock
    award.....................................                                                                                 100
  Exercise of warrants........................                                                                                   2
                                                                                                                       -------------

Balance at December 31, 1993..................                                                                              10,725
  Issuance of Company common stock under
    compensation agreement....................                                                                                  25
                                                                                                                       -------------

Balance at December 31, 1994..................                                                                              10,750
  Exercise of stock options...................                                                                                  50
                                                                                                                       -------------

Balance at December 31, 1995..................                                                                              10,800
                                                                                                                       -------------
                                                                                                                       -------------

                            See accompanying notes.

                        BALLY GAMING INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1993        1994        1995
                                                                                ----------  ----------  ----------
Cash flows from operating activities:
Net income (loss).............................................................  $  (23,443) $    3,793  $   (3,393)
  Adjustments to reconcile net income (loss) to cash provided by (used in)
   operating activities:
  Extraordinary gain on early extinguishment of debt..........................      (3,759)     --          --
  Depreciation and amortization...............................................       8,103       8,271       8,953
  Deferred income taxes.......................................................         163        (296)       (778)
  Provision for doubtful receivables..........................................       8,176       5,763       6,712
  Provision for writedown of building to be sold..............................      --          --             812
  Provision for inventory valuation...........................................       6,156       2,230       1,955
  (Gain) loss on disposals of property, plant and equipment...................          64         (83)         48
  Changes in operating assets and liabilities:
    Accounts and notes receivable.............................................     (17,648)    (15,823)    (10,304)
    Inventories...............................................................     (15,077)     (3,889)     (2,167)
    Other current assets......................................................      (1,534)       (713)      1,279
    Accounts payable and accrued liabilities..................................       9,717       2,730         578
  Other, net..................................................................        (466)       (759)        100
                                                                                ----------  ----------  ----------
    Cash provided by (used in) operating activities...........................     (29,548)      1,224       3,795
                                                                                ----------  ----------  ----------
Cash flows from investing activities:
Net assets of distribution business acquired..................................      (8,382)     --          --
Purchases of property, plant and equipment....................................      (6,467)     (9,537)     (8,240)
Proceeds from disposals of property, plant and equipment......................       1,091       1,749       1,757
Other.........................................................................         351       1,397         250
                                                                                ----------  ----------  ----------
    Cash used in investing activities.........................................     (13,407)     (6,391)     (6,233)
                                                                                ----------  ----------  ----------
Cash flows from financing activities:
Proceeds from issuance of Senior Secured Notes and Common Stock Warrants......      40,000      --          --
Net change in lines of credit.................................................      28,711      21,423         359
Repayments of long-term debt..................................................     (29,761)    (13,192)     (2,908)
Exercise of stock warrants and stock options..................................          30      --             588
                                                                                ----------  ----------  ----------
  Cash provided by financing activities.......................................      38,980       8,231      (1,961)
Effect of exchange rate changes on cash.......................................        (389)        704         721
                                                                                ----------  ----------  ----------
Increase (decrease) in cash and cash equivalents..............................      (4,364)      3,768      (3,678)
Cash and cash equivalents, beginning of year..................................       9,800       5,436       9,204
                                                                                ----------  ----------  ----------
Cash and cash equivalents, end of year........................................  $    5,436  $    9,204  $    5,526
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
Supplemental cash flows information:
  Operating activities include cash payments for interest and income taxes as follows:
  Interest paid...............................................................  $    2,910  $    5,972  $    6,888
  Income taxes paid, net of refunds...........................................       6,454       4,020       1,801
Investing activities exclude the following non-cash activities:
  Exchange of income tax receivable for intangible assets and equipment.......       1,969      --          --
  Long-term note received from sale of assets.................................      --             517      --
Financing activities exclude the following non-cash activities:
  Issuance of restricted stock awards.........................................       1,150      --          --
  Issuance of Company common stock under compensation agreement...............      --             222      --
  Issuance of note payable for license agreement..............................      --           1,465      --

                            See accompanying notes.

                        BALLY GAMING INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

    Bally Gaming International, Inc. (the "Company") was formed in August 1991 by Bally Entertainment Corporation ("BEC") to consolidate the gaming machine manufacturing and distribution operations of BEC. These operations are conducted in Germany under the name Bally Wulff ("Wulff") and in the United States under the name Bally Gaming ("Gaming") and Bally Systems ("Systems"). Wulff designs, manufactures (through the Company's wholly-owned subsidiary "Automaten") and distributes (through the Company's wholly-owned subsidiary "Vertriebs") wall-mounted, coin-operated, armless gaming devices similar to slot machines known as wall machines and also distributes recreational and amusement machines manufactured by third parties. Gaming designs, manufactures and distributes electronic slot machines and video gaming machines. Systems designs, assembles and sells computerized monitoring systems for slot and video gaming machines. In three transactions dated November 1991, July 1992 and September 1993, BEC divested substantially all its interests in the Company.

    Certain  reclassifications  have  been   made  to  prior  years'   financial
statements to conform with the 1995 presentation.

    Hereafter, references to the Company are to the consolidated operations of Wulff, Gaming and Systems including the predecessor operations.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and all subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

  CASH EQUIVALENTS

    Cash  equivalents  consist  of  highly  liquid  investments  with   original
maturities of three months or less which are readily convertible into cash.

  INVENTORIES

    Inventories are stated at the lower of cost, determined on a first-in, first-out basis, or market. Cost elements included for work-in-process and finished goods include raw materials, freight, direct labor and manufacturing overhead.

  PROPERTY, PLANT AND EQUIPMENT

    Depreciation is provided by using the straight-line method over the estimated economic lives of the related assets and the terms of the applicable leases for leasehold improvements, which range from 3 to 30 years.

    Significant replacements and improvements are capitalized; other maintenance and repairs are expensed. The cost and accumulated depreciation of assets retired or otherwise disposed of are eliminated from the accounts and any resulting gain or loss is credited or charged to income as appropriate.

  INTANGIBLE AND OTHER ASSETS

    Intangible assets include the cost in excess of net assets of acquired businesses, which are being amortized using the straight-line method over periods ranging up to 40 years from dates of acquisition.

    In July 1992, the Company reached an agreement for an exclusive license until December 31, 2005, subject to extension, of a patent relating to the use of credit cards in gaming machines, and acquired 1% of the stock of Scotch Twist, Inc., a private company which granted this license, in exchange for the issuance of 100,001 shares of the Company's Common Stock. The licensing agreement requires the Company to commit

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)
$1.2 million in research and development costs related to the patent, plus any costs related to obtaining required regulatory approvals and licenses. As of December 31, 1995 approximately $1 million has been spent relative to this commitment.

    In July 1992 and again in March 1995, the Company and BEC amended a trademark license agreement ("License Agreement") pursuant to which the Company licensed the use of the name "Bally" for its use in the gaming machine business worldwide. Prior to 1995, the trademark licensing rights were being amortized using the straight-line method over a 20 year period. Pursuant to the terms of the March 1995 amendment, the Company reduced the remaining amortization period to five years effective March 31, 1995, resulting in an increase in amortization expense of approximately $315,000 for the year ended December 31, 1995.

    In January 1993, as part of an amendment to an intercorporate agreement between the Company and BEC, a long-term income tax receivable from BEC of $1,971,000 was exchanged for certain assets owned by BEC but managed by the Company, a reduction in the period from six years to three years of certain non-competition restrictions previously imposed on the Company by BEC and the settlement of certain other intercompany service arrangements with BEC. This transaction resulted in an increase to intangible assets of approximately $1,515,000 which is being amortized over a 6 year period.

    In June 1994, the Company acquired a paid up license for use of a patent on slot machines manufactured or sold during the life of the patent. The owner of the patent had recently filed an infringement action against various casinos in Atlantic City alleging infringement of a certain patent by these casino companies. As a result of the agreement, the casino operator defendants will be released from any claims relating to the past and future use of certain gaming machines manufactured by the Company. The Company agreed to pay $2 million over a 5 year period, without interest, for the paid up license. The asset is fully amortized as of December 31, 1995.

    The carrying value of intangible assets is periodically reviewed by management and impairment losses, if any, are recognized when the expected non-discounted future operating cash flows derived from such intangible assets is less than their carrying value. In 1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121") was issued which will be effective for the Company's year ended December 31, 1996. This statement requires that long-lived assets and certain identifiable intangible assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Management believes that if SFAS No. 121 had been early adopted at December 31, 1995, it would not have had a material effect on the financial position, results of operations or cash flows of the Company.

  INCOME TAXES

    Taxes on income of Wulff are provided at the tax rates applicable to the tax jurisdictions in Germany, as Wulff files separate foreign income tax returns. German withholding taxes and related United States federal income taxes are provided on Wulff earnings.

  REVENUE RECOGNITION

    The Company sells products on normal credit terms (90 days or less), over longer term installments of up to 36 months or more or through payments from the net winnings of the machines until the purchase price is paid.

    Revenue from sales of gaming machines and recreational and amusement equipment is normally recognized at the time products are shipped and title has passed to the customer. Revenue from sales of software included in computerized management systems is recognized at the time the systems are accepted by the customer, which normally coincides with installation of the equipment. Revenue from sales of hardware included in computerized management systems is recognized at the time the product is shipped.

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

  ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FOREIGN CURRENCY TRANSLATION

    The functional currency of Wulff is the Deutsche Mark. Assets and liabilities of Wulff are translated at the rate of exchange at the end of the period, and the statements of operations are translated at the average rate of exchange for the period. Translation adjustments are reflected as a separate component of stockholder's equity. Gains and losses on foreign currency transactions are included in net income.

  RESEARCH AND DEVELOPMENT

    The Company expenses product research and development costs as incurred. Research and development costs for the years ended December 31, 1993, 1994 and 1995 were $7.8 million, $8.7 million and $9.2 million, respectively.

  STOCK-BASED EMPLOYEE COMPENSATION AWARDS

    The Company accounts for its stock-based employee compensation awards in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, because the exercise price of the Company's employee stock options and stock performance rights equals the market price on date of grant, no compensation expense is recognized.

    In 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Awards of Stock-Based Compensation to Employees" ("SFAS No. 123") was issued which will be effective for the Company's year ended December 31, 1996. SFAS No. 123 provides alternative accounting treatment to APB No. 25 with respect to stock-based compensation and requires certain additional disclosures, including disclosures if the Company elects not to adopt the accounting requirements of SFAS No. 123. At this point, the Company does not anticipate adopting the accounting requirements of SFAS No. 123 and therefore in future years would expect to provide the required additional disclosures in the footnotes to the consolidated financial statements.

  NET INCOME (LOSS) PER COMMON SHARE

    Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and common stock equivalents outstanding totaling 10,685,054, 10,726,556 and 10,775,699 for the years ended December 31, 1993, 1994 and 1995.

    Common stock equivalents were  not included in  the computation of  earnings
(loss) per common share as their effect would have been antidilutive or immaterial.

MERGER AGREEMENT, TENDER OFFER AND RELATED LITIGATION

    On October 17, 1995, the Board of Directors of the Company approved an Agreement and Plan of Merger with Alliance Gaming Corporation ("Alliance") which was subsequently amended as of January 23, 1996 ("Merger Agreement"). Pursuant to the Merger Agreement, the Company will merge with a subsidiary of Alliance ("Alliance Merger Subsidiary") with the Company being the surviving corporation and becoming a wholly-owned subsidiary of Alliance ("Alliance Merger"). The Merger Agreement provides that the Company's stockholders will have the right to receive, in exchange for each of their issued and outstanding shares of the Company's common stock (i) an amount of cash determined by dividing $76,700,000 by the number of shares of the Company's common stock outstanding immediately prior to the effective time of the Merger (other than shares which are held by the Company, Alliance or their respective subsidiaries) ("Converted Shares"),
(ii) a  fraction  of a  share  of common  stock,  $.10 par  value,  of  Alliance
("Alliance

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)
Common Stock") having a value determined in accordance with the Merger Agreement of $.30 (the "Common Stock Consideration") and (iii) that number of shares (or fractions thereof) of 15% Non-Voting Junior Special Stock, Series B, $.10 par value, of Alliance (the "Series B Special Stock") having a value determined in accordance with the Merger Agreement equal to $11.40 less the cash consideration described in clause (i) above. The obligations of Alliance and the Company to consummate the Alliance Merger are subject to various conditions, including obtaining requisite stockholder and regulatory approvals and Alliance's obtaining $150 million in financing on commercially reasonable terms, at least two-thirds of which must be in the form of bank debt, other debt having a term of at least four years or equity. In conjunction with the Merger Agreement, Alliance terminated its unsolicited tender offer and consent solicitation and withdrew its litigation against the Company and the Company withdrew its litigation against Alliance.

BUSINESS SEGMENT

    The business of the Company is conducted in one industry segment: the design, manufacture and distribution of gaming machines, computerized monitoring systems and recreational and amusement equipment. All of Wulff's sales are to customers outside the United States while Gaming and Systems sell to domestic and foreign customers. See "Commitments and Contingencies."

    The Company has operations based in Germany and the United States. The table below presents information as to the Company's operations by geographic region.

                                                                YEARS ENDED DECEMBER 31,
                                                           ----------------------------------
                                                              1993        1994        1995
                                                           ----------  ----------  ----------
REVENUES:
  Germany................................................  $  112,601  $  111,068  $  130,655
  United States..........................................      60,533     131,228     129,140
  Eliminations...........................................      (4,427)     (6,104)    (10,483)
                                                           ----------  ----------  ----------
  Consolidated...........................................  $  168,707  $  236,192  $  249,312
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------
OPERATING INCOME (LOSS):
  Germany................................................  $    9,702  $    9,232  $    5,581
  United States..........................................     (27,658)      4,184       2,982
  Eliminations...........................................        (580)        (35)       (199)
                                                           ----------  ----------  ----------
  Consolidated...........................................  $  (18,536) $   13,381  $    8,364
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------
IDENTIFIABLE ASSETS:
  Germany................................................  $   81,899  $   97,537  $  100,207
  United States..........................................      90,613      99,478     100,643
  Eliminations...........................................      (1,682)     (4,773)     (6,534)
                                                           ----------  ----------  ----------
  Consolidated...........................................  $  170,830  $  192,242  $  194,316
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    Wulff's customers are a diverse group of operators of arcades, hotels, restaurants and taverns, primarily in Germany. Gaming's and Systems' customers are primarily casinos and gaming machine distributors in the United States and abroad. Receivables of Wulff, Gaming and Systems are generally collateralized by the related equipment. See "Concentration of Credit Risk."

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

    Export  sales  (including  sales  to  Wulff)  from  Gaming's  and   Systems'
operations for the years ended December 31, 1993, 1994 and 1995 were as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1993       1994       1995
                                                               ---------  ---------  ---------
Europe.......................................................  $   8,651  $  10,889  $  12,890
Far East.....................................................        223        860        998
Latin America................................................      2,030      4,015      5,392
Canada.......................................................      1,589      3,254      6,185
Other........................................................     --            556      1,824
                                                               ---------  ---------  ---------
                                                               $  12,493  $  19,574  $  27,289
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

ACCOUNTS AND NOTES RECEIVABLE

    The Company grants certain customers extended payment terms under contracts of sale. These contracts are generally for terms of one to three years, with interest at prevailing rates, and are generally collateralized by the related equipment sold although the value of such equipment, if repossessed, may be less than the receivable balance outstanding. See "Concentration of Credit Risk."

    The following table represents, at December 31, 1995, scheduled collections of accounts and notes receivable (net of allowances for doubtful accounts) by year:

1996...............................................................  $  87,176
1997...............................................................      8,250
1998...............................................................      1,731
                                                                     ---------
                                                                     $  97,157
                                                                     ---------
                                                                     ---------

LONG-TERM DEBT AND LINES OF CREDIT

    Long-term debt and lines of credit consist of the following at December 31, 1994 and 1995:

                                                                           1994        1995
                                                                        ----------  ----------
10 3/8% Senior Secured Notes due 1998, net of unamortized discount of
 $458 and $344........................................................  $   39,542  $   39,656
OTHER LONG-TERM DEBT:
Wulff revolving lines of credit.......................................      15,853      15,905
Bally Gaming, Inc. revolving line of credit...........................       7,768       9,400
Notes payable, 5% to 12%..............................................       6,599       4,983
Less current maturities...............................................     (16,000)    (14,957)
                                                                        ----------  ----------
                                                                        $   14,220  $   15,331
                                                                        ----------  ----------
                                                                        ----------  ----------

    In July 1993, the Company completed a private placement of $40 million principal amount of 10 3/8% Senior Secured Notes due July 1998 and Common Stock Purchase Warrants to purchase 1.2 million shares of Common Stock exercisable at $12.50 per share after the Common Stock has traded at an average of $20 per share for a twenty consecutive trading day period and under certain other circumstances. The warrants became exercisable during November 1993. The Company allocated $600,000 of the $40 million gross proceeds to the warrants and accordingly recorded the Senior Secured Notes at $39.4 million with unamortized discount of $600,000 (the effective yield of the Senior Secured Notes is 10.77%). The Company used $21.6 million of the gross proceeds of $40 million from the sale of the notes and warrants to redeem all of its outstanding 6% Senior Convertible Debentures due 2002. The Company realized an extraordinary gain of approximately $3.8 million from the redemption of the Convertible Debentures in 1993. The gain represents the difference between the carrying amount  of  the  debt  retired  and  related  deferred  financing  costs  ($25.4

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)
million) and the redemption price of $21.6 million. The Senior Secured Notes are collateralized by a pledge of the outstanding capital stock of Automaten and Vertriebs and a guarantee by Bally Gaming, Inc. The Notes are subject to redemption, at the option of the Company, at a redemption price equal to 103% and 101.5% of the principal amount of the Notes if redeemed during the twelve month period beginning on the anniversary of the issue date in the years 1996 and 1997, respectively.

    During March 1993, Vertriebs obtained two bank lines of credit for the purpose of financing the acquisition of assets acquired from an independent distributor. The agreements provide for borrowings of DM2,250,000 and
DM16,000,000  (approximately $1,600,000  and $11,200,000) at  December 31, 1995,
respectively. Availability of the DM2,250,000 line of credit is reduced by DM250,000 per quarter and expires on March 31, 1998. Borrowings under this line of credit bear interest at 6.95%. The working capital revolving credit line of DM16,000,000 bears interest at a rate tied to an international borrowing rate plus 1% (5.3% at December 31, 1995) and is due on demand. These lines are collateralized by a pledge of the assets acquired. Approximately $12,751,000 was outstanding under these lines at December 31, 1995. In May 1993, Vertriebs obtained a DM16,300,000 (approximately $11,400,000 at December 31, 1995) revolving line of credit for general working capital purposes. This agreement bears interest at a rate tied to an international borrowing rate plus 1% (4.8% at December 31, 1995) and is due on demand. This line is collateralized by the receivables of Vertriebs. Approximately $3,144,000 was outstanding under this line at December 31, 1995. Vertriebs and Automaten are jointly and severally liable under these lines of credit.

    In March 1993, Bally Gaming, Inc. obtained a bank revolving line of credit which, as amended, provides for borrowings tied to a percentage of Bally Gaming, Inc.'s eligible (as defined in the credit agreement) inventory and accounts receivable with a maximum borrowing capacity of $15,000,000. Borrowings under this agreement, which expires March 31, 1997, bear interest at one and one-half percent above the bank's prime rate (10% at December 31, 1995). The Company must pay an annual facility fee of one-half of one percent of the maximum borrowing capacity and a monthly unused line fee of one-quarter of one percent of the difference between the maximum borrowing capacity and the average daily outstanding balance during any month. This line of credit is collateralized by property, plant and equipment and the eligible inventory and accounts receivable. The agreement and subsequent amendments also contain certain financial and other restrictive covenants, including the maintenance by Bally Gaming, Inc. of specified levels of minimum net working capital, working capital ratio, tangible net worth, net worth ratio, and minimum net income after taxes, all as defined in the credit agreement. Eligible borrowing capacity under this agreement at December 31, 1995 was approximately $15,000,000. Approximately $9,400,000 was outstanding at December 31, 1995.

    Aggregate annual maturities of long-term debt for the five years after December 31, 1995 are $14.9 million, $11.5 million, $43.6 million, $.3 million and none.

STOCK PLANS, AWARDS AND RIGHTS

  1991 INCENTIVE PLAN

    On November 6, 1991, the Company adopted the 1991 Incentive Plan of Bally Gaming International, Inc. (the "Plan") for directors (employee directors that are not members of the Compensation and Stock Option Committee of the Board of Directors), officers, key employees and consultants (collectively "Participants"). The Plan provides for the grant of stock options, stock appreciation rights ("SARs") and restricted stock (collectively "Awards"). The aggregate number of shares of common stock which may be delivered under the Plan and the 1991 Non-Employee Directors' Option Plan described below may not exceed 1,250,000 shares. No awards may be granted after November 6, 2001.

    The Plan provides for granting incentive as well as nonqualified stock options. Unless the Compensation and Stock Option Committee of the Board of Directors, in its discretion, determines otherwise,

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)
nonqualified stock options will be granted with an option price equal to the fair market value of the shares of common stock at the date of grant. Incentive stock options must be granted at not less than the fair market value of the shares of common stock at the date of grant.

    SARs are rights granted to Participants to receive shares of common stock and/or cash in an amount equal to the excess of (i) the fair market value of the shares of common stock on the date the SARs are exercised over (ii) the fair market value of the shares of common stock on the date the SARs were granted or, at the discretion of the Compensation and Stock Option Committee of the Board of Directors, the date the option was granted, if granted in tandem with an option granted on a different date.

    Restricted stock awards are rights granted to an employee to receive shares of common stock without payment but subject to forfeiture and other restrictions as set forth in the Plan. Generally, the restricted stock awarded, and the right to vote such stock or to receive dividends thereon, may not be sold, exchanged or otherwise disposed of during the restricted period. The Compensation and Stock Option Committee of the Board of Directors, in its discretion, will determine the restrictions and the forfeiture provisions applicable to restricted stock awards. The Plan provides that, at the discretion of the Compensation and Stock Option Committee of the Board of Directors, the Company may pay cash to Participants to insure that the Participant will receive the common stock net of all taxes imposed on such Participant related to the receipt of common stock and cash payments under the Plan. During 1991, restricted stock awards for 72,500 shares of common stock were granted under the Plan to key employees effective January 1, 1992. These awards are fully vested at December 31, 1995. In 1993, 100,000 shares of restricted common stock were granted to an officer of the Company. This award vests ratably over a five-year period. As of December 31, 1995, 40,000 shares of this award were vested.

    The Plan is administered by the Compensation and Stock Option Committee which will determine the participants to whom awards will be granted, the provisions applicable to each award and the time periods during which the awards may be exercised. Each option and SAR granted under the Plan may be exercisable for a term of not more than ten years after the date of grant. Incentive stock options and SARs granted in tandem with incentive stock options may only be exercised when the fair market value of common stock is greater than the option price. Certain other restrictions apply in connection with the timing of exercise. In the event of a change of control (as defined in the Plan), the date on which all SARs and options outstanding under the Plan may first be exercised is accelerated, and restrictions on restricted stock awards lapse. Generally, all SARs and options terminate 90 days after a change of control.

  1991 NON-EMPLOYEE DIRECTORS' OPTION PLAN

    The 1991 Non-Employee Directors' Option Plan of the Company (the "Directors' Plan") was also adopted in November 1991. The Directors' Plan provides for the granting of stock options at the Company's initial public offering price to persons who, on the consummation of the Company's initial public offering, were members of the Board of Directors and who are not employees of the Company or its subsidiaries ("Non-Employee Directors"), and thereafter, options are granted at fair market value to persons who become members of the Board of Directors after the Company's initial public offering and who are not employees of the Company or its subsidiaries at the time they become members of the Board of Directors. Each of the Non-Employee Directors received, or will receive, an option, for ten years, to purchase 25,000 shares of common stock that vests over three years. Administration, the term of the Directors' Plan and change of control features for the Directors' Plan are consistent with the above described Plan.

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

    At December 31, 1995, 35,000 shares were reserved for future grant under the Plan and the Directors' Plan. A summary of shares granted, canceled and exercisable (excluding restricted stock grants of 172,500) are as follows:

                                                                NUMBER OF     OPTION PRICE
                                                                  SHARES        PER SHARE
                                                                ----------  -----------------
Outstanding at December 31, 1992..............................     845,000    $11.75 - $14.50
  Granted.....................................................     188,000    $12.38 - $12.75
  Canceled....................................................      (9,000)            $14.50
                                                                ----------
Outstanding at December 31, 1993..............................   1,024,000    $11.75 - $14.50
  Granted.....................................................      58,000    $ 8.06 - $12.88
  Canceled....................................................     (53,000)   $12.00 - $14.50
                                                                ----------
Outstanding at December 31, 1994..............................   1,029,000    $ 8.06 - $14.50
  Granted.....................................................      30,000              $7.88
  Canceled....................................................     (16,500)   $12.00 - $14.50
  Exercised...................................................     (50,000)            $11.75
                                                                ----------
Outstanding at December 31, 1995..............................     992,500    $ 7.88 - $14.50
                                                                ----------  -----------------
                                                                ----------  -----------------
Exercisable at December 31, 1995..............................     871,320    $ 8.06 - $14.50
                                                                ----------  -----------------
                                                                ----------  -----------------

  1992 RESTRICTED STOCK PERFORMANCE PLAN

    On November 3, 1992, the Company's Board of Directors adopted the Bally Gaming International, Inc. 1992 Restricted Stock Performance Plan (the "Performance Plan"). The purpose of the Performance Plan is to benefit the Company through increased incentive on the part of key employees, officers, directors and consultants of the Company and its subsidiaries by permitting the Company to make awards of Restricted Stock and/or Performance Units comprised of stock and cash to such persons based upon specific performance objectives. Up to 600,000 shares of the Company's common stock have been reserved under this plan. In February 1993, 200,000 Performance Units were granted in connection with an employment agreement entered into by the Company with its Chairman of the Board and Chief Executive Officer. In May 1993, 200,000 Performance Units were granted in connection with an employment agreement entered into by the Company and Bally Gaming, Inc. with its new President. In December 1993, an additional 120,000 Performance Units were granted to other members of senior management of the Company, of which 40,000 units were canceled during the year ended December 31, 1994.

    Under the terms of the award agreements as amended June 8, 1994, the Performance Units will vest if either (i) the cumulative annual growth rate for any three consecutive years during the Performance Period (as defined in the Performance Plan) is at least 35% (the "EPS Growth Target") or (ii) the fair market value of the Common Stock (as determined based on the market price of the Common Stock) equals or exceeds $40 per share for at least twenty of thirty consecutive trading days (the "Market Price Target") or (iii) under certain circumstances following a change in control or (iv) the Company enters into a business combination or (v) the Company obtains a capital infusion of at least $30,000,000 provided however if (i) the Company's earnings per share growth in any consecutive three years during the Performance Period (as defined in the Performance Plan) is at least 85% of the EPS Growth Target, at least 70% of the Performance Units will vest, or (ii) the Company's stock price at any time in the Performance Period (as defined in the Performance Plan) is at least 85% of the Market Price Target, at least 70% of the Performance Units will vest. Each Performance Unit is equal in value to one share of the Company's Common Stock, plus an additional amount in cash equal to fifty percent (50%) of the value of one share of Common Stock, based on the fair market value of the Common Stock at the date the award vests. Payments are to be made in common stock and/or cash as determined by the Compensation Committee. No accruals have been recorded in the Company's financial statements as of December 31, 1995 as such performance objectives have not yet begun to be met.

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

  1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

    The 1994 Stock Option Plan for Non-Employee Directors (the "1994 Directors' Plan") was adopted in April 1994 and provides for the granting of stock options of the Company's Common Stock exercisable at fair market value to Non-Employee Directors. Each of the Non-Employee Directors received an option, for ten years, to purchase 25,000 shares of Common Stock that vests over three years. The option price was $12.875. The 1994 Directors' Plan has change in control features similar to those contained in the 1991 Directors' Plan. 250,000 shares of the Company's Common Stock were reserved for future issuance under the 1994 Directors' Plan. At December 31, 1995, 125,000 shares had been granted of which 33,333 shares were exercisable, 25,000 had been canceled and none had previously been exercised.

  STOCK PERFORMANCE RIGHTS ("SPRS")

    Stock Performance Rights ("SPRs") are rights granted to individuals to receive cash in an amount equal to the excess of (i) the fair market value of the shares of common stock on the date the SPRs are exercised over (ii) the fair market value of the shares of common stock on the date the SPRs were granted.

    In 1993, 100,000 SPRs were granted to an officer of the Company at a fair market value on date of grant of $11.625 in connection with the signing of a five-year employment agreement. These SPRs vest ratably over the term of the employment agreement and become exercisable at the end of each vesting period. As of December 31, 1995, 40,000 of the SPRs were exercisable, and none had been previously exercised.

  WARRANTS

    The Company issued warrants to the underwriters of the initial public offering of the Company's common stock to purchase an aggregate of 300,000 shares of its common stock. The warrants are exercisable during a four-year period ending November 11, 1996 at an exercise price of $15 per share. For the year ended December 31, 1993, 2,000 warrants were exercised and no other warrants have since been exercised.

    In 1993, the Company issued warrants to purchase 1.2 million shares of its common stock at $12.50 per share in connection with the private placement of the Senior Secured Notes. These warrants are currently exercisable and expire on July 29, 1998. At December 31, 1995 none of these warrants were exercised. See "Long-term Debt and Lines of Credit."

  COMMON STOCK RESERVED FOR FUTURE ISSUANCE

    At December 31, 1995 shares of the Company's Common Stock were reserved for future issuance as follows:

Warrants related to the 10 3/8% Senior Secured Notes.............  1,200,000
1991 Incentive Plan and Directors' Plan..........................  1,200,000
1992 Restricted Stock Performance Plan...........................    600,000
1994 Stock Option Plan for Non-Employee Directors................    250,000
Warrants to underwriters.........................................    298,000
                                                                   ---------
                                                                   3,548,000
                                                                   ---------
                                                                   ---------

OTHER REVENUES

    Other revenues for the years ended December 31, 1993, 1994 and 1995 were as follows:

                                                                      YEARS ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1993       1994       1995
                                                                   ---------  ---------  ---------
Interest.........................................................  $   3,795  $   3,538  $   3,615
Currency transaction gain (loss).................................       (245)       (30)       (53)
Other............................................................        586      1,366      1,279
                                                                   ---------  ---------  ---------
                                                                   $   4,136  $   4,874  $   4,841
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

UNUSUAL CHARGES

    During the year ended December 31, 1995, the Company incurred approximately $4.0 million in legal, accounting, investment banking, public and investor relations and printing costs in connection with a merger agreement with WMS Industries, Inc., which has been terminated, Alliance's tender offer and consent solicitation and the pending Alliance Merger. All of these costs have been expensed as incurred. Such costs will continue to be incurred in 1996.

    During the fourth quarter of 1995, Vertriebs recorded a non-recurring charge of $.8 million to writedown to net realizable value a building to be sold. The provision was based on a strategic decision to sell the building as Wulff's other distribution offices adequately covered the geographic region that would have been served by this facility.

    During 1995, Wulff increased the amount of value added tax reserves by $1.0 million as a result of developments to date in an ongoing quadrennial audit of Wulff's tax returns for the years 1988 through 1991. While no written claim or assessment has been issued, the German tax authorities have orally proposed preliminary adjustments which range from $1.4 million (which has been accrued) to $5.0 million. The Company has accrued the liability as, based on current developments, the Company's estimate of the ultimate outcome and its experience in contesting these matters, it is probable that a liability has been incurred and a range of costs can be reasonably estimated. As the scope of the liability is better determined, there could be changes in the estimate of the ultimate liability. Management believes that the preliminary proposed adjustments are without merit and the ultimate results of the audit will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

INCOME TAXES

    Effective January 1, 1993, the Company adopted the provisions of SFAS No. 109, "Accounting for Income Taxes" which requires recognition of deferred tax assets and liabilities for temporary differences and net operating loss ("NOL") and tax credit carryforwards. Under SFAS No. 109, deferred income taxes are established based on enacted tax rates expected to be in effect when temporary differences are scheduled to reverse and NOL and tax credit carryforwards are expected to be utilized. The cumulative effect of the adoption of SFAS No. 109 had an immaterial effect on net income for the year ended December 31, 1993.

    The provision (credit) for foreign and domestic income taxes for the years ended December 31, 1993, 1994 and 1995 was as follows:

                                                                      YEARS ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1993       1994       1995
                                                                   ---------  ---------  ---------
FEDERAL:
  Current........................................................  $     476  $     220  $     260
  Deferred.......................................................     --         --         --
                                                                   ---------  ---------  ---------
                                                                         476        220        260
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
FOREIGN:
  Current........................................................      3,603      2,896      4,586
  Deferred.......................................................        163       (296)        58
                                                                   ---------  ---------  ---------
                                                                       3,766      2,600      4,644
                                                                   ---------  ---------  ---------
Total provisions for income taxes................................  $   4,242  $   2,820  $   4,904
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

    The major components of the net deferred tax asset as of December 31, 1994, and 1995 were as follows:

                                                                          AS OF DECEMBER 31,
                                                                        ----------------------
                                                                           1994        1995
                                                                        ----------  ----------
Property, plant and equipment.........................................  $    1,075  $    1,193
Other.................................................................         131      --
                                                                        ----------  ----------
    Total deferred tax liabilities....................................       1,206       1,193
                                                                        ----------  ----------
Bad debt reserves.....................................................       4,933       5,876
Inventory reserves....................................................       5,527       4,736
Wulff corporate reorganization........................................         235         366
Net operating loss carryforwards......................................      --             391
Foreign tax credit carryforwards......................................       8,382      12,955
AMT tax credit carryforwards..........................................         384         570
Intangibles...........................................................       2,432         909
Accrued liabilities...................................................       1,201         562
Deferred compensation.................................................         696         476
Other.................................................................          31         500
                                                                        ----------  ----------
    Total deferred tax assets.........................................      23,821      27,341
                                                                        ----------  ----------
Valuation allowance...................................................     (21,460)    (24,667)
                                                                        ----------  ----------
    Net deferred tax assets...........................................  $    1,155  $    1,481
                                                                        ----------  ----------
                                                                        ----------  ----------

    At December 31, 1994 and 1995, net deferred tax assets resulted from German net operating loss carryforwards and, inventory and intangible assets book/tax basis differences. At December 31, 1995 the Company has foreign tax credit carryforwards of approximately $13.0 million and alternative minimum tax ("AMT") credit carryforwards of approximately $.6 million. Foreign tax credits are available to offset future taxes due in the U.S. on future foreign taxable income and expire between 1997 and 2001 unless utilized prior to such time. AMT credits are available to be carried forward indefinitely and may be utilized against regular U.S. corporate income tax to the extent it does not exceed tax computed under AMT calculations.

    The provision for income taxes at the Company's effective tax rate differed from the provision for income taxes at the statutory rate as follows:

                                                                     YEARS ENDED DECEMBER 31,
                                                                  -------------------------------
                                                                    1993       1994       1995
                                                                  ---------  ---------  ---------
Taxes at federal statutory rate.................................  $  (7,806) $   2,248  $     529
Losses with no current tax benefit..............................     11,528     --         --
Federal alternative minimum tax.................................        143        200        200
Foreign earnings at other than U.S. statutory rate..............        238         (2)     3,529
Foreign withholding on dividends................................        333        353        450
Other...........................................................         34         21        196
Impact of SFAS 109 adoption.....................................       (228)    --         --
                                                                  ---------  ---------  ---------
                                                                  $   4,242  $   2,820  $   4,904
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

RELATED PARTY TRANSACTIONS

    In connection with the Company's initial public offering, BEC granted restricted stock awards for shares of the Company's common stock owned by BEC to certain senior executives of the Company. These restricted stock awards represent compensation from the Company equal to the fair market value of the

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)
shares on the date of the awards and are recorded as unearned compensation and a
capital  contribution  in  the   accompanying  financial  statements.   Unearned
compensation is charged to operations over the vesting periods of the awards.

    In connection with the Company's initial public offering, the Company and BEC entered into an intercorporate agreement which was amended in July 1992, and again in January 1993, which provided, among other things, that BEC would perform certain accounting, tax, treasury, legal, data processing, employee benefits and other services which the Company reasonably requests, and that the Company would reimburse BEC for the reasonable cost of all services rendered, including salaries and expenses of BEC's employees while they are rendering such services. Charges by BEC to the Company under the intercorporate agreement for the years ended December 31, 1993, 1994 and 1995 were $295,000, $90,000 and none, respectively.

    The Company participated in BEC's insurance program for general liability and directors' and officers' liability coverage through June 1993. Under these programs, insurance expenses were charged to the Company based on claims experience and for reimbursements of premium payments made by BEC. Insurance expense charged to the Company was $281,000, none, and none for the years ended December 31, 1993, 1994 and 1995, respectively.

    The Company had a long-term income tax receivable from BEC totaling $1,971,000 at December 31, 1992. As part of an amendment to the intercorporate agreement between the Company and BEC, which was entered into in January 1993, the income tax receivable of $1,971,000 was exchanged for certain assets previously owned by BEC but managed by the Company, a reduction in the period from six years to three years of certain non-competition restrictions previously imposed on the Company by BEC and settlement of certain other intercompany service arrangements with BEC. This transaction resulted in an increase to intangible assets of approximately $1,515,000 which is being amortized over a six-year period.

    Waters, McPherson, McNeill, P.C., a law firm of which Mr. McPherson, a director of the Company, is Senior Lawyer and Chairman, provides legal services to the Company, primarily relating to litigation involving the Company's former distributor in Louisiana. As of December 31, 1994 and 1995, the Company was indebted to the firm for approximately $200,000 and $480,000, respectively, for legal services rendered. During the years ended December 31, 1993, 1994 and 1995, Waters, McPherson, McNeill, P.C. billed the Company approximately $1.0 million, $1.3 million and $1.5 million, respectively, for legal services provided to the Company.

EMPLOYEE BENEFIT PLANS

    Until February 28, 1994 the Company participated in BEC's defined contribution plans which covered certain full-time employees and which were considered part of the Company's overall retirement program. Effective March 1, 1994, the Company ceased its participation in BEC's defined contribution plans and formed its own plan. This program consists of a savings plan to which employees may contribute a percentage of their compensation. Employee contributions to the savings plan, up to certain limits, may be matched by the Company. The Company's contribution accrued for the savings plan for the years ended December 31, 1993, 1994 and 1995 was approximately $91,000, $120,000 and $140,000, respectively.

COMMITMENTS AND CONTINGENCIES

    The Company is obligated under several patent agreements to pay royalties ranging from approximately $50 to $200 per game depending on the components in the gaming machines. Additionally, based on an amendment to the trademark licensing agreement between the Company and BEC dated March 31, 1995, the Company is obligated to pay a royalty on new machines sold of $25 to $30 per machine beginning on March 31, 1995 with a minimum annual royalty payment of $500,000 for the initial five-year term of the amended agreement, which is subject to annual renewals thereafter. Royalty expense for the years ended December 31, 1993, 1994 and 1995 was $1.1 million, $2.9 million and $3.0 million, respectively.

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

    The Company leases certain facilities and equipment for production, selling and administrative purposes under operating leases. Future minimum lease payments at December 31, 1995 under operating leases that have initial or remaining lease terms in excess of one year are as follows:

1996...............................................................  $   3,136
1997...............................................................      2,753
1998...............................................................      1,754
1999...............................................................      1,361
2000...............................................................      1,121
Thereafter.........................................................      1,844
                                                                     ---------
                                                                     $  11,969
                                                                     ---------
                                                                     ---------

    Rent expense for the years ended December 31, 1993, 1994 and 1995 was $2.6 million, $2.7 million and $3.6 million, respectively.

    The Company has entered into employment contracts with several of its executives. These contracts are for periods ranging from one to five years and require certain minimum annual payments. Future minimum annual payments under these contracts are as follows:

1996................................................................  $   3,573
1997................................................................      2,299
1998................................................................      1,700
                                                                      ---------
                                                                      $   7,572
                                                                      ---------
                                                                      ---------

    In conjunction with sales by Gaming, with recourse to Gaming and/or the Company, of certain trade receivables to third parties, Gaming and/or the Company have guaranteed amounts due from various customers of approximately $18.2 million at December 31, 1995. A charge was recognized as a result of these sales of receivables which aggregated approximately $.5 million, $1.0 million and $.1 million during 1993, 1994 and 1995, respectively. It is possible that one or more of Gaming's customers whose obligation has been guaranteed by Gaming may be unable to make payments as such become due. In this case Gaming may become responsible for repayment of at least a portion of such amounts over the term of the receivables. At December 31, 1995, amounts due from one customer under three contracts totaling $3.5 million were past due and these amounts and subsequent installments have not been paid. In general, under the terms of these contracts, the Company may be responsible for monthly payments of the outstanding obligations. The third party holder of these contracts has not yet asserted demands under these contracts although such demands may be imminent. The Company intends to pursue a restructuring of the contracts although no assurance can be given that such a restructuring would be successfully negotiated. The outcome of this issue is not anticipated to have a material effect on the financial position, results of operations or cash flows of the Company. A provision for doubtful accounts of approximately $3.5 million and $6.3 million on all receivables with recourse is included in the Company's allowance for doubtful accounts at December 31, 1994 and 1995, respectively.

    On or about June 19, 1995, three purported class actions were filed in the Chancery Court of Delaware by Company's stockholders against the Company and its directors (the "Fiorella, Cignetti and Neuman Actions"). The Fiorella and Neuman Actions, in identical complaints alleged that the Company's directors had breached their fiduciary duties of good faith, fair dealing, loyalty and candor by approving the Merger Agreement with WMS ("WMS Merger") instead of the unsolicited tender offer transaction proposed by Alliance ("Alliance Proposal"), by not properly exposing the Company for sale, and by failing to take all reasonable steps to maximize stockholder value. These actions sought injunctions to prevent the Company from proceeding with, consummating or closing the WMS Merger, and to rescind it should it be consummated, as well as compensatory damages. The Cignetti Action made similar allegations, and also alleged that

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)
the Company had in place a shareholders' right plan, commonly know as a "poison pill." The Cignetti Action sought an injunction requiring the Company to negotiate with all bona fide parties or other potential acquirees or to conduct an unencumbered market check in a manner designed to maximize shareholder value, and preventing the Company from implementing any unlawful barriers to the acquisition of the Company by any third party or taking other actions that would lessen its attractiveness as an acquisition candidate. The Cignetti Action also specifically requested an injunction barring triggering of the Company's alleged "poison pill" until full consideration was given to the Alliance Proposal (subsequently superseded by the execution of the Merger Agreement with Alliance), and sought compensatory damages.

    Also on or about June 19, 1995, a purported class action was filed in the Delaware Court of Chancery by a Company stockholder against the Company and its directors and Alliance (the "Strougo Action"). The Strougo Action alleged that the Alliance Proposal (subsequently superseded by the execution of the Alliance Merger Agreement) to acquire the Company stock was at a grossly unfair and inadequate price; that the Company's directors had breached their fiduciary duties by failing seriously to consider potential purchasers for the Company other than Alliance; and that the transaction proposed by Alliance was wrongful, unfair and harmful to the Company's public stockholders. The Strougo Action sought a declaration that defendants had breached their fiduciary duties; an injunction preventing the consummation of the Alliance transaction or requiring its rescission; an order requiring defendants to permit a stockholders' committee to participate in any process undertaken in connection with the sale of the Company; and compensatory damages.

    On or about July 6, 1995, the plaintiffs in the Fiorella, Cignetti, Neuman Actions and the Strougo Action (collectively, the "Stockholder Plaintiffs") filed with the Court a motion to consolidate the four actions.

    On or about July 27, 1995, certain of the Stockholder Plaintiffs filed an amended complaint (the "Amended Fiorella Action") that adopted certain allegations concerning self-dealing by the Company's directors in connection with the WMS Merger; added a claim relating to the Company's alleged failure to hold an annual meeting as required and added WMS as defendant. The Amended Fiorella Action also alleged that the Company intended, in violation of Delaware law, to sell Wulff without first seeking stockholder approval of the sale. The action sought an order enjoining defendants from proceeding with, consummating or closing the WMS Merger, or rescinding it if it closed; preventing the sale of Wulff without prior stockholder approval; declaring invalid the Company's agreement to pay WMS a fee if the WMS Merger is terminated by the Company in certain circumstances; compelling an auction of the Company and the provision of due diligence to Alliance; scheduling an immediate meeting of the Company stockholders; and awarding compensatory damages. The Company believes these lawsuits to be without merit and intends to vigorously defend these actions.

    On October 23, 1995, WMS instituted a suit in New York State Court against the Company for the Company's failure to pay $4.8 million upon termination of the WMS Merger. The Company believes this lawsuit to be without merit and intends to vigorously defend this action. On November 22, 1995, the Company answered the complaint and brought counterclaims against WMS alleging that WMS repudiated and breached the WMS Merger by, among other things, failing to act in good faith toward the consummation of the WMS Merger, advising the Company that it would not perform as agreed but would impose new conditions on the WMS Merger, acting in excess of its authority and undermining the ability of the Company to perform the WMS Merger. On February 8, 1996 WMS moved for summary judgement. The Company's response to that action is presently due on March 15, 1996. Pursuant to the Merger Agreement, Alliance has agreed to indemnify the directors and officers of the Company in certain circumstances.

    In June 1995, BEC asserted that a certain agreement between BEC and the Company (the "Non-compete Agreement") prohibits the use by the Company of the tradename "Bally" if it is merged with a company that is in the casino business within or without the United States and operates such business prior to January 8, 1999. The Company believes such a claim is entirely without merit since the restriction referred

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)
to expired on January 8, 1996 and in any event does not relate to the use of the "Bally" tradename, which is covered by the License Agreement. The restriction in the Non-compete Agreement will not have any impact on the combined company after the Merger since the effective time of the Alliance Merger contemplates a closing of the Alliance Merger after the restriction in the Non-compete Agreement lapses. BEC has not reasserted this position since it was informed by the Company in July 1995 that the restriction lapses on January 8, 1996. Consequently, the Company believes BEC has determined not to contest the Company's position.

    On February 16, 1996, the Company received notice from BEC alleging that the Company has violated the License Agreement by, among other things, granting to Marine Midland Business Loans, Inc. ("Marine Midland"), the lender which provides Bally Gaming, Inc.'s revolving line of credit, a security interest in general intangibles. In such notice, BEC also stated that as a result of the foregoing, it was immediately terminating the License Agreement. The Company does not believe that it has violated the terms of the License Agreement and the Company will defend its position against BEC's claims.

    BEC has also asserted that its permission is required for use of the "Bally" tradename by any entity other than the Company and that a merger between the Company and another company would violate the terms of the License Agreement. The Company has denied these claims and believes that the surviving company in the Alliance Merger will be permitted to use the "Bally" tradename in accordance with the terms of such License Agreement. The Company believes that no breach of such License Agreement is caused by the Alliance Merger and use of the "Bally" tradename by the surviving corporation. In a letter dated November 9, 1995, BEC reasserted its position. On November 20, 1995, Alliance, the Alliance Merger Subsidiary and the Company commenced an action against BEC in Federal District Court in Delaware seeking a declaratory judgment, among other things, that the surviving company in the Alliance Merger will be permitted to use the "Bally" tradename in accordance with the terms of the License Agreement, and seeking injunctive relief (the "Alliance Action"). On November 28, 1995, BEC commenced an action against the Company, Bally Gaming, Inc., Alliance and the Alliance Merger Subsidiary in Federal District Court in New Jersey to enjoin the defendants from using the "Bally" tradename (the "BEC Action"). The BEC Action alleges that the Company's continued use of the tradename after the Alliance Merger will (1) constitute a prohibited assignment of the Company's rights to use the tradename and (2) exceed the scope of the license granted to the Company because the Company will be under the control of Alliance. Also on November 28, 1995, BEC filed a motion to dismiss, transfer to New Jersey, or stay the Alliance Action pending resolution of the BEC Action. On December 15, 1995 BEC filed a motion to dismiss, transfer to New Jersey or stay the Alliance Action pending resolution of the BEC Action. On December 15, 1995, BEC filed a motion for a preliminary injunction in the BEC Action. At a hearing on January 17, 1996, the court declined to issue a preliminary injunction, but held BEC's motion in abeyance pending the defendant's motion to dismiss and for summary judgment, which defendants had filed on December 26, 1995. After a second hearing on February 20, 1996 the court stated it would attempt to rule on both motions in fourteen days. The Company, Bally Gaming Inc., Alliance and the Alliance Merger Subsidiary intend to vigorously defend their position in these actions.

    In 1994, after an intensive federal investigation of Gaming's former distributor, eighteen individuals were indicted on charges of racketeering and fraud against Gaming and the Louisiana regulatory system. Among those indicted were the former distributor's stockholders, directors, employees and others alleged to be associated with organized crime. Fifteen entered pleas of guilty before trial and the remaining three were convicted in October 1995. Gaming was never a subject or target of the federal investigation.

    Prior to the conclusion of the federal case, the Company's activities with regard to its former VLT distributor in Louisiana were the subject of inquiries by gaming regulators and a report by the New Jersey Division of Gaming Enforcement ("DGE") dated August 24, 1995. The New Jersey Casino Control Commission ("CCC") has indicated that it may hold a hearing on the matter, but no date has been set at this time.

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)
The New Jersey report makes no specific recommendations for action by the CCC. The gaming authorities in Ontario, Canada, who have investigated the matters, have issued a gaming registration to the Company's subsidiary Bally Gaming, Inc. on February 8, 1996.

    The DGE's report is similar in many respects to one prepared by the President of the Louisiana Economic Development and Gaming Corporation ("LEDGC") in January 1995. Hearings on that report were held in January 1995 and on February 7, 1995 the Board of Directors of the LEDGC found all of the allegations in its President's report to be without merit and granted a license to the Company and has announced that it will continue to monitor the Company's conduct in light of any further information disclosed as a result of the trial of the eighteen defendants (all of whom have now plead, or been found, guilty) and other regulatory proceedings. In November 1995, the operator of the land based casino in New Orleans filed for bankruptcy reorganization and ceased operations. That action resulted in the termination of funding for the LEDGC regulatory operations and, shortly thereafter, the Attorney General of Louisiana took control of the agency and effectively closed its operations. LEDGC's
President and employees were dismissed. The foregoing occurred prior to the completion of review of the Company's pending application.

    The Company believes that the information contained in the DGE's report does not differ in any material respect from the prior report to the LEDGC the conclusions of which were found to be without merit in February 1995. An adverse determination by a gaming regulator in any jurisdiction could result in the loss of the Company's ability to do business in that jurisdiction. Further regulatory scrutiny in other jurisdictions would be likely to follow. The Company would appeal any adverse finding, as was the case when the Company successfully appealed the LEDGC President's decision in January 1995.

    On September 25, 1995, the Company was named as defendant in a class action lawsuit filed in the United States District Court, District of Nevada, by Larry Schreier on behalf of himself and all others similarly situated (the "plaintiffs"). The plaintiffs filed suit against the Company and approximately 45 other defendants (each a "defendant," and collectively the "defendants"). Each defendant is involved in the gaming business as either a gaming machine manufacturer, distributor, or casino operator. The class action lawsuit arises out of alleged fraudulent marketing and operation of casino video poker machines and electronic slot machines. The plaintiffs allege that the defendants have engaged in a course of fraudulent and misleading conduct intended to induce people in playing their gaming machines based on a false belief concerning how those machines actually operate as well as the extent to which there is actually an opportunity to win on any given play. The plaintiffs allege that the defendants' actions constitute violations of the Racketeer Influenced and Corrupt Organizations Act ("RICO") and give rise to claims of common law fraud and unjust enrichment. The plaintiffs are seeking monetary damages in excess of one billion dollars, and are asking that any damage awards be trebled under applicable federal law. The Company believes the plaintiffs' lawsuit to be without merit and intends to vigorously defend these actions.

    While the ultimate results of the matters described above are not presently known, management does not expect that the results will have a material adverse effect on the Company's results of operations, financial position or cash flows.

    The Company and its subsidiaries are from time to time also subject to litigation incidental to the conduct of their business. The Company believes that the results of such litigation and other pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

CONCENTRATION OF CREDIT RISK

    The   financial  instruments   that  potentially  subject   the  Company  to
concentrations of credit risk consist principally of accounts and notes receivable and customer obligations guaranteed by the Company.

                        BALLY GAMING INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

    Product sales and the resulting receivables are concentrated in specific legalized gaming regions. The Company also distributes its products through third party distributors resulting in distributor receivables. At December 31, 1995 net accounts and notes receivable, including obligations of various customers which are guaranteed by the Company, by region as a percentage to total net receivables are as follows:

                                                                       AS OF DECEMBER 31, 1995
                                                        -----------------------------------------------------
                                                           WULFF        GAMING        SYSTEMS        TOTAL
                                                        -----------  ------------  -------------  -----------
Germany...............................................       47.0%           --%           --%         47.0%
Mississippi Riverboats................................      --              9.5         --              9.5
Other Riverboat Casinos...............................      --              1.3         --              1.3
Nevada................................................      --             15.0           1.8          16.8
Atlantic City.........................................      --              2.0           2.0           4.0
International.........................................      --              8.0           1.6           9.6
Louisiana.............................................      --              1.6            .1           1.7
New Mexico Indian Casinos.............................      --              5.6            .2           5.8
Other Indian Casinos..................................      --              1.8            .3           2.1
Others individually less than 5%......................      --              2.2         --              2.2
                                                                                           --
                                                              ---           ---                       -----
                                                             47.0%         47.0%          6.0%        100.0%
                                                                                           --
                                                                                           --
                                                              ---           ---                       -----
                                                              ---           ---                       -----

    Gaming's receivables and customer obligations guaranteed by Gaming and/or the Company, from riverboat casinos and casinos on Indian land generally represent sales to recently opened casinos and, in many cases, new customers to Gaming. Approximately 43% of the accounts and notes receivable and customer obligations guaranteed by the Company at December 31, 1995 relate to these emerging markets including approximately 25% to three customers operating in Mississippi. Receivables and customer obligations guaranteed by the Company from emerging market customers contain increased risk factors compared to receivables at Wulff or other traditional markets for Gaming.

    In early 1995, the Governor of the State of New Mexico signed compacts with certain Indian tribes to permit casino gaming on tribal lands in New Mexico. These compacts went through appropriate federal approval processes and a number of casinos began operating. In July 1995 the Supreme Court of New Mexico found that the Governor did not have proper authority to sign the compacts. The Indian tribes have filed a lawsuit in federal court to seek resolution to this issue. Gaming and Systems had sold product to the Indian tribes prior to this ruling. At December 31, 1995, the Company has $5.5 million in accounts and notes receivable from an operator of two casinos for two different Indian tribes including $2.1 million of trade receivables sold to a third party with recourse to Gaming. This operator is currently four months ahead on payments. No provision for doubtful accounts for this customer has been included in the accompanying financial statements at December 31, 1995. Management believes the receivable is properly valued at December 31, 1995. As events change during 1996 management will reevaluate its estimate of the realizability of the receivable.

CONSOLIDATING FINANCIAL STATEMENTS

    The following consolidating financial statements are presented to provide information regarding Bally Gaming, Inc., as guarantor of the Senior Secured Notes, and Bally Wulff Automaten GmbH and Bally Wulff Vertriebs GmbH, because substantially all of the common stock of these entities is pledged as collateral for the Senior Secured Notes. The results herein are presented by each legal entity rather than by business segment as presented elsewhere in these financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations. Such business segment information of Bally Gaming, Inc., Automaten and Vertriebs includes an allocation of parent company revenues and expenses whereas the following consolidating financial statements do not reflect these allocations to the subsidiaries. The notes to consolidating financial statements should be read in conjunction with the consolidated financial statements and notes thereto.

                        BALLY GAMING INTERNATIONAL, INC.

                          CONSOLIDATING BALANCE SHEETS
                               DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                            BALLY       BALLY      BALLY              CONSOLIDATING    BALLY GAMING
                                            WULFF       WULFF     GAMING,               AND OTHER     INTERNATIONAL,
                                          AUTOMATEN   VERTRIEBS     INC.     PARENT    ADJUSTMENTS         INC.
                                          ---------   ---------   --------  --------  -------------   --------------
                 ASSETS
Current assets:
  Cash and cash equivalents.............   $ 1,362     $ 7,487    $   355   $  --       $ --             $  9,204
  Accounts and notes receivable, net of
   allowance for doubtful accounts of
   $19, $5,659 and $6,604 for Automaten,
   Vertriebs and Gaming.................     2,813      46,342     38,773      2,903       (6,199)         84,632
  Inventories, net:
    Raw materials and work-in-process...     5,063       --        16,019      --         --               21,082
    Finished goods......................     2,442       9,413     17,599      --          (1,077)         28,377
                                          ---------   ---------   --------  --------  -------------   --------------
                                             7,505       9,413     33,618      --          (1,077)         49,459
  Other current assets..................     1,446       2,957        650        196         (175)          5,074
                                          ---------   ---------   --------  --------  -------------   --------------
      Total current assets..............    13,126      66,199     73,396      3,099       (7,451)        148,369
Long-term notes receivables, net of
 allowance for doubtful accounts of $35
 and $8,163 for Vertriebs and Gaming....     --          1,186      4,372      --         --                5,558
Long-term receivables from affiliate....    23,314       --         --        29,014      (52,328)        --
Property, plant and equipment, at cost:
  Land..................................     --            332      1,025      --         --                1,357
  Buildings and leasehold
   improvements.........................     1,648       7,705      9,909      --         --               19,262
  Machinery and equipment...............    11,174       7,072      8,390      --         --               26,636
  Furniture, fixtures and equipment.....       828       2,181      5,335      --          (2,269)          6,075
  Less accumulated depreciation.........   (11,615)     (5,978)   (11,844 )    --             465         (28,972)
                                          ---------   ---------   --------  --------  -------------   --------------
      Property, plant and equipment,
       net..............................     2,035      11,312     12,815      --          (1,804)         24,358
Intangible assets, less accumulated
 amortization of $197, $11,131, $69 and
 $1,212 for Automaten, Vertriebs, Gaming
 and Parent.............................     --          5,773        181      5,456      --               11,410
Investment in subsidiaries..............     --          --         --        90,766      (90,766)        --
Other assets............................       337         586        113      1,511      --                2,547
                                          ---------   ---------   --------  --------  -------------   --------------
                                           $38,812     $85,056    $90,877   $129,846    $(152,349)       $192,242
                                          ---------   ---------   --------  --------  -------------   --------------
                                          ---------   ---------   --------  --------  -------------   --------------

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................   $   411     $ 4,064    $18,880   $    891    $  (4,974)       $ 19,272
  Accrued liabilities and other
   payables:
    Compensation and benefit related
     liabilities........................     2,287         612      2,433        630      --                5,962
    Interest............................     --          --         --         1,890      --                1,890
    Other...............................     1,461       4,065      4,495        186         (734)          9,473
                                          ---------   ---------   --------  --------  -------------   --------------
                                             3,748       4,677      6,928      2,706         (734)         17,325
  Current maturities of long-term
   debt.................................     --         13,756      1,350        894      --               16,000
                                          ---------   ---------   --------  --------  -------------   --------------
      Total current liabilities.........     4,159      22,497     27,158      4,491       (5,708)         52,597
Long-term payables to affiliate.........     --         26,741     29,014      --         (55,755)        --
10 3/8% Senior Secured Notes due 1998,
 net of unamortized discount of $458....     --          --         --        39,542      --               39,542
Other long-term debt, less current
 maturities.............................     --          5,006      7,927      1,287      --               14,220
Commitments and contingencies
Stockholders' equity:
  Preferred stock.......................     --          --         --         --         --              --
  Common stock..........................     2,638      15,142      --           107      (17,780)            107
  Additional paid-in-capital............    19,191       6,455     34,596     73,852      (66,336)         67,758
  Retained earnings (accumulated
   deficit).............................     6,199       1,433     (7,818 )   11,550       (6,129)          5,235
  Cumulative translation adjustments....     6,625       7,782      --          (206)        (641)         13,560
  Unearned compensation.................     --          --         --          (777)     --                 (777)
                                          ---------   ---------   --------  --------  -------------   --------------
    Total stockholders' equity..........    34,653      30,812     26,778     84,526      (90,886)         85,883
                                          ---------   ---------   --------  --------  -------------   --------------
                                           $38,812     $85,056    $90,877   $129,846    $(152,349)       $192,242
                                          ---------   ---------   --------  --------  -------------   --------------
                                          ---------   ---------   --------  --------  -------------   --------------

                            See accompanying notes.

                        BALLY GAMING INTERNATIONAL, INC.

                          CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                                                                   BALLY
                                                   BALLY        BALLY       BALLY               CONSOLIDATING     GAMING
                                                   WULFF        WULFF      GAMING,                AND OTHER    INTERNATIONAL,
                                                 AUTOMATEN    VERTRIEBS     INC.      PARENT     ADJUSTMENTS       INC.
                                                -----------  -----------  ---------  ---------  -------------  -------------
                    ASSETS
Current assets:
  Cash and cash equivalents...................   $   1,353    $   3,240   $     933  $  --       $   --          $   5,526
  Accounts and notes receivable, net of
   allowance for doubtful accounts of $19,
   $7,201, and $9,061 for Automaten, Vertriebs
   and Gaming.................................       1,804       51,110      38,948      4,772        (9,458)       87,176
Inventories, net:
  Raw materials and work-in-process...........       4,974       --          11,092     --           --             16,066
  Finished goods..............................       3,548       12,340      21,020     --            (1,383)       35,525
                                                -----------  -----------  ---------  ---------  -------------  -------------
                                                     8,522       12,340      32,112     --            (1,383)       51,591
  Other current assets........................       1,236        1,443         651        560            93         3,983
                                                -----------  -----------  ---------  ---------  -------------  -------------
    Total current assets......................      12,915       68,133      72,644      5,332       (10,748)      148,276
Long-term notes receivables, net of allowance
 for doubtful accounts of $48 and $7,821 for
 Vertriebs and Gaming.........................      --            1,654       8,327     --           --              9,981
Long-term receivables from affiliate..........      23,208       --          --         28,380       (51,588)       --
Property, plant and equipment, at cost:
  Land........................................      --              332       1,025     --           --              1,357
  Buildings and leasehold improvements........       1,571        8,375       9,925     --           --             19,871
  Machinery and equipment.....................      11,913        9,617       8,798     --           --             30,328
  Furniture, fixtures and equipment...........         812        2,520       5,909     --            (3,079)        6,162
  Less accumulated depreciation...............     (12,964)      (8,787)    (13,587)    --               864       (34,474)
                                                -----------  -----------  ---------  ---------  -------------  -------------
  Property, plant and equipment, net..........       1,332       12,057      12,070     --            (2,215)       23,244
Intangible assets, less accumulated
 amortization of $11,527, $94 and $2,099 for
 Vertriebs, Gaming and Parent.................      --            6,089         156      4,569       --             10,814
Investment in subsidiaries....................      --           --          --         90,766       (90,766)       --
Other assets..................................         332          561         113        497           498         2,001
                                                -----------  -----------  ---------  ---------  -------------  -------------
                                                 $  37,787    $  88,494   $  93,310  $ 129,544   $  (154,819)    $ 194,316
                                                -----------  -----------  ---------  ---------  -------------  -------------
                                                -----------  -----------  ---------  ---------  -------------  -------------


     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................   $     557    $   6,386   $  19,342  $      31   $    (7,760)    $  18,556
  Accrued liabilities and other payables:
    Compensation and benefit related
     liabilities..............................       2,335          955       2,318     --           --              5,608
    Interest..................................      --           --          --          1,890       --              1,890
    Other.....................................       1,472        3,546       4,293        617           (20)        9,908
                                                -----------  -----------  ---------  ---------  -------------  -------------
                                                     3,807        4,501       6,611      2,507           (20)       17,406
  Current maturities of long-term debt........      --           14,333         212        412       --             14,957
                                                -----------  -----------  ---------  ---------  -------------  -------------
    Total current liabilities.................       4,364       25,220      26,165      2,950        (7,780)       50,919
Long-term payables to affiliate...............      --           26,421      28,380     --           (54,801)       --
10 3/8% Senior Secured Notes due 1998, net of
 unamortized discount of $344.................      --           --          --         39,656       --             39,656
Other long-term debt, less current
 maturities...................................      --            4,721       9,435      1,175       --             15,331

Commitments and contingencies
Stockholders' equity:
  Preferred stock.............................      --           --          --         --           --             --
  Common stock................................       2,638       15,142      --            108       (17,780)          108
  Additional paid-in-capital..................      19,191        6,455      34,596     74,439       (66,336)       68,345
  Retained earnings(accumulated deficit)......       2,155          286      (5,273)    11,969        (7,295)        1,842
  Cumulative translation adjustments..........       9,439       10,249           7       (206)         (827)       18,662
  Unearned compensation.......................      --           --          --           (547)      --               (547)
                                                -----------  -----------  ---------  ---------  -------------  -------------
    Total stockholders' equity................      33,423       32,132      29,330     85,763       (92,238)       88,410
                                                -----------  -----------  ---------  ---------  -------------  -------------
                                                 $  37,787    $  88,494   $  93,310  $ 129,544   $  (154,819)    $ 194,316
                                                -----------  -----------  ---------  ---------  -------------  -------------
                                                -----------  -----------  ---------  ---------  -------------  -------------

                            See accompanying notes.

                        BALLY GAMING INTERNATIONAL, INC.

                     CONSOLIDATING STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1993
                                 (IN THOUSANDS)

                                                      BALLY       BALLY                CONSOLIDATING  BALLY GAMING
                                       BALLY WULFF    WULFF      GAMING,                 AND OTHER    INTERNATIONAL,
                                        AUTOMATEN   VERTRIEBS      INC.      PARENT     ADJUSTMENTS       INC.
                                       -----------  ----------  ----------  ---------  -------------  -------------
Revenues:
  Sales..............................   $  42,437   $  100,287  $   59,709  $  --       $   (37,862)   $   164,571
  Other..............................       1,497        3,083         807      1,479        (2,730)         4,136
                                       -----------  ----------  ----------  ---------  -------------  -------------
                                           43,934      103,370      60,516      1,479       (40,592)       168,707
                                       -----------  ----------  ----------  ---------  -------------  -------------
Costs and expenses:
  Cost of sales......................      26,937       81,611      51,888     --           (38,726)       121,710
  Selling, general and
   administrative....................       6,737       19,608      24,498      6,531           (17)        57,357
  Provision (credit) for doubtful
   receivables.......................         (13)         326       7,363        500       --               8,176
                                       -----------  ----------  ----------  ---------  -------------  -------------
                                           33,661      101,545      83,749      7,031       (38,743)       187,243
                                       -----------  ----------  ----------  ---------  -------------  -------------
Operating income (loss)..............      10,273        1,825     (23,233)    (5,552)       (1,849)       (18,536)
Interest expense.....................          21        1,873       2,849      2,180        (2,499)         4,424
                                       -----------  ----------  ----------  ---------  -------------  -------------
Income (loss) before income taxes and
 extraordinary gain..................      10,252          (48)    (26,082)    (7,732)          650        (22,960)
Provision (benefit) for income
 taxes...............................       3,705         (557)         10     --             1,084          4,242
                                       -----------  ----------  ----------  ---------  -------------  -------------
Income (loss) before extraordinary
 gain................................       6,547          509     (26,092)    (7,732)         (434)       (27,202)
Extraordinary gain on early
 extinguishment of debt..............      --           --           3,759     --           --               3,759
                                       -----------  ----------  ----------  ---------  -------------  -------------
Net income (loss)....................   $   6,547   $      509  $  (22,333) $  (7,732)  $      (434)   $   (23,443)
                                       -----------  ----------  ----------  ---------  -------------  -------------
                                       -----------  ----------  ----------  ---------  -------------  -------------

                            See accompanying notes.

                        BALLY GAMING INTERNATIONAL, INC.

                     CONSOLIDATING STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                     BALLY       BALLY                CONSOLIDATING  BALLY GAMING
                                      BALLY WULFF    WULFF      GAMING,                 AND OTHER    INTERNATIONAL,
                                       AUTOMATEN   VERTRIEBS      INC.      PARENT     ADJUSTMENTS       INC.
                                      -----------  ----------  ----------  ---------  -------------  -------------
Revenues:
  Sales.............................   $  47,419   $   99,218  $  130,452  $  --       $   (45,771)   $   231,318
  Other.............................       1,189        3,578         776      2,856        (3,525)         4,874
                                      -----------  ----------  ----------  ---------  -------------  -------------
                                          48,608      102,796     131,228      2,856       (49,296)       236,192
                                      -----------  ----------  ----------  ---------  -------------  -------------
Costs and expenses:
  Cost of sales.....................      30,988       79,589      91,107     --           (44,625)       157,059
  Selling, general and
   administrative...................       6,656       19,408      28,135      5,862           (72)        59,989
  Provision for doubtful
   receivables......................          11        1,894       3,858     --           --               5,763
                                      -----------  ----------  ----------  ---------  -------------  -------------
                                          37,655      100,891     123,100      5,862       (44,697)       222,811
                                      -----------  ----------  ----------  ---------  -------------  -------------
Operating income (loss).............      10,953        1,905       8,128     (3,006)       (4,599)        13,381
  Interest expense..................           2        1,648       3,871      4,486        (3,239)         6,768
                                      -----------  ----------  ----------  ---------  -------------  -------------
Income (loss) before income taxes...      10,951          257       4,257     (7,492)       (1,360)         6,613
Provision (benefit) for income
 taxes..............................       3,885       (1,019)      1,685     (1,465)         (266)         2,820
                                      -----------  ----------  ----------  ---------  -------------  -------------
Net income (loss)...................   $   7,066   $    1,276  $    2,572  $  (6,027)  $    (1,094)   $     3,793
                                      -----------  ----------  ----------  ---------  -------------  -------------
                                      -----------  ----------  ----------  ---------  -------------  -------------

                            See accompanying notes.

                        BALLY GAMING INTERNATIONAL, INC.

                     CONSOLIDATING STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                                                         BALLY
                                                    BALLY       BALLY                 CONSOLIDATING     GAMING
                                     BALLY WULFF    WULFF      GAMING,                  AND OTHER    INTERNATIONAL,
                                      AUTOMATEN   VERTRIEBS      INC.       PARENT     ADJUSTMENTS       INC.
                                     -----------  ----------  ----------  ----------  -------------  -------------
Revenues:
  Sales............................   $  52,263   $  117,618  $  127,985  $   --       $   (53,395)   $   244,471
  Other............................         889        3,477       1,155       2,911        (3,591)         4,841
                                     -----------  ----------  ----------  ----------  -------------  -------------
                                         53,152      121,095     129,140       2,911       (56,986)       249,312
                                     -----------  ----------  ----------  ----------  -------------  -------------
Costs and expenses:
  Cost of sales....................      35,337       95,483      85,270      --           (52,959)       163,131
  Selling, general and
   administrative..................       7,433       22,492      30,365       5,044           (45)        65,289
  Provision for doubtful
   receivables.....................      --            1,697       5,015      --           --               6,712
  Unusual charges..................         799        1,038         125       3,854       --               5,816
                                     -----------  ----------  ----------  ----------  -------------  -------------
                                         43,569      120,710     120,775       8,898       (53,004)       240,948
                                     -----------  ----------  ----------  ----------  -------------  -------------
Operating income...................       9,583          385       8,365      (5,987)       (3,982)         8,364
Interest expense...................           1        1,398       4,155       4,613        (3,314)         6,853
                                     -----------  ----------  ----------  ----------  -------------  -------------
Income (loss) before income
 taxes.............................       9,582       (1,013)      4,210     (10,600)         (668)         1,511
Provision (benefit) for income
 taxes.............................       3,987          134       1,665      (1,380)          498          4,904
                                     -----------  ----------  ----------  ----------  -------------  -------------
Net income (loss)..................   $   5,595   $   (1,147) $    2,545  $   (9,220)  $    (1,166)   $    (3,393)
                                     -----------  ----------  ----------  ----------  -------------  -------------
                                     -----------  ----------  ----------  ----------  -------------  -------------

                            See accompanying notes.

                        BALLY GAMING INTERNATIONAL, INC.
                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1993
                                 (IN THOUSANDS)

                                                                                 BALLY                CONSOLIDATING  BALLY GAMING
                                                    BALLY WULFF  BALLY WULFF    GAMING,                 AND OTHER    INTERNATIONAL,
                                                     AUTOMATEN    VERTRIEBS      INC.       PARENT     ADJUSTMENTS       INC.
                                                    -----------  -----------  -----------  ---------  -------------  -------------
Cash flows from operating activities:
  Net income (loss)...............................   $   6,547    $     509    $ (22,333)  $  (7,732)   $    (434)     $ (23,443)
  Adjustments to reconcile net income (loss) to
   cash provided by (used in) operating
   activities:
    Extraordinary gain on early extinguishment
     of debt......................................      --           --           (3,759)     --           --             (3,759)
    Depreciation and amortization.................       1,609        2,466        2,221       1,557          250          8,103
    Deferred income taxes.........................      --              163       --          --           --                163
    Provision for doubtful receivables............         (13)         326        7,363         500       --              8,176
    Provision for inventory valuation reserves....      --           --            6,156      --           --              6,156
    (Gain) loss on disposals of property, plant
     and equipment................................         (40)          15           89      --           --                 64
    Changes in operating assets and liabilities:
      Accounts and notes receivable...............       6,842       (3,384)     (15,213)       (957)      (4,936)       (17,648)
      Inventories.................................      (2,987)       3,411      (15,290)     --             (211)       (15,077)
      Other current assets........................        (824)         481          126        (423)        (894)        (1,534)
      Accounts payable and accrued liabilities....      (2,759)      (5,814)      12,060         423        5,807          9,717
  Other...........................................      --           --           --          --             (466)          (466)
                                                    -----------  -----------  -----------  ---------  -------------  -------------
      Cash provided by (used in) operating
       activities.................................       8,375       (1,827)     (28,580)     (6,632)        (884)       (29,548)
                                                    -----------  -----------  -----------  ---------  -------------  -------------
Cash flows from investing activities:
  Net assets of distribution business acquired....      --           (8,382)      --          --           --             (8,382)
  Purchases of property, plant and equipment......      (1,541)      (3,298)      (1,628)     --           --             (6,467)
  Proceeds from disposals of property, plant and
   equipment......................................          57          585          449      --           --              1,091
  Other...........................................      --           --              110      --              241            351
                                                    -----------  -----------  -----------  ---------  -------------  -------------
      Cash provided by (used in) investing
       activities.................................      (1,484)     (11,095)      (1,069)     --              241        (13,407)
                                                    -----------  -----------  -----------  ---------  -------------  -------------
Cash flows from financing activities:
  Proceeds from issuance of Senior Secured
   Notes..........................................      --           --           --          40,000       --             40,000
  Net change in lines of credit...................      --           20,825        5,667       2,219       --             28,711
  Repayments of long-term debt....................      --           (7,376)        (415)    (21,970)      --            (29,761)
  Change in payables to/receivables from
   affiliates.....................................      --           --           21,170     (21,813)         643         --
  Exercise of stock warrants......................      --           --           --              30       --                 30
  Intercompany dividends..........................      (8,167)      --           --           8,167       --             --
                                                    -----------  -----------  -----------  ---------  -------------  -------------
      Cash provided by (used in) financing
       activities.................................      (8,167)      13,449       26,422       6,633          643         38,980
Effect of exchange rate changes on cash...........         (69)        (320)      --          --           --               (389)
                                                    -----------  -----------  -----------  ---------  -------------  -------------
Increase (decrease) in cash and cash
 equivalents......................................      (1,345)         207       (3,227)          1       --             (4,364)
Cash and cash equivalents, beginning of period....       1,844        4,400        3,556      --           --              9,800
                                                    -----------  -----------  -----------  ---------  -------------  -------------
Cash and cash equivalents, end of period..........   $     499    $   4,607    $     329   $       1    $  --          $   5,436
                                                    -----------  -----------  -----------  ---------  -------------  -------------
                                                    -----------  -----------  -----------  ---------  -------------  -------------
Supplemental cash flows information:
  Operating activities include cash payments
   (receipts) for interest and income taxes as
   follows:
    Interest paid.................................   $      22    $     942    $     327   $   1,619    $  --          $   2,910
    Income taxes paid (received)..................       5,732        1,077       --            (355)      --              6,454
  Investing activities exclude the following
   non-cash activities:
    Exchange of income tax receivable for
     intangible assets and equipment..............      --           --              454       1,515       --              1,969
  Financing activities exclude the following
   non-cash activities:
    Issuance of restricted stock awards...........      --           --           --           1,150       --              1,150

                            SEE ACCOMPANYING NOTES.

                        BALLY GAMING INTERNATIONAL, INC.

                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                                               BALLY                CONSOLIDATING  BALLY GAMING
                                                  BALLY WULFF  BALLY WULFF    GAMING,                 AND OTHER    INTERNATIONAL,
                                                   AUTOMATEN    VERTRIEBS      INC.       PARENT     ADJUSTMENTS       INC.
                                                  -----------  -----------  -----------  ---------  -------------  -------------
Cash flows from operating activities:
  Net income (loss).............................   $   7,066    $   1,276    $   2,572   $  (6,027)   $  (1,094)     $   3,793
  Adjustments to reconcile net income (loss) to
   cash provided by (used in) operating
   activities:
    Depreciation and amortization...............       2,556        2,491        1,974       1,342          (92)         8,271
    Deferred income taxes.......................        (415)         (56)      --          --              175           (296)
    Provision for doubtful receivables..........          11        1,894        3,858      --           --              5,763
    Provision for inventory valuation...........      --           --            2,230      --           --              2,230
    (Gain) loss on disposals of property, plant
     and equipment..............................      --                6          (89)     --           --                (83)
    Changes in operating assets and liabilities:
      Accounts and notes receivable.............      (2,237)      (3,099)      (9,783)       (644)         (60)       (15,823)
      Inventories...............................       1,096          476       (5,573)     --              112         (3,889)
      Other current assets......................         286       (1,711)         139         572            1           (713)
      Accounts payable and accrued
       liabilities..............................       1,708         (342)       2,396        (912)        (120)         2,730
    Other.......................................         450         (759)      --             183         (633)          (759)
                                                  -----------  -----------  -----------  ---------  -------------  -------------
        Cash provided by (used in) operating
         activities.............................      10,521          176       (2,276)     (5,486)      (1,711)         1,224
                                                  -----------  -----------  -----------  ---------  -------------  -------------
Cash flows from investing activities:
  Purchases of property, plant and equipment....      (3,086)      (4,363)      (2,088)     --           --             (9,537)
  Proceeds from disposals of property, plant and
   equipment....................................      --            1,414          335      --           --              1,749
  Other.........................................      --           --              268      --            1,129          1,397
                                                  -----------  -----------  -----------  ---------  -------------  -------------
        Cash provided by (used in) investing
         activities.............................      (3,086)      (2,949)      (1,485)     --            1,129         (6,391)
                                                  -----------  -----------  -----------  ---------  -------------  -------------
Cash flows from financing activities:
  Net change in lines of credit.................      --           16,192        4,419         812       --             21,423
  Repayments of long-term debt..................      --          (11,675)        (704)       (813)      --            (13,192)
  Change in payables to/receivables from
   affiliates...................................      --           --               72        (654)         582         --
  Dividends to/from affiliate...................      (6,654)         514       --           6,140       --             --
                                                  -----------  -----------  -----------  ---------  -------------  -------------
        Cash provided by (used in) financing
         activities.............................      (6,654)       5,031        3,787       5,485          582          8,231
Effect of exchange rate changes on cash.........          82          622       --          --           --                704
                                                  -----------  -----------  -----------  ---------  -------------  -------------
Increase (decrease) in cash and cash
 equivalents....................................         863        2,880           26          (1)      --              3,768
Cash and cash equivalents, beginning of year....         499        4,607          329           1       --              5,436
                                                  -----------  -----------  -----------  ---------  -------------  -------------
Cash and cash equivalents, end of year..........   $   1,362    $   7,487    $     355   $  --        $  --          $   9,204
                                                  -----------  -----------  -----------  ---------  -------------  -------------
                                                  -----------  -----------  -----------  ---------  -------------  -------------
Supplemental cash flows information:
  Operating activities include cash payments
   (receipts) for interest and income taxes as
   follows:
    Interest paid...............................   $       3    $     981    $     789   $   4,199    $  --          $   5,972
    Income taxes paid (received)................       4,038         (105)          12          75       --              4,020
  Investing activities exclude the following
   non-cash activities:
    Capital contribution to affiliate...........      --           --           --          (5,492)      --             (5,492)
    Long-term note received from sale of
     assets.....................................      --           --              517      --           --                517
  Financing activities exclude the following
   non-cash activities:
    Capital contribution from affiliate.........         899        4,593       --          --           --              5,492
    Issuance of Company common stock under
     compensation agreement.....................      --           --           --             222       --                222
    Issuance of note payable for license
     agreement..................................      --           --           --           1,465       --              1,465

                            See accompanying notes.

                        BALLY GAMING INTERNATIONAL, INC.

                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                               BALLY                CONSOLIDATING  BALLY GAMING
                                                  BALLY WULFF  BALLY WULFF    GAMING,                 AND OTHER    INTERNATIONAL,
                                                   AUTOMATEN    VERTRIEBS      INC.       PARENT     ADJUSTMENTS       INC.
                                                  -----------  -----------  -----------  ---------  -------------  -------------
Cash flows from operating activities:
  Net income (loss).............................   $   5,595    $  (1,147)   $   2,545   $  (9,220)   $  (1,166)     $  (3,393)
  Adjustments to reconcile net income (loss) to
   cash provided by (used in) operating
   activities:
    Depreciation and amortization...............       2,602        3,120        2,029       1,312         (110)         8,953
    Deferred income taxes.......................      --               63       --          --             (841)          (778)
    Provision for doubtful receivables..........      --            1,697        5,015      --           --              6,712
    Provision for inventory valuation...........      --           --            1,955      --           --              1,955
    Provision for writedown of building to be
     sold.......................................      --              812       --          --           --                812
    (Gain) loss on disposals of property, plant
     and equipment..............................         (17)          67           (2)     --           --                 48
  Changes in operating assets and liabilities:
    Accounts and notes receivable...............       1,223       (2,855)      (8,672)     --           --            (10,304)
    Inventories.................................        (393)      (2,140)         142      --              224         (2,167)
    Other current assets........................        (119)       1,763           (1)       (364)      --              1,279
    Accounts payable and accrued liabilities....         239        1,240       (1,235)     (1,139)       1,473            578
  Other, net....................................          (1)        (402)           7         819         (323)           100
                                                  -----------  -----------  -----------  ---------  -------------  -------------
      Cash provided by (used in) operating
       activities...............................       9,129        2,218        1,783      (8,592)        (743)         3,795
                                                  -----------  -----------  -----------  ---------  -------------  -------------
Cash flows from investing activities:
  Purchases of property, plant and
   equipment....................................      (1,694)      (5,468)      (1,078)     --           --             (8,240)
  Proceeds from disposals of property, plant and
   equipment....................................          24        1,728            5      --           --              1,757
  Other.........................................      --           --              (10)     --              260            250
                                                  -----------  -----------  -----------  ---------  -------------  -------------
      Cash provided by (used in) investing
       activities...............................      (1,670)      (3,740)      (1,083)     --              260         (6,233)
                                                  -----------  -----------  -----------  ---------  -------------  -------------
Cash flows from financing activities:
  Net change in lines of credit.................      --           (1,273)       1,632      --           --                359
  Repayments of long-term debt..................      --               (2)      (2,287)       (620)           1         (2,908)
  Change in payables to/receivables from
   affiliates...................................       2,058       (2,058)         533      (1,015)         482         --
  Exercise of stock options.....................      --           --           --             588       --                588
  Dividends to/from affiliates..................      (9,639)      --           --           9,639       --             --
                                                  -----------  -----------  -----------  ---------  -------------  -------------
      Cash provided by (used in) financing
       activities...............................      (7,581)      (3,333)        (122)      8,592          483         (1,961)
Effect of exchange rate changes on cash.........         113          608       --          --           --                721
                                                  -----------  -----------  -----------  ---------  -------------  -------------
Increase (decrease) in cash and cash
 equivalents....................................          (9)      (4,247)         578      --           --             (3,678)
Cash and cash equivalents, beginning of
 period.........................................       1,362        7,487          355      --           --              9,204
                                                  -----------  -----------  -----------  ---------  -------------  -------------
Cash and cash equivalents, end of period........   $   1,353    $   3,240    $     933   $  --        $  --          $   5,526
                                                  -----------  -----------  -----------  ---------  -------------  -------------
                                                  -----------  -----------  -----------  ---------  -------------  -------------
Supplemental cash flows information:
  Operating activities include cash payments
   (receipts) for interest and income taxes as
   follows:
    Interest paid...............................   $       1    $   1,335    $   1,178   $   4,374    $  --          $   6,888
    Income taxes paid (refunded), net...........       3,104       (1,694)          85         306       --              1,801

                            See accompanying notes.

                        BALLY GAMING INTERNATIONAL, INC.

                  NOTES TO CONSOLIDATING FINANCIAL STATEMENTS
           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

    These notes to consolidating financial statements should be read in conjunction with the consolidated financial statements and notes thereto.

    Certain  reclassifications  have  been   made  to  prior  years'   financial
statements to conform with the 1995 presentation.

    Hereafter, references to the Company are to the subsidiaries of Bally Gaming International, Inc.

RESEARCH AND DEVELOPMENT

    The Company expenses product research and development costs as incurred. Research and development costs for the years ended December 31, 1993, 1994 and 1995 were:

                                                                                    BALLY GAMING
                                         BALLY WULFF   BALLY WULFF   BALLY GAMING,  INTERNATIONAL,
                                          AUTOMATEN     VERTRIEBS        INC.           INC.
                                         -----------  -------------  -------------  -------------
1993...................................   $   3,350     $  --          $   4,440      $   7,790
                                         -----------        -----         ------         ------
                                         -----------        -----         ------         ------
1994...................................   $   3,546     $  --          $   5,199      $   8,745
                                         -----------        -----         ------         ------
                                         -----------        -----         ------         ------
1995...................................   $   3,561     $  --          $   5,639      $   9,200
                                         -----------        -----         ------         ------
                                         -----------        -----         ------         ------

ACCOUNTS AND NOTES RECEIVABLE

    The following table represents, at December 31, 1995, scheduled collections of accounts and notes receivable (net of allowances for doubtful accounts) by year:

                                                                             CONSOLIDATING  BALLY GAMING
                          BALLY WULFF  BALLY WULFF     BALLY                   AND OTHER    INTERNATIONAL,
                           AUTOMATEN    VERTRIEBS   GAMING, INC.   PARENT     ADJUSTMENTS       INC.
                          -----------  -----------  ------------  ---------  -------------  -------------
1996....................   $   1,804    $  51,110    $   38,948   $   4,772    $  (9,458)    $    87,176
1997....................      --            1,464         6,786      --           --               8,250
1998....................      --              190         1,541      --           --               1,731
                          -----------  -----------  ------------  ---------  -------------  -------------
                           $   1,804    $  52,764    $   47,275   $   4,772    $  (9,458)    $    97,157
                          -----------  -----------  ------------  ---------  -------------  -------------
                          -----------  -----------  ------------  ---------  -------------  -------------

LONG-TERM DEBT

    Aggregate annual maturities of long-term debt for the five years after December 31, 1995 are:

                                                                                  BALLY GAMING
                                           BALLY WULFF  BALLY GAMING,             INTERNATIONAL,
                                            VERTRIEBS       INC.        PARENT        INC.
                                           -----------  -------------  ---------  -------------
1996.....................................   $  14,333     $     212    $     412   $    14,957
1997.....................................       1,572         9,435          456        11,463
1998.....................................       3,149        --           40,468        43,617
1999.....................................      --            --              251           251
2000.....................................      --            --           --           --
                                           -----------       ------    ---------  -------------
Total....................................   $  19,054     $   9,647    $  41,587   $    70,288
                                           -----------       ------    ---------  -------------
                                           -----------       ------    ---------  -------------

                        BALLY GAMING INTERNATIONAL, INC.

           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

OTHER REVENUES

    Other revenues for the year ended December 31, 1994 were as follows:

                                                                                             CONSOLIDATING  BALLY GAMING
                                       BALLY WULFF  BALLY WULFF   BALLY GAMING,                AND OTHER    INTERNATIONAL,
                                        AUTOMATEN    VERTRIEBS        INC.         PARENT     ADJUSTMENTS       INC.
                                       -----------  -----------  ---------------  ---------  -------------  -------------
Interest.............................   $     294    $   2,932      $     608     $   2,943    $  (3,239)     $   3,538
Currency transaction gain (loss).....           3           52              2           (87)      --                (30)
Other................................         892          594            166        --             (286)         1,366
                                       -----------  -----------         -----     ---------  -------------       ------
                                        $   1,189    $   3,578      $     776     $   2,856    $  (3,525)     $   4,874
                                       -----------  -----------         -----     ---------  -------------       ------
                                       -----------  -----------         -----     ---------  -------------       ------

    Other revenues for the year ended December 31, 1995 were as follows:

                                                                                             CONSOLIDATING  BALLY GAMING
                                        BALLY WULFF   BALLY WULFF  BALLY GAMING,               AND OTHER    INTERNATIONAL,
                                         AUTOMATEN     VERTRIEBS       INC.        PARENT     ADJUSTMENTS       INC.
                                       -------------  -----------  -------------  ---------  -------------  -------------
Interest.............................    $     362     $   2,626     $     962    $   2,979    $  (3,314)     $   3,615
Currency transaction gain (loss).....       --                62           (29)         (68)         (18)           (53)
Other................................          527           789           222       --             (259)         1,279
                                             -----    -----------       ------    ---------  -------------       ------
                                         $     889     $   3,477     $   1,155    $   2,911    $  (3,591)     $   4,841
                                             -----    -----------       ------    ---------  -------------       ------
                                             -----    -----------       ------    ---------  -------------       ------

UNUSUAL CHARGES

    During the year ended December 31, 1995, Parent and Bally Gaming, Inc. incurred approximately $3.9 million and $.1 million, respectively, in legal, accounting, investment banking, public and investor relations and printing costs in connection with the merger agreement with WMS Industries, Inc., which has since been terminated, Alliance's tender offer and consent solicitation and the pending Alliance Merger. All of these costs have been expensed as incurred. Such costs will continue to be incurred in 1996.

    During the fourth quarter of 1995, Vertriebs recorded a non-recurring charge of $.8 million to writedown to net realizable value a building to be sold. The provision was based on a strategic decision to sell the building as Wulff's other distribution offices adequately covered the geographic region that would have been served by this facility.

    During 1995, Wulff increased the amount of value added tax reserves by $1.0 million as a result of developments to date in an ongoing quadrennial audit of Wulff's tax returns for the years 1988 through 1991. While no written claim or assessment has been issued, the German tax authorities have orally proposed preliminary adjustments which range from $1.4 million (which has been accrued) to $5.0 million. The Company has accrued the liability as, based on current developments, the Company's estimate of the ultimate outcome and its experience in contesting these matters, it is probable that a liability has been incurred and a range of costs can be reasonably estimated. As the scope of the liability is better determined, there could be changes in the estimate of the ultimate liability. Management believes that the preliminary proposed adjustments are without merit and the ultimate results of the audit will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

                        BALLY GAMING INTERNATIONAL, INC.

           (TABULAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

COMMITMENTS AND CONTINGENCIES

    The Company leases certain facilities and equipment for production, selling and administrative purposes under operating leases. Future minimum lease payments at December 31, 1995 under operating leases that have initial or remaining lease terms in excess of one year are as follows:

                                                                                            BALLY GAMING
                                                   BALLY WULFF  BALLY WULFF  BALLY GAMING,  INTERNATIONAL,
                                                    AUTOMATEN    VERTRIEBS       INC.           INC.
                                                   -----------  -----------  -------------  -------------
1996.............................................   $     608    $   1,610     $     918     $     3,136
1997.............................................         608        1,505           640           2,753
1998.............................................      --            1,157           597           1,754
1999.............................................      --              878           483           1,361
2000.............................................      --              680           441           1,121
Thereafter.......................................      --              767         1,077           1,844
                                                   -----------  -----------       ------    -------------
                                                    $   1,216    $   6,597     $   4,156     $    11,969
                                                   -----------  -----------       ------    -------------
                                                   -----------  -----------       ------    -------------

    Rent expense for the years ended December 31, 1993, 1994 and 1995 was:

                                                                                                   BALLY GAMING
                                            BALLY WULFF   BALLY WULFF  BALLY GAMING,               INTERNATIONAL,
                                             AUTOMATEN     VERTRIEBS       INC.         PARENT         INC.
                                           -------------  -----------  -------------  -----------  -------------
1993.....................................    $     680     $   1,519     $     405     $  --         $   2,604
                                                 -----    -----------       ------         -----        ------
                                                 -----    -----------       ------         -----        ------
1994.....................................    $     621     $   1,604     $     487     $  --         $   2,712
                                                 -----    -----------       ------         -----        ------
                                                 -----    -----------       ------         -----        ------
1995.....................................    $     615     $   1,731     $   1,221     $       2     $   3,569
                                                 -----    -----------       ------         -----        ------
                                                 -----    -----------       ------         -----        ------

                        BALLY GAMING INTERNATIONAL, INC.

                               SUPPLEMENTARY DATA

QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                               THREE MONTHS ENDED
                                             --------------------------------------------------------------------------------------
                                                  MARCH 31,              JUNE 30,           SEPTEMBER 30,          DECEMBER 31,
                                             --------------------  --------------------  --------------------  --------------------
                                               1994       1995       1994       1995       1994       1995       1994       1995
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                      (IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED
  Revenues.................................  $    61.7  $    68.3  $    58.9  $    69.2  $    49.3  $    51.5  $    66.3  $    60.3
  Gross profit.............................       19.4       24.8       17.6       23.9       16.3       17.7       25.8       19.8
  Operating income (loss)..................        4.0        6.7        2.7        4.6        1.2       (1.3)       5.5       (1.6)
  Net income (loss)........................        1.3        2.8        1.6        1.1       (1.4)      (3.8)       2.2       (3.5)
  Net income (loss) per share of common
   stock...................................  $    0.12  $    0.27  $    0.15  $    0.10  $   (0.13) $   (0.35) $    0.21  $   (0.33)

WULFF
  Revenues.................................  $    29.1  $    36.0  $    21.4  $    35.5  $    26.4  $    27.0  $    34.2  $    32.2
  Gross profit.............................       10.0       12.4        5.6       11.9        8.9        9.3       14.5        8.9
  Operating income (loss)..................        2.5        3.8       (0.4)       3.0        2.5        0.8        4.6       (2.0)
  Net income (loss)........................        1.1        1.4       (0.1)       1.0        1.3       (0.3)       3.0       (2.4)

GAMING
  Revenues.................................  $    30.2  $    28.0  $    35.0  $    33.0  $    21.4  $    24.0  $    31.3  $    23.4
  Gross profit.............................        7.4        8.6        9.2        9.0        5.2        7.0        9.2        5.9
  Operating income (loss)..................        1.0        1.0        1.8        0.6       (1.8)      (1.6)       0.6       (2.2)
  Net income (loss)........................       (0.3)      (0.6)       0.4       (0.9)      (3.2)      (3.0)      (1.1)      (3.7)

SYSTEMS
  Revenues.................................  $     3.0  $     6.1  $     4.3  $     4.2  $     2.8  $     2.4  $     3.3  $     8.0
  Gross profit.............................        2.0        3.9        2.8        3.0        2.2        1.5        2.1        5.0
  Operating income.........................        0.5        2.1        1.3        1.0        0.5       (0.5)       0.3        2.6
  Net income...............................        0.5        2.1        1.3        1.0        0.5       (0.5)       0.3        2.6

                        BALLY GAMING INTERNATIONAL, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                        DECEMBER 31,
                                                                                            1995
                                                                                        ------------   MARCH 31,
                                                                                                         1996
                                                                                                      -----------
                                                                                                      (UNAUDITED)
                                                     ASSETS
Current assets:
  Cash and cash equivalents...........................................................   $    5,526    $   2,009
  Accounts and notes receivable, net of allowance for doubtful accounts of $16,281 and
   $17,054............................................................................       87,176       82,872
  Inventories, net:
    Raw materials and work-in process.................................................       16,066       17,342
    Finished goods....................................................................       35,525       34,619
                                                                                        ------------  -----------
                                                                                             51,591       51,961
  Other current assets................................................................        3,983        4,450
                                                                                        ------------  -----------
        Total current assets..........................................................      148,276      141,292
Long-term notes receivable, net of allowance for doubtful accounts of $7,869 and
 $7,887...............................................................................        9,981        9,696
Property, plant and equipment, net....................................................       23,244       23,615
Intangible assets, less accumulated amortization of $13,720 and $14,045...............       10,814       10,417
Other assets..........................................................................        2,001        1,916
                                                                                        ------------  -----------
                                                                                         $  194,316    $ 186,936
                                                                                        ------------  -----------
                                                                                        ------------  -----------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................................................   $   18,556    $  14,707
  Accrued liabilities and other payables..............................................       17,406       16,258
  Current maturities of long-term debt................................................       14,957       24,678
                                                                                        ------------  -----------
    Total current liabilities.........................................................       50,919       55,643
                                                                                        ------------  -----------

10 3/8 Senior Secured Notes due 1998, net of unamortized discount of $344 and $312....       39,656       39,688
Other long-term debt, less current maturities.........................................       15,331        5,605
                                                                                        ------------  -----------

Commitments and contingencies

Stockholders' equity:
  Preferred stock.....................................................................       --           --
  Common stock........................................................................          108          108
  Additional paid-in capital..........................................................       68,345       68,345
  Retained earnings...................................................................        1,842        1,329
  Cumulative translation adjustments..................................................       18,662       16,708
  Unearned compensation...............................................................         (547)        (490)
                                                                                        ------------  -----------
    Total stockholders' equity........................................................       88,410       86,000
                                                                                        ------------  -----------
                                                                                         $  194,316    $ 186,936
                                                                                        ------------  -----------
                                                                                        ------------  -----------

                            See accompanying notes.

                        BALLY GAMING INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                                                THREE MONTHS ENDED
                                                                                             ------------------------
                                                                                              MARCH 31,    MARCH 31,
                                                                                                1995         1996
                                                                                             -----------  -----------
                                                                                              (IN THOUSANDS, EXCEPT
                                                                                                 PER SHARE DATA)
Revenues:
  Sales....................................................................................   $  67,658    $  57,435
  Other....................................................................................         631        1,109
                                                                                             -----------  -----------
                                                                                                 68,289       58,544
                                                                                             -----------  -----------
Costs and expenses:
  Cost of sales............................................................................      43,500       37,757
  Selling, general and administrative......................................................      16,998       16,526
  Provision for doubtful receivables.......................................................       1,154          991
  Unusual charges..........................................................................      --              996
                                                                                             -----------  -----------
                                                                                                 61,652       56,270
                                                                                             -----------  -----------
Operating income...........................................................................       6,637        2,274
Interest expense...........................................................................       1,733        1,665
                                                                                             -----------  -----------
Income before income taxes.................................................................       4,904          609
Provision for income taxes.................................................................       2,042        1,122
                                                                                             -----------  -----------
Net income (loss)..........................................................................   $   2,862    $    (513)
                                                                                             -----------  -----------
                                                                                             -----------  -----------
Net income (loss) per common share.........................................................       $0.27       $(0.05 )
                                                                                             -----------  -----------
                                                                                             -----------  -----------
Weighted average number of common shares and common stock equivalents outstanding..........      10,751       10,805
                                                                                             -----------  -----------
                                                                                             -----------  -----------

                            See accompanying notes.

                        BALLY GAMING INTERNATIONAL, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                   ADDITIONAL                 CUMULATIVE                     TOTAL
                                        COMMON      PAID-IN-     RETAINED    TRANSLATION     UNEARNED     STOCKHOLDERS'
                                         STOCK       CAPITAL     EARNINGS    ADJUSTMENTS   COMPENSATION      EQUITY
                                      -----------  -----------  -----------  ------------  -------------  ------------
Balance at December 31, 1995........   $     108    $  68,345    $   1,842    $   18,662     $    (547)    $   88,410
  Net loss..........................      --           --             (513)       --            --               (513)
  Foreign currency translation
   adjustments......................      --           --           --            (1,954)       --             (1,954)
  Amortization of unearned
   compensation.....................      --           --           --            --                57             57
                                      -----------  -----------  -----------  ------------       ------    ------------
Balance at March 31, 1996...........   $     108    $  68,345    $   1,329    $   16,708     $    (490)    $   86,000
                                      -----------  -----------  -----------  ------------       ------    ------------
                                      -----------  -----------  -----------  ------------       ------    ------------

                                                                                                            COMMON
                                                                                                             STOCK
SHARE AMOUNTS                                                                                               ISSUED
- --------------------------------------------------------------------------------------------------------  -----------
Balance at December 31, 1995
 and March 31, 1996.....................................................................................      10,800
                                                                                                          -----------
                                                                                                          -----------

                            See accompanying notes.

                        BALLY GAMING INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                                THREE MONTHS ENDED
                                                                                             ------------------------
                                                                                              MARCH 31,    MARCH 31,
                                                                                                1995         1996
                                                                                             -----------  -----------
                                                                                                  (IN THOUSANDS)
Cash flows from operating activities:
  Net income (loss)........................................................................   $   2,862    $    (513)
  Adjustments to reconcile net income (loss) to cash used in operating activities:
    Depreciation and amortization..........................................................       1,440        1,898
    Provision for doubtful receivables.....................................................       1,154          991
    Provision for inventory valuation......................................................         158          538
    Changes in operating assets and liabilities............................................     (10,795)      (4,299)
  Other, net...............................................................................        (424)        (372)
                                                                                             -----------  -----------
    Cash used in operating activities......................................................      (5,605)      (1,757)
Cash flows from investing activities:
  Purchases of property, plant and equipment...............................................      (2,232)      (2,733)
  Proceeds from disposals of property, plant and equipment.................................         410          554
  Other....................................................................................        (286)         (39)
                                                                                             -----------  -----------
    Cash used in investing activities......................................................      (2,108)      (2,218)
Cash flows from financing activities:
  Net change in lines of credit............................................................       2,602          817
  Repayments of long-term debt.............................................................        (914)        (227)
                                                                                             -----------  -----------
    Cash provided by financing activities..................................................       1,688          590
Effect of exchange rate changes on cash....................................................         780         (132)
                                                                                             -----------  -----------
Decrease in cash and cash equivalents......................................................      (5,245)      (3,517)
Cash and cash equivalents, beginning of period.............................................       9,204        5,526
                                                                                             -----------  -----------
Cash and cash equivalents, end of period...................................................   $   3,959    $   2,009
                                                                                             -----------  -----------
                                                                                             -----------  -----------
Supplemental cash flows information:
Operating activities include cash payments for interest and income taxes as follows:
  Interest paid............................................................................   $   2,721    $   2,598
  Income taxes paid........................................................................       1,333        1,264

                            See accompanying notes.

                        BALLY GAMING INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

    Bally Gaming International, Inc. (the "Company") was formed in August 1991 by Bally Entertainment Corporation ("BEC") to consolidate the gaming machine manufacturing and distribution operations of BEC. These operations are conducted in Germany under the name Bally Wulff ("Wulff") and in the United States under the name Bally Gaming ("Gaming") and Bally Systems ("Systems"). Wulff designs, manufactures (through its wholly-owned subsidiary Bally Wulff Automaten GmbH, "Automaten") and distributes (through its wholly-owned subsidiary Bally Wulff Vertriebs GmbH. ("Vertriebs")) wall-mounted, coin-operated, armless gaming machines similar to slot machines known as wall machines and also distributes recreational and amusement machines manufactured by third parties. Gaming designs, manufactures and distributes electronic slot machines and video gaming machines. Systems designs, assembles and sells computerized slot monitoring systems for slot and video gaming machines. In three transactions dated November 1991, July 1992, and September 1993, BEC divested all of its interests in the Company.

    The accompanying condensed consolidated financial statements reflect all adjustments which management believes necessary to present fairly the financial position, results of operations and cash flows of the Company. All such adjustments are of a normal recurring nature. Interim results may not necessarily be indicative of results which may be expected for any other interim period or for the year as a whole. The accompanying condensed consolidated financial statements should be read in conjunction with the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

    The condensed consolidated balance sheet at December 31, 1995 was derived from audited financial statements, but does not include all disclosures required under generally accepted accounting principles.

    Certain   reclassifications  have  been  made   to  prior  years'  financial
statements to conform with the 1996 presentation.

  MERGER AGREEMENT, TENDER OFFER AND RELATED LITIGATION

    On October 17, 1995 the Board of Directors of the Company approved an Agreement and Plan of Merger with Alliance Gaming Corporation ("Alliance") which was subsequently amended as of January 23, 1996 ("Merger Agreement"). Pursuant to the Merger Agreement, the Company will merge with a subsidiary of Alliance ("Alliance Merger Subsidiary") with the Company being the surviving corporation and becoming a wholly-owned subsidiary of Alliance ("Merger"). The Merger
Agreement and certain mutual waivers entered into by the parties provide that the Company's stockholders will have the right to receive, in exchange for each of their issued and outstanding shares of the Company's common stock (i) an amount of cash determined by dividing $76,700,000 by the number of shares ("Converted Shares") of the Company's common stock outstanding immediately prior to the effective time of the Merger (other than shares which are held by the Company, Alliance or their respective subsidiaries) ("Cash Consideration"), plus interest accruing at a rate of 5.5% per annum from May 3, 1996 to the effective time of the merger, (ii) a fraction of a share of common stock, $.10 par value, of Alliance ("Alliance Common Stock") having a value determined in accordance with the Merger Agreement of $.30 (the "Common Stock Consideration") and (iii) that number of shares (or fractions thereof) of 15% Non-Voting Junior Special Stock, Series B, $.10 par value, of Alliance (the "Series B Special Stock") having a value determined in accordance with the Merger Agreement equal to $11.40 less the Cash Consideration, plus dividends accruing at a rate of 15% per annum from May 3, 1996. The obligations of Alliance and the Company to consummate the Merger are subject to various conditions, including obtaining requisite regulatory approvals and Alliance's obtaining $150 million in financing on commercially reasonable terms, at least two-thirds of which must be in the form of bank debt, other debt having a term of at least four years or equity. In conjunction with the Merger Agreement, Alliance terminated its unsolicited tender offer and consent solicitation and withdrew its litigation against the Company and the Company withdrew its litigation against Alliance. The Company and Alliance have extended the unilateral termination date of the Merger Agreement until June 18, 1996.

                        BALLY GAMING INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  LONG-TERM DEBT AND LINES OF CREDIT

    Long-term debt and lines of credit consists of the following (in thousands):

                                                                      DECEMBER 31, 1995  MARCH 31, 1996
                                                                      -----------------  --------------
10 3/8% Senior Secured Notes due 1998, net of unamortized discount
 of $344 and $312...................................................     $    39,656       $   39,688
                                                                            --------     --------------
                                                                            --------     --------------
Other long-term debt:
  Wulff revolving lines of credit...................................     $    15,905       $   16,289
  Bally Gaming, Inc. revolving line of credit.......................           9,400            9,332
  Notes payable 5% to 12%...........................................           4,983            4,662
  Less current maturities...........................................         (14,957)         (24,678)
                                                                            --------     --------------
                                                                         $    15,331       $    5,605
                                                                            --------     --------------
                                                                            --------     --------------

  INCOME TAXES

    The Company's effective tax rate in the 1995 and 1996 periods differs from the U.S. statutory rate of 35% principally due to a higher effective tax rate on income earned in Germany and the lack of current tax benefits available for losses in the U.S.

  RESEARCH AND DEVELOPMENT

    Wulff, Gaming and Systems expense product research and development costs as incurred. Research and development costs were as follows (in thousands):

                                                                                        THREE MONTHS ENDED
                                                                                            MARCH 31,
                                                                                       --------------------
                                                                                         1995       1996
                                                                                       ---------  ---------
Wulff................................................................................  $     853  $     868
Gaming...............................................................................        971        877
Systems..............................................................................        473        502
                                                                                       ---------  ---------
                                                                                       $   2,297  $   2,247
                                                                                       ---------  ---------
                                                                                       ---------  ---------

  UNUSUAL CHARGES

    During the quarter ended March 31, 1996, the Company incurred approximately $1.0 million in legal, accounting, investment banking, public and investor relations and printing costs in connection with the pending Merger. All of these costs have been expensed as incurred.

  NET INCOME (LOSS) PER COMMON SHARE

    Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and common stock equivalents outstanding totaling 10,751,299 and 10,805,262 for the three months ended March 31, 1995 and 1996, respectively.

  COMMITMENTS AND CONTINGENCIES

    In conjunction with sales by Gaming, with recourse to Gaming and/or the Company, of certain trade receivables to third parties, Gaming and/or the Company have guaranteed amounts due from various customers of approximately $16.7 million at March 31, 1996. It is possible that one or more of Gaming's customers whose obligation has been guaranteed by Gaming and/or the Company may be unable to make payments as such become due. In this case Gaming and/or the Company may become responsible for repayment of at least a portion of such amounts over the term of the receivables. At March 31, 1996, amounts due from one customer under three contracts totaling $3.7 million were past due and these amounts and subsequent installments have not been paid. In general, under the terms of these contracts, Gaming and/or the Company may be responsible for monthly payments of the outstanding obligations. The

                        BALLY GAMING INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
third party holder of these contracts has not yet asserted demands under these contracts although such demands may be imminent. The Company intends to pursue a restructuring of the contracts although no assurance can be given that such a restructuring would be successfully negotiated. The outcome of this issue is not anticipated to have a material effect on the financial position, results of operations or cash flows of the Company. A provision for doubtful accounts of approximately $6.6 million on all receivables with recourse is included in the Company's allowance for doubtful accounts at March 31, 1996.

    During 1995, Wulff increased the amount of value added tax reserves by $1.0 million as a result of developments to date in an ongoing quadrennial audit of Wulff's returns for the years 1988 through 1991. While no written claim or assessment has been issued, the German tax authorities have orally proposed preliminary adjustments which range from $1.4 million (which has been accrued) to $5.0 million. The Company has accrued the liability as, based on current developments, the Company's estimate of the ultimate outcome and its experience in contesting these matters, it is probable that a liability has been incurred and a range of costs can be reasonably estimated. As the scope of the liability is better determined, there could be changes in the estimate of the ultimate liability. Management believes that the preliminary proposed adjustments are without merit and the ultimate results of the audit will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

    In early 1995, the Governor of the State of New Mexico signed compacts with certain Indian tribes to permit casino gaming on tribal lands in New Mexico. These compacts went through appropriate federal approval processes and a number of casinos began operating. In July 1995 the Supreme Court of New Mexico found that the Governor did not have proper authority to sign the compacts. The Indian tribes have filed a lawsuit in federal court to seek resolution to this issue. Gaming and Systems had sold product to the Indian tribes prior to this ruling. At March 31, 1996, the Company has $4.6 million in accounts and notes receivable from an operator of two casinos for two different Indian tribes including $1.9 million of trade receivables sold to a third party with recourse to Gaming. This operator is currently four months ahead on payments. No provision for doubtful accounts for this customer has been included in the accompanying financial statements at March 31, 1996. Management believes the receivable is properly valued at March 31, 1996. As events change during 1996, management will reevaluate its estimate of the realizability of the receivable.

    On or about June 19, 1995, three purported class actions were filed in the Chancery Court of Delaware by Company stockholders against the Company and its directors (the "Fiorella, Cignetti and Neuman Actions"). The Fiorella and Neuman Actions in identical complaints alleged that the Company's directors had breached their fiduciary duties of good faith, fair dealing, loyalty and candor by approving the merger agreement with WMS Industries Inc. ("WMS Merger") instead of the unsolicited tender offer transaction proposed by Alliance
("Alliance Proposal"), by not properly exposing the Company for sale, and by failing to take all reasonable steps to maximize stockholder value. These actions sought injunctions to prevent the Company from proceeding with, consummating or closing the WMS Merger, and to rescind it should it be consummated, as well as compensatory damages. The Cignetti Action made similar allegations, and also alleged that the Company had in place a shareholders' right plan, commonly known as a "poison pill". The Cignetti Action sought an injunction requiring the Company to negotiate with all BONA FIDE parties or other potential acquirees or to conduct an unencumbered market check in a manner designed to maximize shareholder value and preventing the Company from implementing any unlawful barriers to the acquisition of the Company by any third party or taking other actions that would lessen its attractiveness as an acquisition candidate. The Cignetti Action also specifically requested an injunction barring triggering of the Company's alleged "poison pill" until full consideration was given to the Alliance Proposal (subsequently superseded by the execution of the Merger Agreement with Alliance) ("Alliance Merger"), and sought compensatory damages.

    Also on or about June 19, 1995, a purported class action was filed in the Delaware Court of Chancery by a Company stockholder against the Company and its directors and Alliance (the "Strougo Action"). The

                        BALLY GAMING INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
Strougo Action alleged that the Alliance Proposal (subsequently superseded by the execution of the Alliance Merger Agreement) to acquire the Company stock was at a grossly unfair and inadequate price; that the Company's directors had breached their fiduciary duties by failing seriously to consider potential purchasers for the Company other than Alliance; and that the transaction proposed by Alliance was wrongful, unfair and harmful to the Company's public stockholders. The Strougo Action sought a declaration that defendants had breached their fiduciary duties; an injunction preventing the consummation of the Alliance transaction or requiring its rescission; an order requiring defendants to permit a stockholders' committee to participate in any process undertaken in connection with the sale of the Company; and compensatory damages.

    On or about July 6, 1995, the plaintiffs in the Fiorella, Cignetti, Neuman Actions and the Strougo Action (collectively, the "Stockholder Plaintiffs") filed with the Court a motion to consolidate the four actions.

    On or about July 27, 1995, certain of the Stockholder Plaintiffs filed an amended complaint (the "Amended Fiorella Action") that adopted certain allegations concerning self-dealing by the Company's directors in connection with the WMS Merger, added a claim relating to the Company's alleged failure to hold an annual meeting as required and added WMS as defendant. The Amended Fiorella Action also alleged that the Company intended, in violation of Delaware law, to sell Wulff without first seeking stockholder approval of the sale. The action sought an order enjoining defendants from proceeding with, consummating or closing the WMS Merger, or rescinding if it closed; preventing the sale of Wulff without prior stockholder approval; declaring invalid the Company's agreement to pay WMS a fee if the WMS Merger is terminated by the Company in certain circumstances; compelling an auction of the Company and the provision of due diligence to Alliance, scheduling an immediate meeting of the Company stockholders; and awarding compensatory damages. The Company believes these lawsuits to be without merit and intends to vigorously defend these actions.

    On October 23, 1995, WMS instituted a suit in New York State Court against the Company for the Company's failure to pay $4.8 million upon termination of the WMS Merger. The Company believes the lawsuit to be without merit and intends to vigorously defend this action. On November 22, 1995, the Company answered the complaint and brought counterclaims against WMS alleging that WMS repudiated and breached the WMS Merger by, among other things, failing to act in good faith toward the consummation of the WMS Merger, advising the Company that it would not perform as agreed but would impose new conditions on the WMS Merger, acting in excess of its authority and undermining the ability of the Company to perform the WMS Merger. On February 8, 1996 WMS moved for summary judgment. On April 2, 1996, the Company opposed WMS's motion for summary judgment and cross-moved for summary judgment. Pursuant to the Merger Agreement, Alliance has agreed to indemnify the directors and officers of the Company under certain circumstances.

    In June 1995, BEC asserted that a certain agreement between BEC and the Company (the "Non-compete Agreement") prohibits the use by the Company of the tradename "Bally" if it is merged with a company that is in the casino business within or without the United States and operates such business prior to January 8, 1999. The Company believes such a claim is entirely without merit since the restriction referred to expired on January 8, 1996 and in any event does not relate to the use of the "Bally" tradename, which is covered by the License Agreement. The restriction in the Non-compete Agreement will not have any impact on the combined company after the Merger since the effective time of the Alliance Merger contemplates a closing of the Alliance Merger after the restriction in the Non-compete Agreement lapses. BEC has not reasserted this position since it was informed by the Company in July 1995 that the restriction lapses on January 8, 1996. Consequently, the Company believes BEC has determined not to contest the Company's position.

    On February 16, 1996, the Company received notice from BEC alleging that the Company has violated the License Agreement by, among other things, granting to Marine Midland Business Loans, Inc. ("Marine Midland"), the lender which provides Bally Gaming, Inc.'s revolving line of credit, a security interest in

                        BALLY GAMING INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
general intangibles. In such notice, BEC also stated that as a result of the foregoing, it was immediately terminating the License Agreement. The Company does not believe that it has violated the terms of the License Agreement and the Company will defend its position against BEC's claims.

    BEC has also asserted that its permission is required for use of the "Bally" tradename by any entity other than the Company and that a merger between the Company and another company would violate the terms of the License Agreement. The Company has denied these claims and believes that the surviving company in the Alliance Merger will be permitted to use the "Bally" tradename in accordance with the terms of the License Agreement. The Company believes that no breach of such License Agreement is caused by the Alliance Merger and the use of the "Bally" tradename by the surviving corporation. In a letter dated November 9, 1995, BEC reasserted its position. On November 20, 1995, Alliance, the Alliance Merger Subsidiary and the Company commenced an action against BEC in Federal District Court in Delaware seeking a declaratory judgment, among other things, that the surviving company in the Alliance Merger will be permitted to use the "Bally" tradename in accordance with the terms of the License Agreement, and seeking injunctive relief (the "Alliance Action"). On November 28, 1995, BEC commenced an action against the Company, Bally Gaming, Inc., Alliance and the Alliance Merger Subsidiary in Federal District Court in New Jersey to enjoin the defendants from using the "Bally" tradename (the "BEC" Action). The BEC Action alleges that the Company's continued use of the tradename after the Alliance Merger will (1) constitute a prohibited assignment of the Company's rights to use the tradename and (2) exceed the scope of the license granted to the Company because the Company will be under the control of Alliance. Also on November 28, 1995, BEC filed a motion to dismiss, transfer to New Jersey, or stay the Alliance Action pending resolution of the BEC action. On December 15, 1995 BEC filed a motion to dismiss, transfer to New Jersey or stay the Alliance Action pending resolution of the BEC Action. On December 15, 1995, BEC filed a motion for a preliminary injunction in the BEC Action. At a hearing on January 17, 1996, the court declined to issue a preliminary injunction, but held BEC's motion in abeyance pending the defendant's motion to dismiss and for summary judgment, which defendants had filed on December 26, 1995. Thereafter the parties advised the court that they are negotiating a settlement of the BEC Action. On March 29, 1996, at the court's request, the parties entered into a consent order providing for the administrative dismissal of the BEC Action, subject to its reopening should the settlement not be consummated. If the parties do not agree on a settlement, the Company, Bally Gaming, Inc., Alliance and the Alliance Merger Subsidiary intend to vigorously defend their position in these actions.

    In 1994, after an intensive federal investigation of Gaming's former distributor, eighteen individuals were indicted on charges of racketeering and fraud against Gaming and the Louisiana regulatory system. Among those indicted were the former distributor's stockholders, directors, employees and others alleged to be associated with organized crime. Fifteen entered pleas of guilty before trial and the remaining three were convicted in October 1995. The Company, its subsidiaries and its current employees were not subject to such investigation.

    Prior to the conclusion of the federal criminal case, the Company's activities with regard to its former VLT distributor in Louisiana were the subject of inquiries by gaming regulators and a report by the New Jersey Division of Gaming Enforcement ("DGE") dated August 24, 1995. The New Jersey Casino Control Commission ("CCC") has indicated that it may hold a hearing on the matter, but no date has been set at this time. The New Jersey report makes no specific recommendations for action by the CCC. The gaming authorities in Ontario, Canada, who have investigated the matters, issued a gaming registration to the Company's subsidiary Bally Gaming, Inc. on February 8, 1996.

    The DGE's report is similar in many respects to one prepared by the President of the Louisiana Economic Development and Gaming Corporation ("LEDGC") in January 1995. Hearings on that report were held in January 1995. On February 7, 1995 the Board of Directors of the LEDGC found all of the allegations in its President's report to be without merit and granted a license to the Company and has announced that it will continue to monitor the Company's conduct in light of any further information

                        BALLY GAMING INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
disclosed as a result of the trial of the eighteen defendants (all of whom have now pled, or been found, guilty) and other regulatory proceedings. In November 1995, the operator of the land-based casino in New Orleans filed for bankruptcy reorganization and ceased operations. That action resulted in the termination of funding for the LEDGC regulatory operation and shortly thereafter the Attorney General of Louisiana took control of the agency and effectively closed its operations. LEDGC's President and employees were dismissed. The foregoing occurred prior to completion of review of the Company's pending application.

    The Company believes that the information contained in the DGE's report does not differ in any material respect from the prior report to the LEDGC the conclusions of which were found to be without merit in February 1995. An adverse determination by a gaming regulator in any jurisdiction could result in the loss of the Company's ability to do business in that jurisdiction. Further regulatory scrutiny in other jurisdictions would be likely to follow. The Company would appeal any adverse finding, as was the case when the Company successfully appealed the LEDGC President's decision in January 1995.

    On September 25, 1995, the Company was named as defendant in a class action lawsuit filed in the United States District Court, District of Nevada, by Larry Schreier on behalf of himself and all others similarly situated (the "plaintiffs"). The plaintiffs filed suit against the Company and approximately 45 other defendants (each a "defendant," and collectively the "defendants"). Each defendant is involved in the gaming business as either a gaming machine manufacturer, distributor, or casino operator. The class action lawsuit arises out of alleged fraudulent marketing and operation of casino video poker machines and electronic slot machines. The plaintiffs allege that the defendants have engaged in a course of fraudulent and misleading conduct intended to induce people in playing their gaming machines based on a false belief concerning how these machines actually operate as well as the extent to which there is actually an opportunity to win on any given play. The plaintiffs allege that the defendants' actions constitute violations of the Racketeer Influenced and Corrupt Organizations Act ("RICO") and give rise to claims of common law fraud and unjust enrichment. The plaintiffs are seeking monetary damages in excess of one billion dollars, and are asking that any damage awards be trebled under applicable federal law. The Company believes the plaintiffs' lawsuit to be without merit and intends to vigorously defend these actions.

    While the ultimate results of the matters described above are not presently known, management does not expect that the results will have a material adverse effect on the Company's results of operations, financial position or cash flows.

    The Company and its subsidiaries are from time to time also subject to litigation incidental to the conduct of their business. The Company believes that the results of such litigation and other pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

  CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

    The following condensed consolidating financial statements are presented to provide information regarding Bally Gaming, Inc., as guarantor of the Senior Secured Notes, and Automaten and Vertriebs, because substantially all of the common stock of these entities is pledged as collateral for the Senior Secured Notes. The results herein are presented by each legal entity rather than by business segment as presented elsewhere in these financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations. Such business segment information for Gaming and Wulff includes an allocation of parent company revenues and expenses whereas the following condensed consolidating financial statements do not reflect these allocations to the subsidiaries. The condensed consolidating financial statements should be read in conjunction with the notes to the condensed consolidated financial statements provided herein, as well as the notes to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year and ended December 31, 1995.

                        BALLY GAMING INTERNATIONAL, INC.
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                         BALLY      BALLY                CONSOLIDATING  BALLY GAMING
                                          BALLY WULFF    WULFF     GAMING,                 AND OTHER    INTERNATIONAL,
                                           AUTOMATEN   VERTRIEBS     INC       PARENT     ADJUSTMENTS       INC.
                                          -----------  ---------  ---------  ----------  -------------  -------------

                 ASSETS
Current assets:
  Cash and cash equivalents.............   $   1,353   $   3,240  $     933  $   --       $   --         $     5,526
  Accounts and notes receivable, net of
   allowance for doubtful accounts of
   $19, $7,201 and $9,061 for Automaten,
   Vertriebs and Gaming.................       1,804      51,110     38,948       4,772        (9,458)        87,176
  Inventories, net:
    Raw materials and work-in-process...       4,974      --         11,092      --           --              16,066
    Finished goods......................       3,548      12,340     21,020      --            (1,383)        35,525
                                          -----------  ---------  ---------  ----------  -------------  -------------
                                               8,522      12,340     32,112      --            (1,383)        51,591
Other current assets....................       1,236       1,443        651         560            93          3,983
                                          -----------  ---------  ---------  ----------  -------------  -------------
  Total current assets..................      12,915      68,133     72,644       5,332       (10,748)       148,276
Long-term notes receivable, net of
 allowance for doubtful accounts of $48
 and $7,821 for Vertriebs and Gaming....      --           1,654      8,327      --           --               9,981
Long-term receivables from affiliate....      23,208      --         --          28,380       (51,588)       --
Property, plant and equipment, net......       1,332      12,057     12,070      --            (2,215)        23,244
Intangible assets, less accumulated
 amortization of $11,527, $94 and $2,099
 for Vertriebs, Gaming and Parent.......      --           6,089        156       4,569       --              10,814
Investment in subsidiaries..............      --          --         --          90,766       (90,766)       --
Other assets............................         332         561        113         497           498          2,001
                                          -----------  ---------  ---------  ----------  -------------  -------------
                                           $  37,787   $  88,494  $  93,310  $  129,544   $  (154,819)   $   194,316
                                          -----------  ---------  ---------  ----------  -------------  -------------
                                          -----------  ---------  ---------  ----------  -------------  -------------

                                  (Continued)

                        BALLY GAMING INTERNATIONAL, INC.
              CONDENSED CONSOLIDATING BALANCE SHEETS--(CONTINUED)
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                         BALLY      BALLY                CONSOLIDATING  BALLY GAMING
                                          BALLY WULFF    WULFF     GAMING,                 AND OTHER    INTERNATIONAL,
                                           AUTOMATEN   VERTRIEBS     INC       PARENT     ADJUSTMENTS       INC.
                                          -----------  ---------  ---------  ----------  -------------  -------------

            LIABILITIES AND
          STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................   $     557   $   6,386  $  19,342  $       31   $    (7,760)   $    18,556
  Accrued liabilities and other
   payables.............................       3,807       4,501      6,611       2,507           (20)        17,406
  Current maturities of long-term
   debt.................................      --          14,333        212         412       --              14,957
                                          -----------  ---------  ---------  ----------  -------------  -------------
    Total current liabilities...........       4,364      25,220     26,165       2,950        (7,780)        50,919
Long-term payables to affiliate.........      --          26,421     28,380      --           (54,801)       --
10 3/8% Senior Secured Notes due 1998,
 net of unamortized discount of $344          --          --         --          39,656       --              39,656
Other long-term debt, less current
 maturities.............................      --           4,721      9,435       1,175       --              15,331
Commitments and contingencies
Stockholders' equity:
  Preferred stock.......................      --          --         --          --           --             --
  Common stock..........................       2,638      15,142     --             108       (17,780)           108
  Additional paid-in-capital............      19,191       6,455     34,596      74,439       (66,336)        68,345
  Retained earnings (accumulated
   deficit)                                    2,155         286     (5,273)     11,969        (7,295)         1,842
  Cumulative translation adjustments....       9,439      10,249          7        (206)         (827)        18,662
  Unearned compensation.................      --          --         --            (547)      --                (547)
                                          -----------  ---------  ---------  ----------  -------------  -------------
    Total stockholders' equity..........      33,423      32,132     29,330      85,763       (92,238)        88,410
                                          -----------  ---------  ---------  ----------  -------------  -------------
                                           $  37,787   $  88,494  $  93,310  $  129,544   $  (154,819)   $   194,316
                                          -----------  ---------  ---------  ----------  -------------  -------------
                                          -----------  ---------  ---------  ----------  -------------  -------------

                        BALLY GAMING INTERNATIONAL, INC.
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                                 MARCH 31, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                   BALLY       BALLY      BALLY                CONSOLIDATING  BALLY GAMING
                                                   WULFF       WULFF     GAMING,                 AND OTHER    INTERNATIONAL,
                                                 AUTOMATEN   VERTRIEBS    INC.       PARENT     ADJUSTMENTS       INC.
                                                -----------  ---------  ---------  ----------  -------------  -------------

                    ASSETS
Current assets:
  Cash and cash equivalents...................   $     502   $   2,626  $  (1,119) $   --       $   --         $     2,009
  Accounts and notes receivable, net of
   allowance for doubtful accounts of $30,
   $7,319 and $9,705 for Automaten, Vertriebs
   and Gaming.................................       2,890      48,566     35,951       5,331        (9,866)        82,872
  Inventories, net:
    Raw materials and work-in-process.........       5,295      --         12,047      --           --              17,342
    Finished goods............................       3,426      13,231     19,684      --            (1,722)        34,619
                                                -----------  ---------  ---------  ----------  -------------  -------------
                                                     8,721      13,231     31,731      --            (1,722)        51,961
  Other current assets........................       1,028       1,655        731         837           199          4,450
                                                -----------  ---------  ---------  ----------  -------------  -------------
      Total current assets....................      13,141      66,078     67,294       6,168       (11,389)       141,292
Long-term notes receivable, net of allowance
 for doubtful accounts of $66 and $7,821 for
 Vertriebs and Gaming.........................      --           2,052      7,644      --           --               9,696
Long-term receivables from affiliate..........      24,325      --         --          25,170       (49,495)       --
Property, plant and equipment; net............       1,149      12,703     11,866      --            (2,103)        23,615
Intangible assets, less accumulated
 amortization of $11,597, $100 and $2,348 for
 Vertriebs, Gaming and Parent.................      --           5,947        150       4,320       --              10,417
Investment in subsidiaries....................      --          --         --          90,766       (90,766)       --
Other assets..................................         313         524        113         449           517          1,916
                                                -----------  ---------  ---------  ----------  -------------  -------------
                                                 $  38,928   $  87,304  $  87,067  $  126,873   $  (153,236)   $   186,936
                                                -----------  ---------  ---------  ----------  -------------  -------------
                                                -----------  ---------  ---------  ----------  -------------  -------------

                                  (Continued)

                        BALLY GAMING INTERNATIONAL, INC.
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                                 MARCH 31, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                                  BALLY
                                                    BALLY       BALLY      BALLY                CONSOLIDATING     GAMING
                                                    WULFF       WULFF     GAMING                  AND OTHER    INTERNATIONAL
                                                  AUTOMATEN   VERTRIEBS    INC.       PARENT     ADJUSTMENTS       INC.
                                                 -----------  ---------  ---------  ----------  -------------  ------------

                LIABILITIES AND
             STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable.............................   $     831   $   5,637  $  16,365  $       31   $    (8,157)   $   14,707
  Accrued liabilities and other payables.......       4,315       3,891      6,045       1,907           100        16,258
  Current maturities of long-term debt.........      --          14,765      9,460         453       --             24,678
                                                 -----------  ---------  ---------  ----------  -------------  ------------
        Total current liabilities..............       5,146      24,293     31,870       2,391        (8,057)   $   55,643

Long-term payables to affiliate................      --          27,484     25,170      --           (52,654)       --
10 3/8% Senior Secured Notes due 1998, net of
 unamortized discount of $312..................      --          --         --          39,688       --             39,688
Other long-term debt, less current
   maturities..................................      --           4,578         15       1,012       --              5,605

Commitments and contingencies

Stockholders' equity:
  Preferred stock..............................      --          --         --          --           --             --
  Common stock.................................       2,638      15,142     --             108       (17,780)          108
  Additional paid-in-capital...................      19,191       6,455     34,596      74,439       (66,336)       68,345
  Retained earnings (accumulated deficit)......       3,546          87     (4,571)      9,931        (7,664)        1,329
  Cumulative translation adjustments...........       8,407       9,265        (13)       (206)         (745)       16,708
  Unearned compensation........................      --          --         --            (490)      --               (490)
                                                 -----------  ---------  ---------  ----------  -------------  ------------
  Total stockholders' equity...................      33,782      30,949     30,012      83,782       (92,525)       86,000
                                                 -----------  ---------  ---------  ----------  -------------  ------------
                                                  $  38,928   $  87,304  $  87,067  $  126,873   $  (153,236)   $  186,936
                                                 -----------  ---------  ---------  ----------  -------------  ------------
                                                 -----------  ---------  ---------  ----------  -------------  ------------

                        BALLY GAMING INTERNATIONAL, INC.
                     CONSOLIDATING STATEMENTS OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1995
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                          BALLY
                                            BALLY       BALLY      BALLY               CONSOLIDATING     GAMING
                                            WULFF       WULFF     GAMING,                AND OTHER    INTERNATIONAL,
                                          AUTOMATEN   VERTRIEBS    INC.      PARENT     ADJUSTMENTS       INC.
                                         -----------  ---------  ---------  ---------  -------------  -------------
Revenues:
  Sales................................   $  18,742   $  31,186  $  33,991  $  --       $   (16,261)   $    67,658
  Other................................         282         732        127        335          (845)           631
                                         -----------  ---------  ---------  ---------  -------------  -------------
                                             19,024      31,918     34,118        335       (17,106)        68,289
                                         -----------  ---------  ---------  ---------  -------------  -------------

Costs and expenses:
  Cost of sales........................      10,859      26,475     21,690     --           (15,524)        43,500
  Selling, general and
   administrative......................       2,292       5,782      7,387      1,533             4         16,998
  Provision for doubtful receivables...           9         130      1,015     --           --               1,154
                                         -----------  ---------  ---------  ---------  -------------  -------------
                                             13,160      32,387     30,092      1,533       (15,520)        61,652
                                         -----------  ---------  ---------  ---------  -------------  -------------

Operating income (loss)................       5,864        (469)     4,026     (1,198)       (1,586)         6,637
Interest expense.......................      --             329      1,038      1,161          (795)         1,733
                                         -----------  ---------  ---------  ---------  -------------  -------------

Income (loss) before income taxes......       5,864        (798)     2,988     (2,359)         (791)         4,904
Provision (benefit) for income taxes...       2,677        (363)     1,048       (995)         (325)         2,042
                                         -----------  ---------  ---------  ---------  -------------  -------------

Net income (loss)......................   $   3,187   $    (435) $   1,940  $  (1,364)  $      (466)   $     2,862
                                         -----------  ---------  ---------  ---------  -------------  -------------
                                         -----------  ---------  ---------  ---------  -------------  -------------

                        BALLY GAMING INTERNATIONAL, INC.
                     CONSOLIDATING STATEMENTS OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                          BALLY
                                            BALLY       BALLY      BALLY               CONSOLIDATING     GAMING
                                            WULFF       WULFF     GAMING,                AND OTHER    INTERNATIONAL,
                                          AUTOMATEN   VERTRIEBS    INC.      PARENT     ADJUSTMENTS       INC.
                                         -----------  ---------  ---------  ---------  -------------  -------------
Revenues:
  Sales................................   $  12,947   $  28,025  $  28,311  $  --       $   (11,848)   $    57,435
  Other................................         143         751        335        671          (791)         1,109
                                         -----------  ---------  ---------  ---------  -------------  -------------
                                             13,090      28,776     28,646        671       (12,639)        58,544
                                         -----------  ---------  ---------  ---------  -------------  -------------
Costs and expenses:
  Cost of sales........................       8,540      22,289     18,440     --           (11,512)        37,757
  Selling, general and
   administrative......................       2,009       6,032      7,503        959            23         16,526
  Provision for doubtful receivables...          12         360        619     --           --                 991
  Unusual charges......................      --          --             50        946       --                 996
                                         -----------  ---------  ---------  ---------  -------------  -------------
                                             10,561      28,681     26,612      1,905       (11,489)        56,270
                                         -----------  ---------  ---------  ---------  -------------  -------------
Operating income (loss)................       2,529          95      2,034     (1,234)       (1,150)         2,274
Interest expense.......................      --             330        972      1,113          (750)         1,665
                                         -----------  ---------  ---------  ---------  -------------  -------------
Income (loss) before income taxes......       2,529        (235)     1,062     (2,347)         (400)           609
Provision (benefit) for income taxes...       1,138         (36)       360       (309)          (31)         1,122
                                         -----------  ---------  ---------  ---------  -------------  -------------
Net income (loss)......................   $   1,391   $    (199) $     702  $  (2,038)  $      (369)   $      (513)
                                         -----------  ---------  ---------  ---------  -------------  -------------
                                         -----------  ---------  ---------  ---------  -------------  -------------

                        BALLY GAMING INTERNATIONAL, INC.
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                       THREE MONTHS ENDED MARCH 31, 1995
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                      BALLY        BALLY       BALLY               CONSOLIDATING  BALLY GAMING
                                                      WULFF        WULFF      GAMING,                AND OTHER    INTERNATIONAL,
                                                    AUTOMATEN    VERTRIEBS     INC.      PARENT     ADJUSTMENTS       INC.
                                                   -----------  -----------  ---------  ---------  -------------  -------------

Cash flows from operating activities:
  Net income (loss)..............................   $   3,187    $    (435)  $   1,940  $  (1,364)   $    (466)    $     2,862
  Adjustments to reconcile net income (loss) to
   cash provided by (used in) operating
   activities:
    Depreciation and amortization................         516          652         514        248         (490)          1,440
    Provision for doubtful receivables...........           9          130       1,015     --           --               1,154
    Provision for inventory valuation............      --           --             158     --           --                 158
    Changes in operating assets and
     liabilities.................................      (3,927)        (845)     (6,574)    (1,116)       1,667         (10,795)
  Other, net.....................................      --           --          --         --             (424)           (424)
                                                   -----------  -----------  ---------  ---------       ------    -------------
      Cash provided by (used in) operating
       activities................................        (215)        (498)     (2,947)    (2,232)         287          (5,605)
Cash flows from investing activities:
  Purchases of property, plant and equipment.....        (386)      (1,296)       (550)    --           --              (2,232)
  Proceeds from disposals of property, plant and
   equipment.....................................          11          399      --         --           --                 410
  Other..........................................      --           --          --         --             (286)           (286)
                                                   -----------  -----------  ---------  ---------       ------    -------------
      Cash used in investing activities..........        (375)        (897)       (550)    --             (286)         (2,108)
Cash flows from financing activities:
  Net changes in lines of credit                       --             (388)      2,592     --           --               2,204
  Repayments of long-term debt...................      --               (1)       (396)      (118)          (1)           (516)
  Change in payables to/receivables from
   affiliates....................................      --           (2,285)        (65)     2,350       --             --
                                                   -----------  -----------  ---------  ---------       ------    -------------
      Cash provided by (used in) financing
       activities................................      --           (2,674)      2,131      2,232           (1)          1,688
Effect of exchange rate changes on cash..........         132          648      --         --           --                 780
                                                   -----------  -----------  ---------  ---------       ------    -------------
Decrease in cash and cash equivalents............        (458)      (3,421)     (1,366)    --           --              (5,245)
Cash and cash equivalents, beginning of period...       1,362        7,487         355     --           --               9,204
                                                   -----------  -----------  ---------  ---------       ------    -------------
Cash and cash equivalents, end of period.........   $     904    $   4,066   $   1,011  $  --        $  --         $     3,959
                                                   -----------  -----------  ---------  ---------       ------    -------------
                                                   -----------  -----------  ---------  ---------       ------    -------------

                        BALLY GAMING INTERNATIONAL, INC.
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                       THREE MONTHS ENDED MARCH 31, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                       BALLY       BALLY      BALLY                CONSOLIDATING   BALLY GAMING
                                                       WULFF       WULFF     GAMING,                 AND OTHER     INTERNATIONAL,
                                                     AUTOMATEN   VERTRIEBS    INC.      PARENT      ADJUSTMENTS        INC.
                                                    -----------  ---------  ---------  ---------  ---------------  -------------
Cash flows from operating activities:
  Net income (loss)...............................   $   1,391   $    (199) $     702  $  (2,038)    $    (369)      $    (513)
  Adjustments to reconcile net income (loss) to
   cash provided by (used in) operating
   activities:
    Depreciation an amortization..................         233         905        426        355           (21)          1,898
    Provision for doubtful receivables:...........          12         360        619     --            --                 991
    Provision for inventory valuation:............      --          --            538     --            --                 538
    Changes in operating assets and
     liabilities:.................................        (581)     (2,393)    (1,072)    (1,045)          792          (4,299)
  Other, net:.....................................      --               7        (20)    --              (359)           (372)
                                                    -----------  ---------  ---------  ---------         -----     -------------
      Cash provided by (used in) operating
       activities:................................       1,055      (1,320)     1,193     (2,728)           43          (1,757)

Cash flows from investing activities:
  Purchase of property, plant and equipment.......         (82)     (2,428)      (223)    --            --              (2,733)
  Proceeds from disposals of property, plant and
   equipment......................................      --             554     --         --            --                 554
  Other...........................................      --               3          1     --               (43)            (39)
                                                    -----------  ---------  ---------  ---------         -----     -------------
      Cash used in investing activities...........         (82)     (1,871)      (222)    --               (43)         (2,218)

Cash flows from financing activities:
  Net change in lines of credit...................      --             885        (68)    --            --                 817
  Repayments of long-term debt....................      --          --           (104)      (123)       --                (227)
  Change in payables to/receivables from
   affiliates.....................................      (1,787)      1,787     (2,851)     2,851        --              --
                                                    -----------  ---------  ---------  ---------         -----     -------------
      Cash provided by (used in) financing
       activities.................................      (1,787)      2,672     (3,023)     2,728        --                 590

Effect of exchange rate changes on cash...........         (37)        (95)    --         --            --                (132)
                                                    -----------  ---------  ---------  ---------         -----     -------------
Decrease in cash and cash equivalents.............        (851)       (614)    (2,052)    --            --              (3,517)
Cash and cash equivalents, beginning of period....       1,353       3,240        933     --            --               5,526
                                                    -----------  ---------  ---------  ---------         -----     -------------
Cash and cash equivalents, end of period..........   $     502   $   2,626  $  (1,119) $  --         $  --           $   2,009
                                                    -----------  ---------  ---------  ---------         -----     -------------
                                                    -----------  ---------  ---------  ---------         -----     -------------

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The Unaudited Pro Forma Condensed Combined Statements of Operations present results of operations of the Company assuming the Transaction occurred on July 1, 1994 for the statements for the twelve months ended June 30, 1995 and the nine months ended March 31, 1996, and further assuming that the Rainbow Casino operations were consolidated. Adjustments necessary to reflect these assumptions and to restate historical combined results of operations are presented in the Pro Forma Adjustments columns, which are further described in the Notes to Unaudited Pro Forma Condensed Combined Financial Information.

    The Unaudited Pro Forma Condensed Combined Balance Sheet presents the financial position of the Company assuming the Transaction occurred on March 31, 1996. In preparing the following Pro Forma Financial Information, the Company has also assumed that $50.0 million of the $85.0 million principal amount of the Old Convertible Debentures are exchanged in the Exchange Offer and that all the resulting New Convertible Debentures are converted into Common Stock pursuant to the Automatic Conversion. Adjustments necessary to reflect this assumption and to restate historical combined balance sheets are presented in the Pro Forma Adjustments column, which are further described in the Notes to Unaudited Pro Forma Condensed Combined Financial Information.

    If the Merger and the Offerings do not occur, the principal difference in Alliance's financial condition, relative to the historical Alliance financial information otherwise presented herein, would be that Alliance's cash, cash equivalents and securities available for sale would decrease by approximately $7.0 million, which management believes will not have a material adverse effect on the financial condition of Alliance or impair its ability to meet its ongoing obligations.

    The historical unaudited financial information for Alliance is derived from the audited financial statements of Alliance for the year ended June 30, 1995, and the unaudited financial statements of Alliance for the nine-month period ended March 31, 1996. The historical unaudited financial information for BGII is derived from the unaudited interim information generated as of and for the periods ended June 30, 1994 and 1995 and March 31, 1996. BGII operating results for the twelve-month period ended June 30, 1995 are calculated by subtracting the unaudited six-month period ended June 30, 1994 results from the audited year ended December 31, 1994 results and adding the unaudited six-month period ended June 30, 1995 results. BGII operating results for the nine-month period ended March 31, 1996 are calculated by subtracting the unaudited six-month period ended June 30, 1995 results from the audited year ended December 31, 1995 results and adding the unaudited three-month period ended March 31, 1996 results thereto.

    The Supplemental Unaudited Pro Forma Information presents pro forma cash flow and fixed charges information and includes related pro forma adjustments, consistent with those assumed elsewhere herein.

    The following information does not purport to present the financial position or results of operations of the Company had the Transaction and events assumed therein occurred on the dates specified, nor is it necessarily indicative of the results of operations of the Company as they may be in the future or as they may have been had the Transaction and the effect of consolidating the Rainbow Casino operating results been consummated on the dates shown. The Unaudited Pro Forma Condensed Combined Financial Information is based on certain assumptions and adjustments described in the Notes to Unaudited Pro Forma Condensed Combined Financial Information and should be read in conjunction therewith and with "Reasons for and Effects of the Prosposal--The Merger and Related Financings", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited and unaudited historical consolidated financial statements and related notes thereto of Alliance and BGII included elsewhere herein.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             MARCH 31, 1996 (1)(2)
                                 (IN THOUSANDS)

                                                         HISTORICAL
                                                   ----------------------                PRO FORMA      PRO FORMA
                                                    ALLIANCE      BGII      COMBINED    ADJUSTMENTS     COMBINED
                                                   ----------  ----------  ----------  --------------  -----------
ASSETS
CURRENT ASSETS:
  Cash and Cash Equivalents and Securities         $   25,562  $    2,009  $   27,571  $   152,900(a)   $  19,817
   Available for Sale............................                                          (52,190)(b)
                                                                                           (77,220)(c)
                                                                                            (7,559)(c)
                                                                                           (10,410)(c)
                                                                                             1,535(d)
                                                                                           (14,810)(e)
  Receivables, Net...............................       2,060      82,872      84,932                      84,932
  Inventories....................................         661      51,961      52,622                      52,622
  Other..........................................       3,775       4,450       8,225                       8,225
                                                   ----------  ----------  ----------                  -----------
    Total Current Assets.........................      32,058     141,292     173,350                     165,596
Property and Equipment, Net......................      52,065      23,615      75,680                      75,680
Other Assets:
  Long Term Receivables, Net.....................       5,600       9,696      15,296                      15,296
  Excess of Costs over Net Assets of an Acquired        2,074       5,290       7,364       46,523(c)      53,887
   Business, Net.................................
  Intangible Assets, Net.........................      11,273       5,127      16,400        4,998(c)      18,920
                                                                                            (2,478)(f)
  Other, Net.....................................       8,218       1,916      10,134        6,500(a)      16,185
                                                                                              (449)(b)
                                                   ----------  ----------  ----------                  -----------
    Total Other Assets...........................      27,165      22,029      49,194                     104,288
                                                   ----------  ----------  ----------                  -----------
    Total Assets.................................  $  111,288  $  186,936  $  298,224                   $ 345,564
                                                   ----------  ----------  ----------                  -----------
                                                   ----------  ----------  ----------                  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts Payable...............................  $    2,089  $   14,707  $   16,796                   $  16,796
  Accrued Liabilities............................      10,345      16,258      26,603       (3,789)(e)     21,964
                                                                                              (850)(b)
  Current Maturities of Long Term Debt...........       4,041      24,678      28,719       (9,213)(b)     19,506
                                                   ----------  ----------  ----------                  -----------
    Total Current Liabilities....................      16,475      55,643      72,118                      58,266
                                                   ----------  ----------  ----------                  -----------
Long Term Debt, Less Current Maturities..........      95,048      45,293     140,341      140,000(a)     188,926
                                                                                           (41,415)(b)
                                                                                           (50,000)(f)
Other Liabilities................................       4,325                   4,325                       4,325
                                                   ----------  ----------  ----------                  -----------
    Total Liabilities............................     115,848     100,936     216,784                     251,517
Minority Interest................................       1,035                   1,035                       1,035
Preferred Stock..................................                                           15,000(a)      50,662
                                                                                            35,662(c)
STOCKHOLDERS' EQUITY (DEFICIENCY):
  Common Stock, Par..............................       1,298         108       1,406          125(a)       2,490
                                                                                                74(c)
                                                                                                93(c)
                                                                                              (108)(c)
                                                                                               900(f)
  Paid-in Capital................................      32,134      68,345     100,479        4,275(a)     108,012
                                                                                           (68,345)(c)
                                                                                             2,866(c)
                                                                                             3,637(c)
                                                                                            49,100(f)
                                                                                            16,000(f)
  Retained Earnings (Accumulated Deficit)........     (37,960)      1,329     (36,631)        (712)(b)    (68,098)
                                                                                              (449)(b)
                                                                                            (1,329)(c)
                                                                                               522(d)
                                                                                           (11,021)(e)
                                                                                           (18,478)(f)
  Cumulative Translation Adjustments.............                  16,708      16,708      (16,708)(c)
  Other Stockholders' Equity.....................      (1,067)       (490)     (1,557)         490(c)         (54)
                                                                                             1,013(d)
                                                   ----------  ----------  ----------                  -----------
    Total Stockholders' Equity (Deficiency)......      (5,595)     86,000      80,405                      42,350
                                                   ----------  ----------  ----------                  -----------
    Total Liabilities and Stockholders' Equity
     (Deficiency)................................  $  111,288  $  186,936  $  298,224                   $ 345,564
                                                   ----------  ----------  ----------                  -----------
                                                   ----------  ----------  ----------                  -----------

   See Notes to Unaudited Pro Forma Condensed Combined Financial Information

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE FISCAL YEAR ENDED JUNE 30, 1995(1)(3)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           ALLIANCE
                                                              -----------------------------------
                                                                                            AS        BGII
                                                              HISTORICAL   ADJUSTMENTS   ADJUSTED  HISTORICAL
                                                              ----------   -----------   --------  ----------
REVENUES:
  Gaming....................................................   $128,114    $14,809(g)    $142,923   $
  Food and Beverage Sales...................................      3,847        891(g)       4,738
  Net Equipment Sales.......................................         27                        27    248,701
  Other.....................................................                                           4,432
                                                              ----------                 --------  ----------
    Total Revenues..........................................    131,988                   147,688    253,133
                                                              ----------                 --------  ----------
OPERATING COSTS:
  Gaming....................................................     91,311      2,127(g)      93,438
  Food and Beverage.........................................      2,795        334(g)       3,129
  Equipment Sales...........................................         12                        12    157,538
  Selling, General and Administrative.......................     32,611      9,716(g)      39,153     67,651
                                                                            (3,174)(h)
  Unusual Charges and Other.................................                                           1,500
  Depreciation and Amortization.............................      9,520        893(g)      10,413      8,482
                                                              ----------                 --------  ----------
    Total Operating Costs...................................    136,249                   146,145    235,171
                                                              ----------                 --------  ----------
Operating Income (Loss).....................................     (4,261)                    1,543     17,962
OTHER INCOME (EXPENSES):
  Interest Income...........................................      2,798                     2,798
  Interest Expense..........................................     (8,133)      (988)(g)     (9,121)    (7,090)
  Casino Royalty............................................       (810)    (2,621)(g)     (3,431)
  Minority Interest.........................................       (397)                     (397)
  Other, Net................................................        317        101(g)         418
                                                              ----------                 --------  ----------
Income (Loss) Before Taxes..................................    (10,486)                   (8,190)    10,872
Domestic Tax Expense........................................       (265)                     (265)      (290)
Foreign Tax Benefit (Expense)...............................                                          (5,779)
                                                              ----------                 --------  ----------
Net Income (Loss)...........................................   $(10,751)                 $ (8,455)  $  4,803
                                                              ----------                 --------  ----------
                                                              ----------                 --------  ----------
15% Preferred Stock Dividend................................
Net Loss Applicable to Common Shares........................
Income (Loss) Per Common Share(5)...........................   $  (0.95)                            $   0.45
                                                              ----------                           ----------
                                                              ----------                           ----------
SUPPLEMENTAL INFORMATION:(6)
PRO FORMA CASH FLOW INFORMATION:
  Cash Flows from Operating Activities.......................................................................
  Cash Flows from Investing Activities.......................................................................
  Cash Flows from Financing Activities.......................................................................
Pro Forma Deficit of Earnings to Fixed Charges...............................................................
Pro Forma Deficit of Earnings to Fixed Charges and Preferred Stock Dividend..................................


                                                                 AS           PRO FORMA
                                                              ADJUSTED  ----------------------
                                                              COMBINED  ADJUSTMENTS   COMBINED
                                                              --------  -----------   --------
REVENUES:
  Gaming....................................................  $142,923  $             $142,923
  Food and Beverage Sales...................................    4,738                   4,738
  Net Equipment Sales.......................................  248,728                 248,728
  Other.....................................................    4,432                   4,432
                                                              --------                --------
    Total Revenues..........................................  400,821                 400,821
                                                              --------                --------
OPERATING COSTS:
  Gaming....................................................   93,438                  93,438
  Food and Beverage.........................................    3,129                   3,129
  Equipment Sales...........................................  157,550                 157,550
  Selling, General and Administrative.......................  106,804   (5,000)(i)    100,135
                                                                        (1,669)(j)
  Unusual Charges and Other.................................    1,500     (250)(j)      1,250
  Depreciation and Amortization.............................   18,895    1,166(k)      22,642
                                                                         2,404(l)
                                                                          (298)(m)
                                                                           800(n)
                                                                          (325)(o)
                                                              --------                --------
    Total Operating Costs...................................  381,316                 378,144
                                                              --------                --------
Operating Income (Loss).....................................   19,505                  22,677
OTHER INCOME (EXPENSES):
  Interest Income...........................................    2,798                   2,798
  Interest Expense..........................................  (16,211 ) (7,018)(n)    (23,229 )
  Casino Royalty............................................   (3,431 )                (3,431 )
  Minority Interest.........................................     (397 )                  (397 )
  Other, Net................................................      418                     418
                                                              --------                --------
Income (Loss) Before Taxes..................................    2,682                  (1,164 )
Domestic Tax Expense........................................     (555 )                  (555 )
Foreign Tax Benefit (Expense)...............................   (5,779 )  3,779(p)      (2,000 )
                                                              --------                --------
Net Income (Loss)...........................................  $(3,652 )               $(3,719 )
                                                              --------                --------
                                                              --------
15% Preferred Stock Dividend................................                          $(8,039 )
                                                                                      --------
Net Loss Applicable to Common Shares........................                          $(11,758)
                                                                                      --------
                                                                                      --------
Income (Loss) Per Common Share(5)...........................                          $ (0.50 )
                                                                                      --------
                                                                                      --------
SUPPLEMENTAL INFORMATION:(6)
PRO FORMA CASH FLOW INFORMATION:
                                                                                      $ 7,225
  Cash Flows from Operating Activities......................
                                                                                      --------
                                                                                      --------
                                                                                      $(26,936)
  Cash Flows from Investing Activities......................
                                                                                      --------
                                                                                      --------
  Cash Flows from Financing Activities......................                          $  (757 )
                                                                                      --------
                                                                                      --------
Pro Forma Deficit of Earnings to Fixed Charges..............                          $(1,164 )
                                                                                      --------
                                                                                      --------
Pro Forma Deficit of Earnings to Fixed Charges and Preferred                          $(9,203 )
                                                                                      --------
                                                                                      --------

   See Notes to Unaudited Pro Forma Condensed Combined Financial Information

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
              FOR THE NINE-MONTH PERIOD ENDED MARCH 31, 1996(1)(4)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       ALLIANCE
                                          -----------------------------------
                                                                        AS         BGII
                                          HISTORICAL   ADJUSTMENTS   ADJUSTED   HISTORICAL
                                          ----------   -----------   --------   ----------
REVENUES:
  Gaming................................   $113,809    $             $113,809    $
  Food and Beverage Sales...............     2,976                      2,976
  Net Equipment Sales...................        11                         11     166,328
  Other.................................                                            3,993
                                          ----------                 --------   ----------
    Total Revenues......................   116,796                    116,796     170,321
                                          ----------                 --------   ----------
OPERATING COSTS:
  Gaming................................    77,019                     77,019
  Food and Beverage.....................     1,992                      1,992
  Equipment Sales.......................         3                          3     107,831
  Selling, General and Administrative...    33,147         252(q)      33,399      48,842
  Unusual Charges and Other.............     3,179                      3,179       7,312
  Depreciation and Amortization.........     7,328                      7,328       6,977
                                          ----------                 --------   ----------
    Total Operating Costs...............   122,668                    122,920     170,962
                                          ----------                 --------   ----------
Operating Income (Loss).................    (5,872)                    (6,124)       (641)
OTHER INCOME (EXPENSES):
  Interest Income.......................     1,206                      1,206
  Interest Expense......................    (6,341)                    (6,341)     (4,949)
  Casino Royalty........................    (2,931)                    (2,931)
  Minority Interest.....................      (708)                      (708)
  Other, Net............................       398                        398
                                          ----------                 --------   ----------
Income (Loss) Before Taxes..............   (14,248)                   (14,500)     (5,590)
Domestic Tax Expense....................      (581)                      (581)       (216)
Foreign Tax (Expense) Benefit...........                                           (2,032)
                                          ----------                 --------   ----------
Net Loss................................   $(14,829)                 $(15,081)   $ (7,838)
                                          ----------                 --------   ----------
                                          ----------                 --------   ----------
15% Preferred Stock Dividend............
Net Loss Applicable to Common Shares....
Loss Per Common Share(5)................   $ (1.21)                              $  (0.73)
                                          ----------                            ----------
                                          ----------                            ----------
SUPPLEMENTAL INFORMATION:(6)
PRO FORMA CASH FLOW INFORMATION:
  Cash Flows from Operating Activities....................................................
  Cash Flows from Investing Activities....................................................
  Cash Flows from Financing Activities....................................................
Pro Forma Deficit of Earnings to Fixed Charges............................................
Pro Forma Deficit of Earnings to Fixed Charges and Preferred Stock Dividend...............


                                             AS           PRO FORMA
                                          ADJUSTED  ----------------------
                                          COMBINED  ADJUSTMENTS   COMBINED
                                          --------  -----------   --------
REVENUES:
  Gaming................................  $113,809  $             $113,809
  Food and Beverage Sales...............    2,976                   2,976
  Net Equipment Sales...................  166,339                 166,339
  Other.................................    3,993                   3,993
                                          --------                --------
    Total Revenues......................  287,117                 287,117
                                          --------                --------
OPERATING COSTS:
  Gaming................................   77,019                  77,019
  Food and Beverage.....................    1,992                   1,992
  Equipment Sales.......................  107,834                 107,834
  Selling, General and Administrative...   82,241   (3,750)(r)     66,256
                                                    (12,235)(s)
  Unusual Charges and Other.............   10,491   (2,725)(s)      7,766
  Depreciation and Amortization.........   14,305      874(t)      17,114
                                                     1,803(u)
                                                      (224)(v)
                                                       600(w)
                                                      (244)(x)
                                          --------                --------
    Total Operating Costs...............  293,882                 277,981
                                          --------                --------
Operating Income (Loss).................   (6,765 )                 9,136
OTHER INCOME (EXPENSES):
  Interest Income.......................    1,206                   1,206
  Interest Expense......................  (11,290 ) (5,632)(w)    (16,922 )
  Casino Royalty........................   (2,931 )                (2,931 )
  Minority Interest.....................     (708 )                  (708 )
  Other, Net............................      398                     398
                                          --------                --------
Income (Loss) Before Taxes..............  (20,090 )                (9,821 )
Domestic Tax Expense....................     (797 )                  (797 )
Foreign Tax (Expense) Benefit...........   (2,032 )  1,321(y)        (711 )
                                          --------                --------
Net Loss................................  $(22,919)               $(11,329)
                                          --------                --------
                                          --------
15% Preferred Stock Dividend............                          $(5,916 )
                                                                  --------
Net Loss Applicable to Common Shares....                          $(17,245)
                                                                  --------
                                                                  --------
Loss Per Common Share(5)................                          $ (0.70 )
                                                                  --------
                                                                  --------
SUPPLEMENTAL INFORMATION:(6)
PRO FORMA CASH FLOW INFORMATION:
  Cash Flows from Operating Activities..                          $20,564
                                                                  --------
                                                                  --------
  Cash Flows from Investing Activities..                          $(1,088 )
                                                                  --------
                                                                  --------
  Cash Flows from Financing Activities..                          $(3,059 )
                                                                  --------
                                                                  --------
Pro Forma Deficit of Earnings to Fixed C                          $(9,821 )
                                                                  --------
                                                                  --------
Pro Forma Deficit of Earnings to Fixed C                          $(15,737)
                                                                  --------
                                                                  --------

   See Notes to Unaudited Pro Forma Condensed Combined Financial Information

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

    1. The Unaudited Pro Forma Condensed Combined Financial Statements of Operations are presented as if the combination of Alliance and BGII occurred on July 1, 1994. The Unaudited Pro Forma Condensed Combined Balance Sheet is presented assuming the combination occurred on March 31, 1996. The combination is expected to be recorded as a purchase transaction in accordance with generally accepted accounting principles and, accordingly, BGII assets and liabilities are presented at their estimated fair values as of that date.

    The Merger Agreement provides that BGII stockholders will receive in the Merger, in exchange for each of their issued and outstanding shares of common stock, (i) an amount of cash (the "Cash Consideration") determined by dividing $76.7 million by the number of shares of BGII common stock issued and outstanding immediately prior to the effective time of the Merger ($7.83 per share for purposes of presentation of the pro forma financial information) (plus interest accruing at a rate of 5.5% per annum from May 3, 1996 to the effective time of the Merger), (ii) a fraction of a share of Common Stock equal to the quotient of $0.30 and the Alliance Average Trading Price ($2.9 million in aggregate) and (iii) that number of shares (or fractions thereof) of 15%
Preferred Stock having a value as determined in accordance with the Merger Agreement equal to $11.40 less the Cash Consideration of $7.83, or $3.57 per share for purposes of presentation of the pro forma financial information ($35.0 million in aggregate) (plus dividends accruing at a rate of 15% per annum from May 3, 1996). The price per share of Common Stock used for purposes of the Unaudited Pro Forma Condensed Combined Financial Information is $4.00, based on the closing price of the Common Stock as reported on NASDAQ on May 7, 1996. The assumed price per share of the $5.0 million Private Placement is computed as the lower of $4.56 (the average trading price of the Common Stock for the five trading day period immediately preceding the Private Placement agreement) and the average of the last sales price of the Common Stock for the five trading days immediately preceding the Merger (for these purposes, the closing price on May 7, 1996). See "Reasons for and Effects of the Proposal--The Merger and Related Financings".

    Foreign taxes result from the income generated by Wulff. Domestic taxes result from Federal consolidated alternative minimum taxes and state and local income taxes.

    The Rainbow Casino in Vicksburg began operations in July 1994. In March 1995, Alliance completed its acquisition of the general partnership interest in the limited partnership owning the casino and from that point forward, the Rainbow Casino's operations have been consolidated with those of Alliance. The Rainbow Casino's operating results have been included in the Unaudited Pro Forma Condensed Combined Statements of Operations as if it was owned for each period presented.

    Certain reclassifications of BGII balances have been made to conform to the Alliance reporting format.

    The following adjustments have been made to arrive at the Unaudited Pro Forma Condensed Combined Financial Information:

    2.  PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENTS AT MARCH 31, 1996

        (a) To adjust for the net cash proceeds of the Offerings and the Private Placement, less estimated fees and expenses which have been capitalized in the case of the Offerings and netted against the gross proceeds in the case of the Private Placement. For every 1.0% increase in the effective dividend rate on the 15% Preferred Stock, which is assumed to be issued at liquidation value, the correlative change in the 15% Preferred Stock dividend would be $0.2 million, or a $0.01 decrease in earnings per common share.

        (b) To adjust for the repayment of $52.2 million of certain BGII debt as such instruments are intended to be repaid with the proceeds of the Offerings, including the remaining original issue discount and other costs associated with the prepayment of the BGII debt totaling $0.7 million and accrued and unpaid interest of $0.9 million. Additionally, certain deferred financing costs related to the BGII debt totaling $0.4 million will be written off. Based on the passage of time from March 31, 1996 to June 18,

    1996, it is anticipated that at the effective time of the Merger the total repayment of debt including accrued and unpaid interest, original issue discount and other costs associated with the prepayment, will be $53.3 million.

        (c) The purchase of BGII is presented as follows:

                                                                                (IN THOUSANDS)
CONSIDERATION PAID:
Cash paid for original 1 million shares of BGII common stock owned by
 Alliance.....................................................................   $     10,410
Cash consideration............................................................         77,220
Value of Common Stock to be exchanged for BGII shares.........................          2,940
Value of 15% Preferred Stock to be exchanged for BGII shares..................         35,662
Contract termination costs for certain BGII personnel (see below).............          6,291
                                                                                --------------
Total consideration...........................................................        132,523
Estimated value of BGII's underlying net assets...............................        (86,000)
                                                                                --------------
Excess of costs over the net assets of BGII acquired..........................   $     46,523
                                                                                --------------
                                                                                --------------

         The compensation to be paid to BGII personnel consists of cash payable to Messrs. Gillman and Jenkins totaling $5.9 million and Common Stock valued at $0.4 million (determined using the Alliance Average Trading Price but in no event more than $6.00 nor less than $4.25 per share). As each of the above individuals will not be employed by the Company after the Merger, such costs have been included in the computation of goodwill.

        Consideration to be paid to Messrs. Kloss and Conover consists of $1.7 million in cash and $3.3 million of Common Stock (determined using the Alliance Average Trading Price but in no event more than $6.00 nor less than $4.25 per share). As Messrs. Kloss and Conover will remain with the Company, such amounts have been capitalized and will be amortized over the 2.5 and 1 year life of each of their employment agreements, respectively. These transactions have been effected in the Unaudited Pro Forma Condensed Combined Financial Information since they are conditions of the Merger Agreement.

        The allocation of purchase cost in the pro forma financial statements is based on available information. After consummation of the Merger, Alliance will arrange for independent appraisal of the significant assets and liabilities of BGII to determine the final allocation of purchase cost. Alliance management does not currently believe that any adjustments to the final allocation of purchase price will have a material effect on the Unaudited Pro Forma Condensed Combined Financial Information.

        (d) To add back the $1.0 million valuation adjustment, net of the tax effect of $0.5 million, for the Alliance-owned BGII common stock, representing the difference between the purchase cost of $10.4 million and the market value at March 31, 1996 of $8.9 million.

        (e) To record the payment of certain Merger and related expenses assumed to be incurred prior to and concurrent with the date of the Unaudited Pro Forma Condensed Combined Balance Sheet totaling $14.8 million, of which $3.8 million has been accrued for at March 31, 1996.

        (f) Represents the assumed conversion of all $50.0 million of the New Convertible Debentures assumed to be issued in the Exchange Offer into shares of Common Stock. The Exchange Offer is not subject to any minimum or maximum condition, and up to $85.0 million of New Convertible Debentures could be issued therein. Each $1,000 principal amount of Old Convertible Debentures is convertible into 100 shares of Common Stock. Each $1,000 principal amount of the New Convertible Debentures will be converted in the event of the Automatic Conversion into approximately 180 shares of Common Stock. The additional 80 shares of Common Stock per $1,000 of principal are treated as a "sweetener" to the original terms of the Old Convertible Debentures and recorded at the fair value of the stock consideration being offered as a non-cash charge for inducement for early conversion.

        In accordance with the rules and regulations of the Commission, the net charge for inducement for early conversion resulting from the Exchange Offer was not considered in the Unaudited Pro Forma Condensed Combined Statements of Operations and has been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as a charge against retained earnings. The assumed $50.0 million of New Convertible Debentures to be issued in the Exchange Offer and converted into Common Stock pursuant to the Automatic Conversion would result in a non-cash charge of $18.5 million, representing the value of the Common Stock inducement of $16.0 million and the write-off of the proportionate amount of the existing deferred financing costs. For every change of $10.0 million of New Convertible Debentures converted, the correlative increase or decrease in the non-cash charge would be $3.7 million. For tax purposes the Automatic Conversion results in an extinguishment of debt gain. However, this tax gain would be entirely offset against the Company's net operating loss carry-forwards, based on current Common Stock prices.

    3. PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS FOR THE YEAR ENDED JUNE 30, 1995

        (g) To recognize operations of the Rainbow Casino as if owned for the entire year.

        (h) Alliance development expenses, which relate to mergers, acquisitions and joint ventures, were reduced to $3.0 million annually resulting in an adjustment of $3.2 million. Such adjustment does not include any effect from the elimination of direct costs related to the Merger shown separately in
    (j) below. The reduction to $3.0 million reflects the elimination of costs that were being incurred prior to Alliance's accomplishment of its strategic plan to acquire a major gaming machine manufacturing company. To accomplish this reduction Alliance reduced payroll costs and fees paid to consultants and legal costs related to non-BGII transactions it had been pursuing.

        (i) To adjust for estimated synergy cost savings identified by management to date including elimination of certain duplicative costs, such as facility, legal, accounting and compensation, which total approximately $5.0 million on an annual basis.

        (j) To eliminate costs associated with the Merger incurred by Alliance and BGII totaling $1.7 million and $0.3 million, respectively, consisting of legal, accounting and investment banking fees and related costs.

        (k) To record the amortization of the goodwill resulting from the Merger. The goodwill is being amortized over 40 years.

        (l) To amortize the costs associated with the termination of Messrs. Kloss and Conover's existing employment contracts with BGII over the life of their respective employment contracts.

        (m) To eliminate the amortization of goodwill on the historical financial statements of BGII.

        (n) To adjust for the $16.8 million increase in interest expense from the issuance of the $140.0 million of debt which Alliance currently intends to issue as part of the financing of the Merger, and to amortize the related debt issuance costs over 7 years, offset by the elimination of the $6.0 million interest on the BGII debt being refinanced. For every 0.50% change in the interest rate for the $140.0 million debt financing, the correlating change in interest expense for the year would be $0.7 million on a pre-tax basis. Also represents the reduction of interest expense of $3.8 million caused by the Exchange Offer and the Automatic Conversion into Common Stock of an assumed $50.0 million of principal of the New Convertible Debentures. Every $10.0 million of principal of the New Convertible Debentures exchanged and converted into Common Stock causes a decrease in interest expense of $0.8 million on a pre-tax basis.

        (o) Represents the reduction of the amortization of the deferred financing costs related to the assumed $50.0 million of New Convertible Debentures exchanged and converted into Common Stock.

        (p) To adjust for the estimated effect of foreign income tax savings resulting from acquisition restructuring which will enable Alliance to allocate items such as interest expense to Wulff.

    4. PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS FOR THE NINE-MONTH PERIOD ENDED MARCH 31, 1996

        (q) Alliance development expenses, which relate to mergers, acquisitions and joint ventures, were reduced to $3.0 million annually. For the nine-month period ended March 31, 1996, Alliance was below this $3.0 million annualized amount by $0.3 million. The elimination of direct costs related to the Merger is shown separately in note (s) below.

        (r) To adjust for estimated synergy cost savings identified by management to date including elimination of certain duplicative costs, such as facility, legal, accounting and compensation, which total approximately $5.0 million on an annual basis.

        (s) To eliminate costs associated with the Merger incurred by Alliance and BGII of $12.2 million and $2.7 million, respectively, consisting of legal, accounting and investment banking fees and related costs.

        (t) To record the amortization of the goodwill resulting from the Merger. The goodwill is being amortized over 40 years.

        (u) To amortize the costs associated with the termination of Messrs. Kloss and Conover's existing employment contracts with BGII over the life of their respective employment contracts.

        (v) To eliminate the amortization of goodwill on the historical financial statements of BGII.

        (w) To adjust for the $12.6 million increase in interest expense from the issuance of the $140.0 million of debt, at face value, which Alliance currently intends to issue as part of the financing of the Merger, and to amortize the related debt issuance costs over 7 years, net of the elimination of the $4.2 million interest on the BGII debt being refinanced. Also represents the reduction of interest expense of $2.8 million caused by the Exchange Offer and the Automatic Conversion into Common Stock of an assumed $50.0 million of principal of the New Convertible Debentures.

        (x) Represents the reduction of the amortization of the deferred financing costs related to the assumed $50.0 million of New Convertible Debentures exchanged and converted into Common Stock.

        (y) To adjust for the estimated effect of foreign income tax savings resulting from acquisition restructuring which will enable Alliance to allocate items such as interest expense to Wulff.

    5.  SHARE INFORMATION

    The following table reflects computations of the pro forma number of shares of Common Stock outstanding and the per share computations (shares in millions):

                                                                                     TWELVE MONTHS        NINE MONTHS
                                                                                    ENDED JUNE 30,      ENDED MARCH 31,
                                                                                         1995                1996
                                                                                   -----------------  -------------------
Historical weighted average shares outstanding...................................           11.3(a)             12.2
Shares to be sold in the Private Placement.......................................            1.3                 1.3
Shares to be issued to BGII stockholders.........................................            0.7                 0.7
Common Stock to be issued to terminate contracts for certain BGII personnel......            0.9                 0.9
Common Stock to be issued in the Automatic Conversion............................            9.5                 9.5
                                                                                             ---                 ---
    Pro forma weighted average shares outstanding................................           23.7                24.6
                                                                                             ---                 ---
                                                                                             ---                 ---

- ------------------------
(a) Excludes 1.3 million shares of non-voting special stock held by KIC, which was converted into Common Stock in December 1995.

    Effect of the Merger on the shareholders of Alliance, assuming a stock price of $4.00, exchange of $50.0 million of Old Convertible Debentures and conversion of New Convertible Debentures solely into Common Stock, is as follows (shares in millions):

Shares of Common Stock outstanding at
 March 31, 1996..........................                                                             13.0
Shares of BGII common stock outstanding
 at March 31, 1996.......................                           10.8
    Less the shares of BGII common stock
     already owned by Alliance...........                            1.0
                                                                     ---
      BGII common stock to be
       converted.........................                            9.8
                                                                     ---
                                                                     ---
Common Stock to be issued to BGII
 stockholders............................                                                              0.7
Common Stock to be issued to terminate
 contracts for certain BGII personnel....                                                              0.9
Common Stock to be sold in Private
 Placement...............................                                                              1.3
Common Stock to be issued in the
 Automatic Conversion....................                                                              9.5
                                                                                                       ---
    Pro forma total outstanding shares...                                                             25.4
                                                                                                       ---
                                                                                                       ---

    If all $85.0 million outstanding Old Convertible Debentures were exchanged and the resulting New Convertible Debentures converted into Common Stock, the pro forma total of outstanding shares would increase by 6.3 million.

    6.  SUPPLEMENTAL PRO FORMA INFORMATION

    Additional supplemental information regarding cash flow and fixed charges has been presented with adjustments consistent with those shown in the pro forma operating results. The earnings required to cover the 15% Preferred Stock dividend fixed charge have been presented excluding the effects of income taxes due to the fact that the pro forma results of operations reflect losses from continuing operations, resulting in a computed effective tax rate from continuing operations that is not meaningful.

                            SUPPLEMENTAL ANALYSIS OF
                          ADJUSTED OPERATING CASH FLOW

    The Company believes that it is important to present supplementally an analysis of its Adjusted Operating Cash Flow, given the pro forma leverage ratio of the Company. Reference should be made to the Unaudited Pro Forma Condensed Combined Financial Information presented elsewhere herein.

    The Company believes that this information is a useful adjunct to net income, cash flows and other GAAP measurements. However, this supplemental information should not be construed as an alternative to net income or any other GAAP measure of performance as an indicator of the Company's performance or to GAAP-defined cash flows generated by operating, investing and financing activities as an indicator of cash flows or a measure of liquidity.

    Alliance management has made certain adjustments to combined operating income and has made further adjustments thereto to arrive at a measure of adjusted operating cash flow ("Adjusted Operating Cash Flow"). As is more fully described below, such adjustments consist of the elimination of certain charges that management has determined to be non-recurring or unusual, as well as adjustments made to reflect the most recent operating results of the Rainbow Casino by annualizing the most recent nine-month operating results (seasonally adjusted), and presenting such results as if they had occurred for each period presented. The concepts of non-recurring or unusual charges are not defined in GAAP. In making these adjustments, management considered non-recurring revenue items as well as non-recurring expense items. There can be no assurance that other non-recurring or unusual charges will not occur in the future.

             SUPPLEMENTAL ANALYSIS OF ADJUSTED OPERATING CASH FLOW
                             (DOLLARS IN THOUSANDS)

                                                                                              ESTIMATED
                                                           ALLIANCE               BGII         SYNERGY      ADJUSTED OPERATING
                                                  --------------------------  -------------     COST      CASH FLOW AND PRO FORMA
                                                  HISTORICAL    AS ADJUSTED    AS ADJUSTED     SAVINGS     NET INTEREST EXPENSE
                                                  -----------  -------------  -------------  -----------  -----------------------
FISCAL YEAR ENDED JUNE 30, 1995
Operating Income (Loss).........................   $  (4,261)    $   1,543      $  17,962
Depreciation and Amortization...................       9,520        10,413          8,482
Minority Interest...............................        (397)         (397)        --
Casino Royalty..................................        (810)       (3,431)        --
                                                  -----------  -------------  -------------
                                                   $   4,052         8,128         26,444
                                                  -----------  -------------  -------------
                                                  -----------
  Reclassification of Certain Direct Merger
   Costs........................................                     1,669            250
ADJUSTMENTS:
  Rainbow Operations............................                     5,219         --
  Other Unusual or Nonrecurring Charges.........                     2,367          1,950
                                                               -------------  -------------
Adjusted Operating Cash Flow....................                 $  17,383      $  28,644     $   5,000          $  51,027
                                                               -------------  -------------  -----------           -------
                                                               -------------  -------------  -----------           -------
Pro Forma Net Interest Expense..................                                                                 $  20,431
                                                                                                                   -------
                                                                                                                   -------
NINE MONTH PERIOD ENDED MARCH 31, 1996
Operating Income (Loss).........................   $  (5,872)    $  (6,124)     $    (641)
Depreciation and Amortization...................       7,328         7,328          6,977
Minority Interest...............................        (708)         (708)        --
Casino Royalty..................................      (2,931)       (2,931)        --
                                                  -----------  -------------  -------------
                                                   $  (2,183)       (2,435)         6,336
                                                  -----------  -------------  -------------
                                                  -----------
  Reclassification of Certain Direct Merger
   Costs........................................                    12,235          2,725
ADJUSTMENTS:
  Rainbow Operations............................                      (160)        --
  Other Unusual or Nonrecurring Charges.........                     3,179          4,566
                                                               -------------  -------------
Adjusted Operating Cash Flow....................                 $  12,819      $  13,627     $   3,750          $  30,196
                                                               -------------  -------------  -----------           -------
                                                               -------------  -------------  -----------           -------
Pro Forma Net Interest Expense..................                                                                 $  15,716
                                                                                                                   -------
                                                                                                                   -------

    The above supplemental analysis should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Information and the notes thereto. In this regard, for the year ended June 30, 1995 the Company's pro forma deficit of earnings to fixed charges was $1.2 million, and the pro forma deficit of earnings to fixed charges after the 15% Preferred Stock dividend was $9.2 million. The Company's pro forma deficit of earnings to fixed charges, both before and after the 15% Preferred Stock dividend, for the nine-month period ended March 31, 1996 was $9.8 million, and $15.7 million, respectively.

    The direct Merger costs have been reclassified and presented in computing the separate company Adjusted Operating Cash Flow, as management believes that such presentation provides additional relevant information to the potential purchasers of the Company's securities, after eliminating direct costs related to the Merger.

    DIRECT MERGER COSTS. Both Alliance and BGII have incurred direct costs related to the Merger consisting of legal, accounting, and investment banking fees and related costs. For Alliance, such costs totaled $1.7 million and $12.2 million for the year ended June 30, 1995 and the nine months ended March 31, 1996. BGII's direct costs incurred relating to the Merger totaled $0.3 million and $2.7 million for the year ended June 30, 1995 and the nine months ended March 31, 1996, respectively.

    The adjustments which were made in determining the supplemental analysis of Adjusted Operating Cash Flow which were not considered in the preceding Unaudited Pro Forma Condensed Combined Statements of Operations reflect the following:

    RAINBOW OPERATIONS. The final elements of the Rainbow Casino facility, consisting of an 89-room hotel and an amusement park and the completion of the casino exterior decor, parking, landscaping and signage, were not completed until July 1995, although the Rainbow Casino had been open without these amenities since July 1994. Although the hotel and amusement park are not owned or operated by Alliance, management believes that such facilities have contributed significantly to the recent strong financial results of the Rainbow Casino. Therefore, Alliance management believes that the results of operations for the nine months ended March 31, 1996 after considering seasonality (which management believes was immaterial) are more reflective of the property's ongoing results of operations. Accordingly, such results for the twelve months ended June 30, 1995 and the nine months ended March 31, 1996 have been annualized based on the actual financial results for the six months ended December 31, 1995, as Alliance management believes that such results better portray the Rainbow Casino's contribution to Adjusted Operating Cash Flow. This annualization involves forward-looking statements that involve risks and uncertainties, including the risks of competition, gaming regulation and the other risks referred to under "Forecast of Operations".

    BGII ONE-TIME COSTS. Certain charges incurred by BGII consist of costs relating to a regulatory investigation and legal proceedings in Louisiana totalling $1.0 million, legal costs related to a former executive totaling $0.5 million, and legal costs related to the "Bally" trade name litigation that were directly caused by the investigation totaling $0.2 million during the fiscal year ended June 30, 1995. Results for the nine months ended March 31, 1996 were adjusted for charges consisting of a reserve for V.A.T. and the write-down of a building in Germany, which had been acquired in the purchase of a distributor and never used by Wulff, to its net realizable value in anticipation of its sale, totalling $1.8 million, as well as to adjust for legal costs relating to Louisiana of $1.0 million.

    In June 1995, BGII entered into a merger agreement with WMS, which was ultimately terminated to enter into the Merger Agreement with Alliance. Based on management's assessment and allocation of the total costs incurred for both the WMS and Alliance merger transactions, one-time costs related to the WMS transaction were $0.2 million and $1.8 million for the fiscal year ended June 30, 1995 and the nine months ended March 31, 1996, respectively.

    ALLIANCE ONE-TIME COSTS. One-time charges incurred by Alliance consist of an executive signing bonus of $1.3 million paid in Common Stock and $1.1 million of termination costs for certain directors. These charges were incurred during the quarter ended June 30, 1995 and are therefore included as adjustments only for the twelve months ended June 30, 1995. Also, for the nine months ended March 31, 1996 Alliance recorded a provision for impaired assets of two business development projects, totaling $3.2 million.

    SYNERGY COST SAVINGS. Although management cannot precisely quantify future savings, the Company has identified and expects to realize synergy cost savings of approximately $5.0 million on an annual basis (primarily through the reduction of duplicative costs, such as facility, legal, accounting and compensation costs) as a result of the Merger. The Company further expects to incur approximately $1.0 million in one-time implementation costs in realizing these savings, which expenditures have been added back in arriving at the above supplemental analysis.

                             FORECAST OF OPERATIONS

    The following Forecast of Operations (the "Forecast") sets forth, to the best of management's knowledge and belief and giving consideration to actual results for Alliance and BGII for the three months ended March 31, 1996, management's expectations of the results of operations for the Company (assuming consummation of the Merger and giving effect to the other elements of the Transaction) for the twelve-month period ending December 31, 1996. The Forecast is based on Alliance's current best estimates of expected results for the period presented given the forecasted assumptions described in "Summary of Significant Assumptions and Accounting Policies for the Forecast". The Forecast, which consists of forward-looking statements, is qualified by, and subject to, the assumptions set forth below and the other information contained herein, and should be read in conjunction with "Summary of Significant Assumptions and Accounting Policies for the Forecast" as well as "Unaudited Pro Forma Condensed Combined Financial Information", "Supplemental Analysis of Pro Forma Adjusted Operating Cash Flows", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited and unaudited historical consolidated financial statements and related notes thereto of Alliance and BGII included elsewhere herein.

    Alliance does not intend to update or otherwise revise the Forecast to reflect events or circumstances existing or arising after the date of this Consent Statement or to reflect the occurrence of unanticipated events. BGII's independent accountants, Coopers & Lybrand L.L.P., have neither examined nor compiled nor had any other involvement with the preparation of the Forecast and accordingly do not express an opinion or any other form of assurance with respect thereto, nor do they assume any responsibility for the Forecast. Independent accountants for Alliance, KPMG Peat Marwick LLP, have not examined the Forecast presented herein and, accordingly, do not express an opinion or any other form of assurance with respect thereto, and no other independent expert has examined the Forecast.

    The Forecast is based upon a number of estimates and assumptions that while presented with numerical specificity and considered reasonable by management of Alliance are inherently subject to significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of Alliance. However, the forecast does represent management's good faith estimate of the most likely 1996 results of operations including operating income, net income (loss), net income
(loss) applicable to Common Shares, income (loss) per share, EBITDA and Adjusted Operating Cash Flow. The assumptions disclosed herein are those that Alliance believes are significant to the Forecast and reflect management's judgment as of the date hereof. The Forecast is necessarily speculative in nature, and it is usually the case that one or more of the assumptions do not materialize. Not all assumptions used in the preparation of the Forecast have been set forth herein. In addition, the business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in the Forecast, such as the Company's high leverage and fixed charges, its operating history and recent losses, possible difficulties in implementing the Merger, potential changes of control, competition, risks of product development, the need to provide customer financing, risks of sales to non-traditional gaming markets, risks of foreign operations, dependance on continued services of key personnel, strict regulation by gaming authorities, ongoing BGII regulatory investigations, certain litigation regarding Bally Trade name, uncertainties concerning gaming taxes and value added taxes and limitations on use of net operating losses. Many of these factors could cause actual results to differ materially from those expressed in the Forecast. The Forecast and actual results will vary, and those variations may be material. The inclusion of the Forecast herein should not be regarded as a representation by Alliance or any other person that the Forecast will be achieved. Holders are cautioned not to place undue reliance on the Forecast. If the Merger and the Offerings do not occur, the principal difference in Alliance's financial condition, relative to the historical Alliance financial information otherwise presented herein, would be that Alliance's cash, cash equivalents and securities available for sale would decrease by approximately $7.0 million, which management believes will not have a material adverse effect on the financial condition of Alliance or impair its ability to meet its ongoing obligations.

    Alliance was the sole preparer of the Forecast, which was prepared in accordance with guidelines established by the American Institute of Certified Public Accountants, except that it combines Alliance and BGII as if the Transaction had occurred and it omits the disclosure of certain non-operating items, income taxes, extraordinary items and significant changes in financial position.

    The Forecast reflects, among other things, the results of operations, EBITDA and Adjusted Operating Cash Flow, but it may not fully reflect the Company's ability to pay cash interest requirements because it does not reflect other cash obligations and requirements, such as mandatory payments on debt principal and preferred stock redemptions, and operating requirements relating to capital maintenance and expansion. Because the Forecast has been prepared on a consolidated basis, the Forecast does not account for the Company's holding company structure, which will result in cash flow earned at certain subsidiaries being unavailable for distribution to the Company, including to service indebtedness of the Company.

                          ALLIANCE GAMING CORPORATION
                             FORECAST OF OPERATIONS

                                                 COMPARATIVE ANALYSIS OF
                                                     OPERATIONS (1)
                                  -----------------------------------------------------
                                        TWELVE MONTHS               THREE MONTHS          FORECAST OF OPERATIONS
                                      ENDED DECEMBER 31,           ENDED MARCH 31,            FOR THE TWELVE
                                  --------------------------  -------------------------       MONTHS ENDING
                                      1994          1995          1995         1996         DECEMBER 31, 1996
                                  ------------  ------------  ------------  -----------  ------------------------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENTS OF OPERATIONS
 INFORMATION:
Revenues
  Gaming........................   $  129,690    $  147,590   $     36,365  $    39,707        $    163,389
  Food and Beverage Sales.......        7,096         4,045          1,118          856               4,189
  Net Equipment Sales...........      231,371       244,488         67,664       57,440             254,467
  Other.........................        4,874         4,841            631        1,109               3,912
                                  ------------  ------------  ------------  -----------        ------------
    Total Revenues..............      373,031       400,964        105,778       99,112             425,957
                                  ------------  ------------  ------------  -----------        ------------
Operating Costs
  Gaming........................       90,125        98,377         22,972       26,771             103,331
  Food and Beverage.............        4,755         2,884            701          566               3,150
  Equipment Sales...............      152,582       157,800         42,889       36,740             158,804
  Selling, General and
   Administrative...............       91,508(2)      94,859(2)       24,635(2)      22,318(2)            113,283(2)
  Unusual Charges and Other.....          300         5,216            400        3,479               4,479
  Depreciation and
   Amortization.................       22,483        22,584          4,740        5,311              23,192
                                  ------------  ------------  ------------  -----------        ------------
      Total Operating Costs.....      361,753       381,720         96,337       95,185             406,239
                                  ------------  ------------  ------------  -----------        ------------
Operating Income................       11,278        19,244          9,441        3,927              19,718
                                  ------------  ------------  ------------  -----------        ------------
                                  ------------  ------------  ------------  -----------        ------------
Net Income (Loss)...............   $  (12,181)   $   (7,153)  $      2,906  $    (3,076)       $    (27,939)
15% Preferred Stock Dividends...       (8,039)       (8,039)        (1,900)      (1,900)             (8,039)
                                  ------------  ------------  ------------  -----------        ------------
Net Income (Loss) Applicable to
 Common Shares..................   $  (20,220)   $  (15,192)  $      1,006  $    (4,976)       $    (35,978)
                                  ------------  ------------  ------------  -----------        ------------
                                  ------------  ------------  ------------  -----------        ------------
Income (Loss) per Common
 Share..........................   $    (0.89)   $    (0.64)  $       0.04  $     (0.20)       $      (1.42)(3)
                                  ------------  ------------  ------------  -----------        ------------
                                  ------------  ------------  ------------  -----------        ------------
Pro Forma (or Forecasted) Common
 Shares Outstanding.............       22,600        23,800         23,700       25,400              25,400
                                  ------------  ------------  ------------  -----------        ------------
                                  ------------  ------------  ------------  -----------        ------------
SUPPLEMENTAL INFORMATION:
Operating Income................   $   11,278    $   19,244   $      9,441  $     3,927        $     19,718
Depreciation and Amortization...       22,483        22,584          4,740        5,311              23,192
Casino Royalty..................       (1,670)       (3,674)          (983)      (1,024)             (4,368)
Minority Interest...............         (675)         (504)           (83)        (432)               (920)
                                  ------------  ------------  ------------  -----------        ------------
  Subtotal......................       31,416        37,650         13,115        7,782              37,622
Adjustments:
  Rainbow Operations............       --             1,912(4)        1,189(4)     --               --
  Unusual Charges and Other.....        2,856(5)       7,783(5)          600(5)       3,487(5)              4,479(6)
  Direct Merger Costs...........       --            --            --           --                   12,815(7)
                                  ------------  ------------  ------------  -----------        ------------
Adjusted Operating Cash Flow....   $   34,272    $   47,345   $     14,904  $    11,269        $     54,916
                                  ------------  ------------  ------------  -----------        ------------
                                  ------------  ------------  ------------  -----------        ------------
OTHER DATA:
  Net Interest Expense..........   $   19,561    $   20,743   $      4,964  $     5,191        $     20,491
                                  ------------  ------------  ------------  -----------        ------------
                                  ------------  ------------  ------------  -----------        ------------

- ------------------------------
(1)  See Note (2) -- Presentation of Supplemental Comparative Information of the
    "Summary  of  Significant  Assumptions  and  Accounting  Policies  for   the
    Forecast".

See accompanying Summary of Significant Assumptions and Accounting Policies for
                                  the Forecast

(2) Selling, general and administrative costs are net of the following: direct Merger costs; the business development costs over (under) the $3.0 million budgeted annual amount totaling $4.7 million, $1.0 million, $1.4 million and $(52,000) for the twelve months ended December 31, 1994 and 1995 and the three months ended March 31, 1995 and 1996, respectively; and synergy cost savings totaling $5.0 million for the twelve months ended December 31, 1994, 1995 and ending 1996 and $1.3 million for the three months ended March 31, 1995 and 1996. See Note (6) below for one-time $1.0 million costs to implement synergy cost savings in 1996. See Note (7) below for the 1996 presentation which includes direct Merger costs.
(3) The Loss per Common Share in the forecasted twelve-month period ending December 31, 1996 is computed based on 25,400,000 common shares outstanding, and includes depreciation and amortization of $23.2 million (or $0.91 per share), direct Merger costs of $12.8 million (or $0.50 per share), loss on assumed conversion of New Convertible Debentures of $18.5 million (or $0.73 per share) and 15% Preferred Stock Dividends of $8.0 million (or $0.32 per share).
(4) Represents adjustment to reflect management's derivation of Rainbow Casino's annualized results for the period, net of incremental royalty.
(5) Reflects items determined by management to be unusual or non-recurring (which are also included in Total Operating Costs). The concepts of non-recurring or unusual charges are not defined in GAAP.
(6) For the twelve months ending December 31, 1996, reflects items determined by management to be non-recurring charges, consisting of a provision for impaired assets of two development projects totaling $3.2 million included in Alliance's Selling, General and Administrative costs; the $1.0 million of one-time charges (which are included in Selling, General and Administrative costs) to implement the expected annual synergy cost savings (which are reflected in Total Operating Costs as well); and certain charges of $0.3 million relating to a regulatory investigation and legal proceedings in Louisiana.
(7) Direct Merger costs for the twelve months ending December 31, 1996 of $12.8 million have been included in Total Operating Costs and presented as an adjustment in computing the Adjusted Operating Cash Flow. See Note (2) above for the presentation of direct Merger costs in earlier periods.

                             SUMMARY OF SIGNIFICANT
               ASSUMPTIONS AND ACCOUNTING POLICIES FOR THE FORECAST FOR THE TWELVE-MONTH PERIOD ENDING DECEMBER 31, 1996

NOTE 1. -- INTRODUCTION
    The Forecast of Operations for the twelve-month period ending December 31, 1996 and the accompanying related Summary of Significant Assumptions and Accounting Policies of Alliance Gaming Corporation and subsidiaries, after consummation of the Transaction, represent Alliance's best estimate as of the date of this Consent Statement for the first twelve months of combined operations (after elimination of all significant intercompany accounts and transactions). The Forecast reflects management's judgment, based on present circumstances, of the expected set of conditions and their expected courses of action, to the extent such conditions or action are anticipated to affect the results described in the Forecast.

    The assumptions described herein are those that management believes are significant to the Forecast or are the key factors upon which the results shown in the Forecast depend. However, not all assumptions used in the preparation of the Forecast have been set forth herein. The estimates and assumptions, though considered reasonable by management, may not be achieved and are inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies, including possible competitive responses, many of which are not within the control of the Company and are not possible to assess accurately. Therefore, the actual results achieved during the forecast period will vary from those set forth in the Forecast, and the variations may be material.

    The Forecast assumes that, among other things: (i) the proceeds of the Offerings and the Private Placement are used as contemplated in "Reasons for and Effects of the Proposal -- The Merger and Related Financings"; (ii) there will be no change in GAAP that may have a direct material effect on the reporting of financial results of the Company; (iii) there will be no material changes made to gaming regulations that would affect the operations of the Company; and (iv) that management will realize the anticipated synergies. Management believes that these assumptions, when taken together with management's extensive experience in operating in such markets, provide a reasonably objective basis to forecast the Company's operations for the period presented.

    Alliance does not intend to update or otherwise revise the Forecast to reflect events or circumstances existing or arising after the date hereof or to reflect the occurrence of unanticipated events. The Forecast is provided solely for the purposes of assisting a prospective investor in making an investment decision, and not for the purposes of assessing equity value.

    For a discussion of significant accounting policies see Note 1 of the Notes to the Alliance audited consolidated financial statements and the "Summary of Significant Accounting Policies" of the notes to the BGII audited consolidated financial statements included elsewhere in this Consent Statement.

NOTE 2. -- PRESENTATION OF SUPPLEMENTAL COMPARATIVE INFORMATION
    For the purpose of assisting investors in evaluating the forecasted information, Alliance has presented a Comparative Analysis for the twelve-month periods ended December 31, 1994 and 1995 and the three-month periods ended March 31, 1995 and 1996 which have been derived using accounting principles and assumptions consistent with those used in deriving the Pro Forma Unaudited Condensed Combined Statements of Operations included elsewhere in this Consent Statement. Each period in the Comparative Analysis includes adjustments for the planned reduction of the Company's ongoing development costs to $3.0 million per year, certain estimated annual synergy cost savings (net of one-time implementation costs) and items management believes to be one-time charges, and assumes that the Rainbow Casino was consolidated since its opening in July 1994. The Comparative Analysis has been prepared by management to provide potential participants in the Exchange Offer with additional information to analyze the Forecast and should not be construed as a presentation of actual historical results or expected future results.

    The "Unaudited Pro Forma Condensed Combined Financial Information", "Supplemental Analysis of Adjusted Operating Cash Flow" and the audited and unaudited historical consolidated financial statements and related notes thereto of Alliance and BGII included elsewhere herein should be read for additional information.

NOTE 3. -- OPERATING ASSUMPTIONS
    The assumptions disclosed herein are those that management believes are significant to the Forecast. There will be differences between forecasted and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material.

REVENUES AND COST OF SALES

GAMING MACHINE MANAGEMENT OPERATIONS

    NEVADA

    In its Nevada gaming machine management operations, Alliance selects, owns, installs, manages and services gaming devices (approximately 5,250 devices at December 31, 1995) in third-party owned local establishments such as taverns, restaurants, supermarkets, drug stores and convenience stores (approximately 520 locations at December 31, 1995).

    Alliance has agreements with local bars, taverns, restaurants and convenience stores for either space leases or revenue-sharing arrangements. Under the revenue-sharing arrangements, Alliance shares the revenues from the machines with the location operator, and with space leases Alliance pays a fixed rental to the owner of the establishment and then Alliance receives all of the revenues derived from the gaming devices. At December 31, 1995, the weighted average remaining term of Alliance's revenue-sharing arrangements was approximately 3.9 years, and for space leases was approximately 2.9 years.

                  NEVADA GAMING MACHINE MANAGEMENT OPERATIONS

                                                                                                FORECASTED
                                                                                                  TWELVE
                                                                            TWELVE MONTHS         MONTHS
                                                                          ENDED DECEMBER 31,      ENDING
                                                                         --------------------  DECEMBER 31,
                                                                           1994       1995         1996
                                                                         ---------  ---------  ------------
                                                                               (DOLLARS IN THOUSANDS)
Average Number of Machines.............................................      5,180      5,288         5,482
Average Number of Locations............................................        504        521           541
Total Revenues.........................................................    $90,092    $91,949      $101,579
Costs and Expenses.....................................................    $76,248    $77,507       $85,582

    Gaming machine management revenues are a function of the average number of machines installed, times the average net win per machine. The revenues are assumed to increase due to the increase in the number of Alliance's machines installed, which reflects increased demand caused in part by Nevada's significant population growth trend, as well as due to an increase in average net win per machine based primarily on the assumed implementation of Gambler's Bonus discussed below. The Forecast assumes that of the contracts expiring during the forecast period Alliance intends to retain 80%, which is consistent with historical renewal rates. For the year ended June 30, 1995, Alliance did not renew 17% of expiring agreements, including those Alliance had determined to allow to lapse.

    Additionally, in December 1995, Alliance implemented the Gambler's Bonus cardless slot player's club and player tracking system. Alliance assumes, for the purpose of this Forecast, that there will be 88 locations, or an aggregate of 980 machines, installed at June 1996, increasing to 130 locations, or 1,490 machines, at December 1996. Consistent with results of previously installed machines linked to Gambler's Bonus, the Forecast assumes that there will be an increase in the average net win per machine at these locations based on an anticipated increase in the play at these machines. Consistent with contracts signed to date, the Forecast assumes that the contracts with the additional locations will allow Alliance to receive a percentage of the increased gaming win generated by Gambler's Bonus in addition to its existing revenue participation. Forecasted results of the Nevada gaming operations are directly dependent upon the realization of these assumptions. Variations from the realization of these assumptions will have a material effect upon the forecasted results.

    The Forecast assumes that costs and expenses (which include selling, general and administrative costs) related to Nevada gaming machine management operations are relatively stable as a percentage of revenues as compared to the 1995 levels.

    LOUISIANA

    VSI operates video poker devices in the greater New Orleans area under an exclusive agreement with the owner of the only full service thoroughbred horse racing facility and its 10 associated OTBs. The tenth OTB location opened in Metairie, Louisiana in October 1995, bringing the total number of machines in operation to approximately 700 (which is the assumed number of machines for the forecasted period). Only the operator of the full service horse racing facility may own OTBs.

                 LOUISIANA GAMING MACHINE MANAGEMENT OPERATIONS

                                                                                                   FORECASTED
                                                                                                     TWELVE
                                                                            TWELVE MONTHS ENDED      MONTHS
                                                                                DECEMBER 31,         ENDING
                                                                            --------------------  DECEMBER 31,
                                                                              1994       1995         1996
                                                                            ---------  ---------  ------------
                                                                                  (DOLLARS IN THOUSANDS)
Average Number of Machines................................................        724        702          700
Total Revenues............................................................    $17,196    $15,739   $   16,946
Cost and Expenses.........................................................    $13,882    $11,921   $   12,985

    Revenues are assumed to increase as a result of the full year impact of the Metairie OTB location completed in October 1995.

    The Forecast assumes that the statute that permits the operation of unlimited numbers of video poker devices in pari-mutuel horse racing tracks and the associated OTB's is not changed by referendum. Forecasted results of the Louisiana gaming machine management operations are directly dependent upon the assumption concerning the pending legislation. An unfavorable result in legislation or referendum will have a material adverse effect upon the forecasted results. Alliance's operations also depend on the financial viability of the racetrack, which is beyond the control of Alliance.

    Pursuant to the terms of a subordinated loan of up to $6.5 million made in March 1992 by Mr. Wilms to VSI, a majority-controlled subsidiary of Alliance (the "VSI Loan"), VSI may not pay cash dividends or make any distribution of its property. The loan, which had an outstanding balance of $3.4 million at December 31, 1995, amortizes quarterly until due in full in September 1998 and may be prepaid at any time without penalty. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

    The Forecast assumes that costs and expenses (which include selling, general and administrative costs) related to Louisiana gaming machine management operations will be approximately the same during the forecast period as a percentage of revenues as during 1995.

CASINO OPERATIONS

    PLANTATION STATION
                         PLANTATION STATION OPERATIONS

                                                                                                FORECASTED
                                                                                                  TWELVE
                                                                         TWELVE MONTHS ENDED      MONTHS
                                                                             DECEMBER 31,         ENDING
                                                                         --------------------  DECEMBER 31,
                                                                           1994       1995         1996
                                                                         ---------  ---------  ------------
                                                                         (DOLLARS IN THOUSANDS, EXCEPT UNIT
                                                                                       DATA)
Average Number of Slot Machines........................................        422        462          453
Win/Slot/Day...........................................................  $      46  $      38   $       41
Average Number of Table Games..........................................          9          9            9
Win/Table/Day..........................................................  $     260  $     219   $      225
Gaming Revenues........................................................  $   8,892  $   8,209   $    8,645
Total Revenues.........................................................  $  12,847  $  12,183   $   12,653
Costs and Expenses.....................................................  $  10,425  $  10,150   $   10,555

    Total revenues include food and beverage sales, which are assumed to remain relatively stable compared to 1995; however, the food and beverage sales provide only minimal gross profit.

    The Forecast assumes that total revenues will experience a 4% increase from the previous year. The Forecast also assumes that the Sparks, Nevada gaming market will increase by 3% in 1996, compared to 5% growth for calendar 1995 as reported by the Nevada Gaming Control Board. In addition, because the negative impact on Plantation Station of a major street, sidewalk, and landscaping redevelopment project by the City of Sparks ended in December 1995, the Forecast assumes that revenues will increase in 1996. Forecasted results of the Plantation Station operations are directly dependent upon the realization of these assumptions. Variations from these assumptions will have a material effect upon the forecasted results.

    The Forecast also assumes that costs and expenses (which includes selling, general and administrative costs) related to Plantation Station operations are approximately the same during the forecast period as a percentage of revenues as in 1995.

    RAINBOW CASINO

                         RAINBOW CASINO OPERATIONS (A)

                                                                                                FORECASTED
                                                                                                  TWELVE
                                                                         TWELVE MONTHS ENDED      MONTHS
                                                                             DECEMBER 31,         ENDING
                                                                         --------------------  DECEMBER 31,
                                                                           1994       1995         1996
                                                                         ---------  ---------  ------------
                                                                         (DOLLARS IN THOUSANDS, EXCEPT UNIT
                                                                                       DATA)
TOTAL VICKSBURG MARKET
Average Number of Slot Machines........................................      2,849      2,847        2,880
Average Number of Tables...............................................        152        154          155
Win/Slot/Day...........................................................  $     124  $     142   $      153
  % CHANGE.............................................................     --          15.2%         7.4%
Win/Table/Day..........................................................  $     851  $     789   $      730
  % CHANGE.............................................................     --          -7.2%        -7.5%
Win/Position/Day.......................................................  $     128  $     140   $      145
  % CHANGE.............................................................     --           9.2%         4.0%
RAINBOW
Average Number of Slot Machines........................................        573        589          589
Average Number of Tables...............................................         28         28           25
Win/Position/Day.......................................................  $      72  $     102   $      132
  % CHANGE.............................................................     --          42.7%        29.2%
Total Revenues.........................................................  $  10,433  $  29,069   $   36,400
Costs and Expenses.....................................................  $   7,918  $  18,995   $   23,540

- ------------------------
(a) The information for 1994 and 1995 represents the historical results of the Rainbow Casino, which opened in July 1994 and was not consolidated with Alliance until March 1995.

    The total gaming market for the Vicksburg, Mississippi area is assumed to increase 5% to approximately $200 million for 1996. Management assumes that the Company's location at Vicksburg Landing and the adjoining amenities will enable the Rainbow Casino to attract visitors from the existing tourism market of the historic city of Vicksburg as well as a significant share of the local market. The Rainbow Casino market share is assumed to remain at its current 18% level, which is up from 13% prior to the opening of the Days Inn Hotel, the Funtricity Entertainment Center and the restaurant in July 1995. Both the hotel and entertainment park are operated by third parties. The Forecast assumes that there are no new entrants into the market and no relocation of existing facilities within the market. Forecasted results of Mississippi gaming operations are directly dependent upon the realization of these assumptions. Variations from these assumptions will have a material effect upon forecasted results.

    The Forecast assumes that costs and expenses (which include selling, general and administrative but do not include the casino royalty related to the Rainbow Casino operations) are relatively stable as a percentage of revenues as compared to the 1995 levels.

NET EQUIPMENT SALES

    Forecasted equipment sales revenues includes the operating results from Gaming, Systems and Wulff. There are numerous factors which affect any forecast of gaming equipment sales, including gaming regulatory factors and casino or arcade machine demand and patron preferences. The impact of such factors on the Company will be material.

    GAMING

    Equipment sales reflect the sales of video and reel-type gaming machines to casinos in various jurisdictions, including casinos in Nevada and Atlantic City, riverboats, Native American casinos, and international markets. Equipment sales is a function of the number of unit sales and the net sales price per unit. Gaming results include Bally Gaming International GmbH ("GmbH") and BGI Australia Pty Limited along with certain reclassifications from historical presentation.

                               GAMING OPERATIONS

                                                                                                      FORECASTED
                                                                                                        TWELVE
                                                                              TWELVE MONTHS ENDED       MONTHS
                                                                                  DECEMBER 31,          ENDING
                                                                             ----------------------  DECEMBER 31,
                                                                                1994        1995         1996
                                                                             ----------  ----------  ------------
                                                                                    (DOLLARS IN THOUSANDS)
UNIT SALES
United States..............................................................      17,126      12,586       15,000
International..............................................................       4,499       5,498        5,500
                                                                             ----------  ----------  ------------
    Total..................................................................      21,625      18,084       20,500

Net Revenues...............................................................  $  118,659  $  111,849   $  122,483
Cost and Expenses..........................................................  $  111,355  $  104,544   $  111,733

    Although worldwide electronic gaming machine sales (for these purposes, primarily slot and video machines) decreased in 1995 by approximately 18% primarily because of a reduced number of new casino openings and delays in previously expected riverboat activity, management assumes that 1996 worldwide gaming machine sales will increase as a result of (1) three major casino openings in Las Vegas, (2) the opening of Indiana riverboat casinos, (3) the expansion of certain other markets and (4) the expected increase in demand for replacement machines as a result of an increasing portion of the installed base reaching its natural replacement cycle. However, particularly in the case of non-traditional gaming markets, the timing and magnitude of electronic gaming machine sales is difficult to predict with accuracy. The Forecast assumes a relatively constant market share during the forecast period while Gaming's share during the past two years has grown significantly.

    The Forecast assumes gross margin increases during the forecast period due to a 1.5% increase in net unit price, continued reduction in the new material cost per unit (although at a lower rate than experienced during the past two years) and improved manufacturing efficiencies as a result of higher production levels during the forecast period than during the year ended December 31, 1995. Gaming's forecasted operating results are directly dependent upon the realization of these assumptions. The Forecast assumes selling, general and administrative expenses will increase by approximately 18% as a result of increased product development and sales efforts. Variations from these assumptions will have a material effect upon forecasted results. As Gaming's manufacturing overhead costs and selling, general and administrative expenses are relatively fixed, variances from the forecasted unit sales impact margins to a greater extent than if such costs were predominantly variable.

    SYSTEMS

    Systems' revenues reflect the sales of computer hardware and computer software, as well as maintenance and upgrades of such hardware and software, to casinos in various jurisdictions, including Nevada and Atlantic City, riverboats, Native American casinos and, to a lesser extent, in international markets. Hardware and software sales are based on the contracts that Systems enters into with each of the individual casinos. Such contracts generally reflect pre-determined prices for goods and services provided by Systems. Maintenance revenues are generally a function of the total installed base of Systems' game monitoring units ("GMUs").

                               SYSTEMS OPERATIONS

                                                                                                FORECASTED
                                                                                                  TWELVE
                                                                      TWELVE MONTHS ENDED         MONTHS
                                                                          DECEMBER 31,            ENDING
                                                                     ----------------------    DECEMBER 31,
                                                                        1994        1995           1996
                                                                     ----------  ----------  -----------------
                                                                              (DOLLARS IN THOUSANDS)
Net Revenues.......................................................  $   13,386  $   20,681     $    20,565
Cost and Expenses..................................................  $    9,793  $   14,893     $    14,262

    The Forecast assumes that revenues during the forecast period will be comparable to the prior year. The forecasted net revenues assumes that approximately 40% of Systems' sales result from product upgrades and expansions. The Forecast assumes gross margin will increase during the forecast period due to lower average discounts off list-price primarily due to a change in customer mix and the absence of a provision for product upgrades which was recorded during the year ended December 31, 1995. The Forecast assumes selling, general and administrative expenses will increase approximately 13%. Systems' forecasted operating results are directly dependent upon the realization of these assumptions. Variations from these assumptions will have a material effect upon forecasted results. In particular, because Systems' revenues are concentrated in a relatively small number of customers, a change in circumstantial delay or other change in a small number of orders will materially impact Systems' operating results.

    WULFF

    Wulff sales reflect the sales of new and used wall machine units, third-party wall machines, pinball machines and other related amusement devices and used equipment primarily in Germany to various arcades, taverns, hotels and amusement galleries. Wulff's revenues are a function of the number of unit sales and the sales price per unit.

                                WULFF OPERATIONS

                                                                                                      FORECASTED
                                                                                 TWELVE MONTHS          TWELVE
                                                                                     ENDED              MONTHS
                                                                                  DECEMBER 31,          ENDING
                                                                             ----------------------  DECEMBER 31,
                                                                                1994        1995         1996
                                                                             ----------  ----------  ------------
                                                                                    (DOLLARS IN THOUSANDS)

New Wall Machine Units.....................................................      13,100      12,000       12,000

Net Revenues (all machines)................................................  $  104,147  $  116,782   $  115,331
Cost and Expenses..........................................................  $   88,572  $  101,610   $   98,495

    The Forecast assumes that new wall machine revenues for the first six months of 1996 will be adversely affected by an industry down-turn caused by regulations imposed in Germany limiting the number of wall machines per square meter in arcade locations effective January 1, 1996, thereby reducing sales opportunities. The Forecast assumes demand for new wall machines to continue to be lower during the first half of 1996 than during the first half of 1995, but to increase, and to exceed the 1995 level of demand, in the second half of 1996 principally due to the expected impact of new regulations going into effect on January 1, 1997, which will require all wall machines in use to have meters to monitor the amount inserted by players and paid out by the machine. There can be no assurance that the down-turn in the first half of 1996 will be less than the down-turn in the last half of 1995, nor that the down-turn is solely related to the regulatory change, and, accordingly, temporary in nature. Further, there can be no assurance that the forecasted positive impact of the 1997 regulations will be realized or that demand will increase in the second half of 1996 as forecasted.

    The Forecast assumes gross margin will increase during the forecast period due to lower raw material costs per unit partially offset by a lower average price per unit. Wulff's forecasted operating results will be directly dependent upon the realization of these assumptions. The Forecast assumes selling, general and administrative expenses will remain relatively constant. Variations from the realization of these assumptions will have a material effect upon forecasted results. As Wulff's manufacturing overhead costs and selling, general and administrative expenses are relatively fixed, variances from forecasted unit sales could impact margins to a greater extent than if such costs were predominantly variable.

OTHER OPERATING COSTS AND EXPENSES (ALL BUSINESS UNITS)

    The Forecast gives effect to assumed cost savings as a result of Merger synergies and further assumes a reduction in corporate development costs, all on the basis reflected under "Supplemental Analysis of Adjusted Operating Cash Flow". In contrast to the actual results presented in the Comparative Analysis for 1995, the Forecast assumes that other than as presented, no charges will be incurred of the sort reflected in the "Supplemental Analysis of Adjusted Operating Cash Flow" as Other Unusual or Non-recurring Charges, although the concepts of non-recurring or unusual charges are not defined under GAAP. In developing the Forecast, management included anticipated Merger costs for the forecast period, and reviewed the Comparative Analysis period for non-recurring revenue items as well as non-recurring expense items. The forecast of other operating costs and expenses are particularly dependent upon the assumptions concerning synergy cost savings and reduction of corporate development costs. There is a possibility that a variation from the assumed savings may occur, and the effect may be material. Assumptions for forecasted overhead levels and certain other expenses as reflected above (E.G., for litigation costs) may be subject to factors substantially outside of the Company's control, to a greater degree than assumptions regarding its business units' revenues and cost of sales.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization are expected to continue to be charged to earnings on substantially the same basis as has been done historically. There are no significant capital additions expected during the forecast period, nor is there any expected material change to depreciation or amortization rates. Capital replacement is expected to continue during the year at a moderate rate. The Forecast also gives effect to expected increases in amortization of goodwill and other assets resulting from the Merger.

CAPITAL EXPENDITURES

                                                                                                     FORECASTED
                                                                                                       TWELVE
                                                                              TWELVE MONTHS ENDED      MONTHS
                                                                                  DECEMBER 31,         ENDING
                                                                              --------------------  DECEMBER 31,
                                                                                1994       1995         1996
                                                                              ---------  ---------  ------------
                                                                                    (DOLLARS IN THOUSANDS)
Gaming Machine Management...................................................  $   6,166  $   7,773   $    5,132
Casinos.....................................................................        644      3,803        1,580
Gaming......................................................................      1,522        879          750
Systems.....................................................................        626        294          276
Wulff.......................................................................      7,389      7,067        5,682
Other.......................................................................      1,169        444           65
                                                                              ---------  ---------  ------------
    Total...................................................................  $  17,516  $  20,260   $   13,485
                                                                              ---------  ---------  ------------
                                                                              ---------  ---------  ------------

    Management believes that it has substantial discretion to reduce forecasted levels of capital expenditures without materially reducing operating results for the forecasted period, principally in the case of the Gaming Machine Management and Casino expenditures. The significant capital expenditures in 1994 and 1995, including upgrading the Plantation Casino, completing the Rainbow Casino and upgrading the Gaming Machine Management installed base, are assumed to further enhance the Company's ability to reduce 1996 capital expenditures on a discretionary basis. Management estimates the minimum level of capital expenditures for maintenance purposes is approximately $8.0 million.

NOTE 4. -- ADJUSTED OPERATING CASH FLOW BY BUSINESS UNIT

    The following is a reconciliation of the historical EBITDA by business unit to the combined Adjusted Operating Cash Flow:

                                                                                                FORECASTED
                                                                                                  TWELVE
                                                   TWELVE MONTHS ENDED    THREE MONTHS ENDED      MONTHS
                                                       DECEMBER 31,           MARCH 31,           ENDING
                                                   --------------------  --------------------  DECEMBER 31,
                                                     1994       1995       1995       1996         1996
                                                   ---------  ---------  ---------  ---------  ------------
                                                                        (IN THOUSANDS)
EBITDA by Business Unit:
  Gaming.........................................  $   7,304  $   7,305  $   2,659(a) $   1,046(a)  $   10,750
  Systems........................................      3,593      5,788      1,997(a)     1,620(a)       6,303
  Wulff..........................................     15,575     15,172      5,106(a)     3,406(a)      16,836
  Gaming Machine Management......................     17,159     18,260      4,758      4,469       19,957
  Casinos........................................      2,927     10,546        731      3,889       14,958
  Alliance Corporate Administrative Expense......    (10,609)    (8,912)    (1,654)    (4,723)      (8,979)
  Alliance Development Expense...................     (7,694)   (15,072)    (2,139)    (3,497)     (13,815)
  BGII Corporate Administrative Expense..........     (4,520)    (3,732)    (1,285)      (604)      (4,800)
  Discontinued Operations/Other..................     (1,378)      (933)       (58)       (64)      --
  Casino Royalty.................................         --     (2,718)       (27)    (1,024)      (4,368)
  Minority Interest..............................       (675)      (504)       (83)      (432)        (920)
  BGII Unusual Charges and Other.................       (300)    (7,216)      (400)    (1,296)      (2,300)
                                                   ---------  ---------  ---------  ---------  ------------
Combined EBITDA..................................     21,382     17,984      9,605      2,790       33,622
Adjustments:
  Direct Merger Costs............................         --     13,106(b)    --        3,794(b)      12,815(b)
  Alliance Development Expense Adjustment........      4,694(c)       966(c)     1,389(c)       (52 (c)      --
  Rainbow Operations.............................        340(d)     2,506(d)     2,060(d)    --      --
  Unusual or Nonrecurring Charges................      2,856(e)     7,783(f)       600(g)     3,487(h)       4,479(i)
  Synergy Cost Savings...........................      5,000(j)     5,000(j)     1,250(j)     1,250(j)       4,000(j)
                                                   ---------  ---------  ---------  ---------  ------------
Adjusted Operating Cash Flow.....................  $  34,272  $  47,345  $  14,904  $  11,269   $   54,916
                                                   ---------  ---------  ---------  ---------  ------------
                                                   ---------  ---------  ---------  ---------  ------------

- --------------------------
(a) Differences in interim results for the three-month periods for Gaming and Systems were affected by the timing and number of new casino openings, and management believes that the interim results for Wulff in the 1996 quarter were affected by regulations, which became effective January 1, 1996, limiting the number of wall machines per square meter in arcade locations, thereby reducing new sales opportunities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

(b) For the twelve months ended December 31, 1995, $11.1 million of direct Merger costs are included in Alliance Development Expense and $2.0 million in BGII Unusual Charges and Other. No such costs were incurred by either company in the three months ended March 31, 1995. For the three months ended March 31, 1996, $2.8 million of direct Merger costs are included in Alliance Development Expense and $1.0 million in BGII Unusual Charges and Other. For the forecasted twelve months ending December 31, 1996, $10.8 million of direct Merger costs are included in Alliance Development Expense and $2.0 million in BGII Unusual Charges and Other.
(c) Reflects Alliance Development Expense, which relates to mergers, acquisitions and joint ventures, adjusted to $3.0 million annually. The adjustment to $3.0 million reflects the anticipated elimination of expenses that were being incurred pending Alliance's accomplishment of its strategic plan to acquire a major gaming manufacturing company. To accomplish this reduction, Alliance reduced payroll costs and fees paid to consultants and legal costs related to non-BGII transactions it had been pursuing. The adjustment to eliminate direct costs related to the Merger is shown in Note (b) above. For the three months ended March 31, 1996, Alliance Development Expense was below the $3.0 million annual rate by $52,000.
(d) To adjust to reflect the operating results of the Rainbow Casino as if owned during all of 1994 and 1995 and, for the twelve months ended December 31, 1995 and three months ended March 31, 1995, to reflect the recent operating results of the Rainbow Casino, as if such results had occurred for all of 1995 (including an adjustment for additional casino royalty expense of approximately $1.7 million, $1.0 million and $1.0 million, for the twelve months ended December 31, 1994 and 1995 and the three months ended March 31, 1995, respectively).
(e) Includes legal costs included as BGII Corporate Administrative Expense related to a former executive totaling $0.5 million and $0.3 million recorded as BGII Unusual Charges and Other relating to a regulatory investigation and legal proceedings in Louisiana and a reserve for discontinued operations of $2.0 million for Alliance included in Alliance Corporate Administrative Expense.
(f) Includes one-time charges included in Alliance Corporate Administrative Expense consisting of an executive signing bonus of $1.3 million paid in Common Stock and $1.1 million of termination costs for certain officers and directors, which were incurred during the quarter ended June 30, 1995. Also includes $1.4 million relating to a regulatory investigation and legal proceedings in Louisiana included in BGII Unusual Charges and Other, and $0.2 million included in BGII Corporate Administrative Expense for legal costs related to the "Bally" trade name litigation. BGII Unusual Charges and Other also includes $2.0 million in costs related to the merger agreement between BGII and WMS, a provision of $0.8 million at Wulff to write down to net realizable value the carrying value of a building to be sold and a provision of $1.0 million to increase Wulff's tax reserves primarily for V.A.T.
(g) Includes certain charges of $0.4 million included in BGII Unusual Charges and Other relating to a regulatory investigation and legal proceedings in Louisiana and $0.2 million included in BGII Corporate Administrative Expense for legal costs related to the "Bally" trade name litigation.
(h) Includes a provision for impaired assets of two development projects totaling $3.2 million included in Alliance Corporate Administrative Expense. Also includes certain charges of $0.3 million included in BGII Unusual Charges and Other relating to a regulatory investigation and legal proceedings in Louisiana.
(i) Includes a provision for impaired assets of two development projects totaling $3.2 million in Alliance Corporate Administrative Expense, $1.0 million of one-time charges to implement the expected annual synergy cost savings, and certain charges of $0.3 million included in BGII Unusual Charges and Other relating to a regulatory investigation and legal proceedings in Louisiana.
(j) To adjust for estimated synergy cost savings indentified by management to date including elimination of certain duplicative costs such as facility, legal, accounting and compensation, which total approximately $5.0 million on an annual basis. For the forecasted twelve months ending December 31, 1996, the synergy cost savings is presented net of the $1.0 million of one-time charges to implement the cost savings (which is added back in (i) above).

NOTE 5. -- MANDATORY PRINCIPAL PAYMENTS
    Because the Forecast has been prepared on a consolidated basis, the Forecast does not account for the Company's holding company structure, which will result in cash flows earned at certain subsidiaries being unavailable for distribution to the Company, including to service indebtedness of the Company during the forecast period. Mandatory principal payments for the twelve months ending December 31, 1996 (all of which relate to indebtedness of subsidiaries) consist of the following:

                                                                                                    (IN THOUSANDS)
VSI Loan..........................................................................................     $   1,074
Rainbow Casino debt...............................................................................         2,810
Other.............................................................................................           773
                                                                                                          ------
                                                                                                       $   4,657
                                                                                                          ------
                                                                                                          ------

See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources of the Company (Pro Forma)".

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

    The following discussion provides an assessment of the liquidity and capital resources of Alliance, the pro forma liquidity and capital resources of the Company, and the results of operations of each of Alliance and BGII. The discussion should be read in conjunction with the audited consolidated financial statements of Alliance and BGII, and the unaudited interim condensed consolidated financial statements of Alliance, in each case including the notes thereto, which are included elsewhere in this Consent Statement.

LIQUIDITY AND CAPITAL RESOURCES OF ALLIANCE

    At March 31, 1996, Alliance had working capital of approximately $15,583,000, a decrease of approximately $16,163,000 from June 30, 1995. The decrease in working capital is due in part to a decrease in cash and cash equivalents which were used to fund development activities in connection with Alliance's business strategy. As of March 31, 1996, Alliance had $25,562,000 in cash, cash equivalents and securities available for sale (including $8,875,000 representing the market value of the 1,000,000 shares of BGII common stock owned by Alliance), of which approximately $9,000,000 is necessary to fund ongoing gaming operations in the ordinary course of business. At June 30, 1995, Alliance had working capital of approximately $31,746,000 and $37,414,000 in cash, cash equivalents and securities available for sale.

    For the nine months ended March 31, 1996, Alliance incurred development costs associated with pursuing Alliance's business strategy relating to mergers and acquisition of approximately $14,233,000 consisting of $12,235,000 of direct costs incurred related to the Merger and the previous tender offer and consent solicitation by Alliance and $1,998,000 of salaries and administrative costs of the mergers and acquisitions unit. During fiscal 1995, Alliance incurred approximately $7,843,000 in expenses associated with pursuit of Alliance's business strategy, of which $1,669,000 related to the Merger. Alliance's business strategy is to use its strengthened management team, diversified gaming expertise and business and investment community relationships to develop new opportunities in the operation of land-based, dockside and riverboat casinos (including Native American casinos), gaming systems and technology and the supply and management of electronic gaming machines.

    On July 16, 1994 the Rainbow Casino located in Vicksburg, Mississippi permanently opened for business. In connection with the completion of the casino and the acquisition of its original 45% limited partnership interest in RCVP, the partnership which owns the casino, through a wholly-owned subsidiary, Alliance funded a $3,250,000 advance to the Rainbow Casino Corporation, an unaffiliated Mississippi corporation ("RCC"), on the same terms as RCC's financing from Hospitality Franchise Systems, Inc. ("HFS") (other than the fact that such advance is subordinate to payments due to HFS and the HFS financing is secured).

    The HFS financing provided to RCC on August 3, 1993 consisted of a $7.5 million loan which is secured by a first priority lien on all of the assets of the project. The terms of the HFS financing provide that, in connection with the loan and certain marketing services provided by HFS to RCC, RCC will pay to HFS a royalty based upon the casino's annual gross gaming revenues of 12% on the first $40 million, 11% on the next $10 million, and 10% thereafter, which royalty is also secured by a lien on the assets of the project.

    On March 29, 1995, Alliance consummated certain transactions whereby Alliance acquired from RCC the controlling general partnership interest in RCVP and increased its limited partnership interest. In exchange for commitments by Alliance and National Gaming Mississippi, Inc. ("NGM"), a subsidiary of National Gaming Corporation, to provide additional financing (up to a maximum of $2,000,000 each) to be used, among other things, for the completion of certain elements of the project which survived the opening of the casino (for which RCC was to have been responsible, but failed to satisfy) and for a $500,000 payment paid to HFS as a waiver fee, a commitment by Alliance to fund any additional capital necessary for the completion, upgrading or working capital of the project, the following occurred: (i) a subsidiary of Alliance became the general partner and RCC became the limited partner of RCVP and (ii) the respective partnership interests were adjusted. As of March 31, 1996, amounts outstanding under the HFS facility and the related financings aggregated $9.4 million. As adjusted, RCC is entitled to receive 10% of the net available cash flows (which amount shall increase to 20% of such amount if revenues exceed $35,000,000 (i.e. only on such incremental amount)), for a period of 15 years, such period being subject to one year extensions for each year in which a minimum payment of $50,000 is not made. In addition, if during any continuous 12-month period until December 31, 1999 the casino achieved earnings from the project of at least $10.5 million before deducting depreciation, amortization, royalty and income taxes, then Alliance would be obligated to pay to certain principals of the original partnership an amount aggregating $1 million in cash or shares of Common Stock 180 days after the occurrence. The casino has achieved the required earnings as adjusted, and Alliance is obligated to make the required payment or issue the Common Stock (with the issuance being its expected course of action) by September 30, 1996. Also, Alliance's 5.2% royalty on gross revenues was terminated on the date it became general partner.

    Alliance and Casino Magic Corporation, through wholly-owned subsidiaries, are members in KGP and KFP, both Kansas limited liability companies. Under an option agreement (the "Option Agreement") granted to KGP by Camptown and The Racing Association of Kansas-Southeast ("TRAK Southeast"), KGP has been granted the exclusive right, which right expires on September 13, 2013, to operate gaming machines and/or casino-type gaming at Camptown's racing facility in Frontenac, Kansas if and when such gaming is permitted in Kansas. In December 1994, Camptown received a $3,205,000 loan from Boatmen's Bank which was guaranteed by KFP. Alliance and Casino Magic Corporation each invested $1,580,000 in KFP which amounts were used by KFP to purchase a certificate of deposit to collateralize its guaranty. Construction of Camptown's racing facility has been completed and the facility opened for business in May 1995. The racing facility was temporarily closed on November 5, 1995 due to poor financial results. Camptown filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 1996 and has stated its intention to reopen for business following bankruptcy reorganization. Boatmen's Bank demanded payment of the Camptown loan from KFP under the terms of the guaranty. KFP paid the loan and Boatmen's Bank returned KFP's certificate of deposit and KFP assumed Boatmen's Bank's position in the loan to Camptown which is secured by a second mortgage on Camptown's greyhound racing facility in Frontenac, Kansas. TRAK Southeast and Camptown continue to be bound by the Option Agreement. KFP intends to vigorously pursue all of its rights and remedies which may include, among other things, seeking authority from the bankruptcy court to commence a foreclosure action. In the case of a foreclosure action, KFP would be required to assume or pay the existing first mortgage of approximately $2,000,000 if KFP becomes the purchaser at any such sale. The Kansas legislature considered gaming bills during the 1996 session although none passed. There can be no assurance that gaming of any type will ever be legalized in Kansas. Management has evaluated this investment and determined it to be impaired because it does not appear to be recoverable. Alliance fully reserved the net book value of approximately $1,585,000 through a charge to operations which has been recorded in the quarter ended March 31, 1996.

    Native American Investments, Inc. ("NAI"), a wholly-owned subsidiary has a contract to develop Class II and III gaming opportunities with an Indian tribe in California. Class II gaming is subject to the concurrent jurisdiction of the National Indian Gaming Commission ("NIGC") and the applicable Indian tribe. Class III gaming is a residual category composed of all forms of gaming that are not Class I gaming or Class II gaming, including casino style gaming. The contract is subject to negotiations resulting in satisfactory compacts with the state and approval of the contract by the NIGC. The Governor of California has to date refused to negotiate a compact covering Class III electronic gaming machines and house-banked games in California and is currently engaged in related litigation over the scope of gaming issues with certain Indian tribes. There can be no assurance as to the ultimate outcome of these litigation activities or successful completion of any part of the Alliance project. On March 27, 1996, the United States Supreme Court ruled that a portion of the Indian Gaming Regulatory Act was unconstitutional. As a result, Federal courts cannot oversee negotiations between Indian tribes and state officials. Alliance believes that this ruling will have a materially adverse effect upon its Native American casino development activities in California. Accordingly, management has evaluated this investment and determined it to be impaired because it now appears to be unrecoverable. Management has fully reserved the net book value of approximately $1,594,000 through a charge to operations which has been recorded in the quarter ended March 31, 1996. Management will continue to monitor the status of Class II and III gaming in California.

    In March 1992, Alfred H. Wilms committed to provide to VSI, a majority-controlled subsidiary of Alliance, a subordinated loan of up to $6.5 million dollars (the "VSI Loan"). The VSI Loan, as amended, bears interest at a rate equal to the London Interbank Offered Rate for a period of ninety days plus 2%, payable quarterly, and is due on September 21, 1998. The VSI Loan is secured by liens in favor of N.V. Continental Trust Company ("CTC"), an affiliate of Mr. Wilms, on substantially all of VSI's assets. Pursuant to the terms of the VSI Loan, VSI may not pay cash dividends or make any distribution of its property. Alliance also issued to Mr. Wilms warrants to purchase 2,000,000 shares of Common Stock at $2.50 per share in connection with such loan which expire on September 1, 1998 (the "Wilms Warrants"). As of March 31, 1996, there was an outstanding balance of $3.7 million on this loan.

    Cash provided by operations for the nine months ended March 31, 1996 decreased by approximately $700,000 from amounts reported for the same period in 1994. The change is primarily due to an increase in business development costs over the same period from the prior year of $8,586,000, primarily related to the Merger, partially offset by an increase in cash provided by the casino operations of approximately $7,795,000 attributable to the Rainbow Casino.

    Cash provided by operations for fiscal 1995 decreased approximately $8,105,000 from fiscal 1994. Included in fiscal 1994's cash provided by operations was a non-recurring gain of $3,600,000 associated with the termination of Alliance's letter agreement with Capital Gaming International,
Inc. ("Capital Gaming"), which concerned the Alliance's proposed equity investment in Capital Gaming, and the payment by Capital Gaming of $4,000,000 (offset by transaction expenses) to Alliance in connection therewith, and $6,351,000 of charges related to Alliance's decision to exit the downtown Las Vegas gaming market and dispose of its tavern operations. Exclusive of these items, expenditures related to supporting Alliance's business strategy relating to mergers and acquisitions in fiscal 1995 increased approximately $3,051,000 from fiscal 1994. Long-term accrued expenses decreased by approximately $1,031,000 from fiscal 1994 as Alliance paid rent and other exit expenses against the amounts accrued in fiscal 1994 as noted above. The remaining increase in accrued expenses accounted for the use of cash in the amount of $4,710,000. These uses of cash were partially offset by an increase in cash flows from operations of approximately $2,666,000 from Alliance's ongoing business operations and an operating cash contribution of approximately $3,089,000 from the first year of operations by the Rainbow Casino. Significant non-cash items added back to cash flows from operations for fiscal 1995 include $1,313,000 in non-cash compensation expense and $1,075,000 related to certain service contracts and termination costs.

    Cash provided by investing activities for the nine months ended March 31, 1996 increased $15,046,000 over that in 1995 due primarily to the proceeds from the sale of approximately $12,950,000 of securities. Proceeds from the sale of property and equipment increased $1,805,000 compared to the same period last year.

    Cash flows used for investing activities in fiscal year 1995 decreased by $5,651,000 from the prior year. Net collections on receivables in fiscal 1995 improved by $2,605,000 over those in fiscal 1994. In fiscal 1994, Alliance funded approximately $7,250,000 in loans to Capital Gaming and the original general partner in RCVP, which additions were partially offset by increased collections of receivables related primarily to the collection of the Capital Gaming loan in fiscal 1994.

    Cash used in financing activities for the nine months ended March 31, 1996 increased $976,000 from the same period in 1995 due primarily to Alliance's principal reductions on its existing long-term debt by $1,192,000 in 1995.

    Cash flows from financing activities in fiscal year 1995 declined $48,402,000 from fiscal 1994. In fiscal 1994, Alliance completed the private placement of $85,000,000 aggregate principal amount of the Old Convertible Debentures. Concurrent with the closing of the issuance of the Old Convertible Debentures, Kirkland invested $5,000,000 in Alliance (the "Kirkland Investment") in exchange for 1,333,333 shares of Alliance's Non-Voting Junior Convertible Special Stock and warrants to purchase up to 2,750,000 shares of Common Stock, subject to certain conditions. A portion of the net proceeds from these transactions was used to repay previously existing debt and accrued interest of approximately $38,245,000. In December 1995, Kirkland elected to convert the entire 1,333,333 shares of Non-Voting Junior Convertible Special Stock into an equivalent number of shares of Common Stock.

    EBITDA as a percent of the related revenues changed for Nevada gaming machine management operations from 15.3% in fiscal 1994 to 16.7% in fiscal 1995 and to 14.5% in the first nine months of fiscal 1996 and for Louisiana gaming machine management operations from 17.5% to 19.1% and to 20.6% for the same periods. EBITDA as a percent of revenues for casino operations (excluding discontinued operations), excluding certain one-time charges, was 18.2% in fiscal 1994 and 23.3% in fiscal 1995 and 31.4% in the first nine months of fiscal 1996. The increase in the first nine months of fiscal 1996 was due primarily to the acquisition of the Rainbow Casino. EBITDA should not be construed as an alternative to net income or any other GAAP measure of performance as an indicator of Alliance's performance or to cash flows generated by operating, investing and financing activities as an indicator of cash flows or a measure of liquidity. Management believes that EBITDA is a useful adjunct to net income and other GAAP measurements and is a conventionally used financial indicator. On a pro forma basis, earnings would have been inadequate to cover fixed charges by approximately $1.1 million for the year ended June 30, 1995 and would have been inadequate to cover fixed charges by approximately $9.7 million for the nine-month period ended March 31, 1996.

LIQUIDITY AND CAPITAL RESOURCES OF THE COMPANY (PRO FORMA)

    On October 18, 1995 Alliance entered into the Merger Agreement with BGII. Pursuant to the Merger, BGII will become a wholly-owned subsidiary of Alliance. The aggregate Merger consideration to BGII stockholders will be approximately $77.2 million in cash (including interest accruing at a rate of 5.5% per annum from May 3, 1996 to the effective time of the Merger), $35.7 million in 15% Preferred Stock (including dividends accruing at a rate of 15% per annum from May 3, 1996 to the effective time of the Merger) and $2.9 million in Common Stock. Alliance will also retire approximately $53.3 million of long-term debt of BGII (including prepayment premium, original issue discount and unpaid interest accrued through the effective time of the Merger) in connection with the Merger, and will generally assume BGII's obligations with respect to outstanding options and warrants to purchase shares of BGII common stock. See "Reasons for and Effects of the Proposal -- The Merger and Related Financings".

    Alliance currently anticipates obtaining one or more working capital revolving facilities at Gaming, Systems and Wulff providing up to an aggregate of $50.0 million of borrowings (of which approximately $28.0 million of Wulff's existing lines of credit are anticipated to remain in place) which would be secured by inventory and accounts receivable. Alliance has not received any commitment for any such facility and no assurance can be given that it will be able to obtain any such facility on terms acceptable to Alliance.

    Following the Transaction, Alliance believes that its working capital and funds generated from operations will be sufficient to meet its existing commitments, debt payments and other obligations as they become due; however, Alliance expects that it will have to refinance all or a portion of the Old Convertible Debentures and the Senior Notes at maturity if its cash flow from operations does not increase substantially. On a pro forma basis after giving effect to the Transaction, the Company's earnings would have been inadequate to cover fixed charges and 15% Preferred Stock dividends by approximately $9.1 million and approximately $15.7 million for the 12-month period ended June 30, 1995 and the nine-month period ended March 31, 1996, respectively. Alliance believes that the Company's cash flow needs for the next 12 months will increase as a result of an increase in accounts receivable relating to the introduction of new gaming machines and the expected increases in production and sales levels from recent historical levels.

    Following the Transaction, it remains a part of Alliance's business strategy to seek on a more limited basis complementary gaming opportunities, including opportunities in which its gaming machine management and casino experience may be applicable. As part of its business activities, Alliance is regularly involved in the identification, investigation and development of such opportunities. Accordingly, in order to support such activities, Alliance may in the future desire to issue additional debt or equity securities if and when attractive opportunities become available on terms satisfactory to management. However, the terms of the Senior Notes will significantly restrict the Company's ability to incur indebtedness.

    Management believes that customer financing terms have become an increasingly important competitive factor in certain emerging markets. Competitive conditions sometimes require Gaming and Systems to grant extended payment terms on gaming machines and other gaming equipment. While these financings are normally collateralized by such equipment, the resale value of the collateral in the event of a default may be less than the amount financed. In conjunction with sales by Gaming, with recourse to Gaming and/or BGII , of certain trade receivables to third parties, Gaming and/or BGII have guaranteed amounts due from various customers of approximately $16.7 million at March 31, 1996. It is possible that one or more of Gaming's customers whose obligation has been guaranteed by Gaming may be unable to make payments as such become due. In this case Gaming may become responsible for repayment of at least a portion of such amounts over the term of the receivables. In general, under the terms of these contracts, the Company may be responsible for monthly payments of the outstanding obligations. Accordingly, the Company will have greater exposure to the financial condition of its customers in emerging markets than has historically been the case in established markets like Nevada and Atlantic City. Wulff provides customer financing for approximately 20% of its sales, and management expects this practice temporarily to increase during the latter half of 1996. In order to be competitive in meeting customer demand for financing of gaming equipment in emerging markets, the Company plans to continue to evaluate the need to involve third party finance companies or secure additional financing, although there is no assurance that such additional financing will be obtained.

    If the Merger and the Offerings do not occur, the principal difference in Alliance's financial condition, relative to the Alliance historical financial information otherwise presented herein, would be that Alliance's cash and cash equivalents and securities available for sale would decrease by approximately $7.0 million, which management believes will not have a material adverse effect on the financial condition of Alliance or impair its ability to meet its ongoing obligations.

ALLIANCE RESULTS OF OPERATIONS

  NINE MONTHS ENDED MARCH 31, 1996 COMPARED TO NINE MONTHS ENDED MARCH 31, 1995

    REVENUES

    Total revenues for the nine months ended March 31, 1996 were $116,796,000, an increase of $23,020,000 (24.5%) over those for the same period in fiscal year 1995. Revenues from all gaming route operations increased $1,722,000 (2.2%) to approximately $81,111,000 in the first nine months of fiscal 1996. Revenues from the Louisiana route operations increased $467,000 (an increase of 3.9%) primarily as a result of an expansion of operations from the opening of a new OTB parlor in October 1995. Revenues from Nevada route operations increased approximately $1,255,000 (1.9%) over those for the same period last year. The increase in the Nevada gaming route revenues was attributable to a $0.66 increase in the average net win per gaming device per day for the nine months ended March 31, 1996 compared to the same period in fiscal year 1995 (accounting for an increase of approximately $942,000) and an increase in the weighted average number of gaming devices on location for the nine months ended March 31, 1996 as compared to the same period in fiscal year 1995 (accounting for an increase of approximately $313,000). Revenues from casino and tavern operations, including food and beverage sales, increased approximately $21,309,000 (148.3%) during the current nine months as compared to those for the prior year as revenues recognized from the Rainbow Casino, which were consolidated beginning March 29, 1995, exceeded the revenues lost with the termination of Alliance's lease at the Royal Casino and the reduction of operations at Alliance's tavern locations.

    COSTS AND EXPENSES

    COSTS OF REVENUES. Cost of gaming route revenues for the nine months ended March 31, 1996 increased $2,882,000 (4.8%) over the same period in fiscal year 1995. Costs of revenues from route operations in Louisiana increased $187,000 (an increase of 2.4% from last year) as a result of an expansion of operations from the opening of a new OTB parlor in October 1995. Costs of gaming revenues for Nevada gaming route revenues increased $2,695,000 (5.2%) as compared to the prior year as revenues increased and increased slightly as a percent of Nevada gaming route revenues primarily due to increased costs associated with additional and renewed space lease contracts. Cost of route revenues includes rents under both space lease and revenue sharing arrangements, gaming taxes and direct labor, including related taxes and benefits. The cost of casino and tavern revenues including costs of food and beverage revenues increased $7,937,000 (90.4%) compared to the same period of fiscal year 1995 results primarily due to the Rainbow Casino cost of revenues which were consolidated beginning March 29, 1995. This increase was partially offset by the termination of Alliance's lease at the Royal Casino and the reduction of operations at Alliance's tavern locations. Cost of casino and tavern revenues includes cost of goods sold, gaming taxes, rent and direct labor, including related taxes and benefits.

    EXPENSES. For the nine months ended March 31, 1996 Alliance incurred developmental costs associated with pursuing Alliance's business development strategy relating to mergers and acquisitions of approximately $14,233,000, consisting of $12,235,000 of direct costs incurred related to the Merger and the previous tender offer and consent solicitation by Alliance and $1,998,000 of salaries and administrative costs of the mergers and acquisitions unit, which represented an increase of $8,586,000 (152.0%). These business development expenses include salaries and wages, related taxes and benefits, professional fees, travel expense and other expenses associated with supporting Alliance's strategy. The level of business development activities, exclusive of Merger costs, has been reduced from prior periods due to the termination of two executives in this business unit in order to reduce costs and the relocation of this unit to lower cost office space. Alliance believes that such reduced level of costs will be adequate to pursue its business development strategies on a more limited basis in accordance with its business plan following consummation of the Merger.

    Selling, general and administrative expenses for the nine months ended March 31, 1996 increased approximately $5,029,000 (54.2%) over the same period in 1994. Expenses for casinos and taverns for the nine months ended March 31, 1996 increased $5,577,000 (209.5%) over the prior year primarily due to the Rainbow Casino expenses which were consolidated beginning March 29, 1995. This increase was partially offset by the termination of Alliance's lease at the Royal Casino and the reduction of operations at Alliance's tavern locations. Such expenses related to gaming machine management operations for the nine months ended March 31, 1996 decreased $548,000 (8.3%) over the same period in fiscal year 1995 reflecting steps taken to control costs, including reduced staffing levels. Corporate general and administrative expenses decreased $1,652,000 (26.4%). This decrease was caused primarily by controlling costs and reducing staffing levels. Alliance expects that there may be further increases in selling, general and administrative expenses related to the addition of new management and development personnel and other costs associated with supporting Alliance's business strategy. Included in last year's other income and expenses is a charge of $386,000 representing Alliance's equity in the net loss of the Rainbow Casino in its first nine months of operations prior to Alliance's acquisition of the general partnership interest in RCVP on March 29, 1995.

    Interest expense for the period increased $497,000 over the same period last year due principally to the increased interest expense related to the debt of Rainbow Casino.

  FISCAL 1995 COMPARED TO FISCAL 1994

    REVENUES

    Total revenues for the fiscal year ended June 30, 1995 were approximately $131,988,000, an increase of $8,934,000 (7.3%) over those for fiscal 1994.
Revenues from all gaming machine management operations increased $3,997,000 (3.9%) to approximately $106,827,000 in fiscal 1995. Revenues from gaming machine management operations in the State of Louisiana declined $1,796,000
(10.3%) primarily as a result of increased competition from riverboat operations. Revenue from Nevada gaming machine management operations for fiscal 1995 increased approximately $5,739,000 (6.7%) over those for fiscal 1994. The increase in the Nevada gaming machine management revenues was attributable to a $2.15 increase in the average net win per gaming device per day in fiscal 1995 compared to fiscal 1994 (accounting for approximately $4,042,000 of such increase) and an increase in the weighted average number of gaming devices on location during fiscal 1995 as compared to fiscal 1994 (accounting for an increase of approximately $1,751,000). Revenues from casino and tavern operations, including food and beverage sales, increased approximately $4,975,000 (24.6%) during fiscal 1995 over those for fiscal 1994 as revenues recognized from the Rainbow

Casino, which were consolidated beginning March 29, 1995, exceeded the revenues lost as a result of the closing of Alliance's properties in downtown Las Vegas and the termination of Alliance's lease at the Royal Casino.

    COSTS AND EXPENSES

    COSTS OF REVENUES. Cost of gaming machine management revenues for the fiscal year ended June 30, 1995 increased $3,543,000 (4.6%) over that for fiscal 1994. Costs of revenues for gaming machine management operations in Louisiana decreased $1,199,000 (10.7%) from fiscal 1994 as revenues declined primarily as a result of increased competition in that market. As a percent of related revenues, Louisiana gaming machine management costs of revenues remained relatively constant. Cost of gaming revenues for Nevada gaming machine management revenues for fiscal 1995 increased $4,742,000 (7.3%) over that in fiscal 1994 and increased slightly as a percent of Nevada gaming machine management revenues due primarily to increased costs associated with additional and renewed space lease contracts. Cost of gaming machine management revenues includes rents under both space lease and revenue-sharing arrangements, gaming taxes and direct labor, including related taxes and benefits. The cost of casino and tavern revenues, including the cost of food and beverage sales, for fiscal 1995 decreased $724,000 (4.8%) over that in fiscal 1994 primarily due to the closing of Alliance's properties in downtown Las Vegas and the termination of Alliance's lease at the Royal Casino. These decreases were partially offset by increases in Rainbow Casino costs of revenues which were consolidated beginning in March 1995. Cost of casino and tavern revenues includes cost of goods sold, gaming taxes, rent and direct labor expenses, including taxes and benefits. Although the gross margin percentage for Nevada operations declined slightly during fiscal 1995, the decline was completely offset by the addition of the Rainbow Casino and a small improvement in the Louisiana gross margin percentage. As a result, the total cost of revenues as a percentage of total revenues declined by 2.9% over that in fiscal 1994.

    EXPENSES. In fiscal 1995, Alliance incurred development costs associated with pursuing Alliance's long term growth strategy of approximately $7,843,000, an increase of approximately $6,651,000 (558.0%) over fiscal 1994. Included in the development costs for fiscal 1995 was $1,669,000 of costs related to the Merger. Included as an offset to development costs for fiscal 1994 was a non-recurring gain of $3,600,000 related to Alliance's effort to acquire Capital Gaming and the payment by Capital Gaming to extinguish its obligation to issue warrants to Alliance in connection therewith. Fiscal 1994 development costs also include certain significant expenses associated with Alliance's purchase of NAI. Development costs include salaries and wages, related taxes and benefits, professional fees, travel expenses, payments to third parties for business development options and other expenses associated with supporting Alliance's long-term growth strategy. With the exception of the significant costs expected to be incurred in conjunction with the Merger, Alliance expects to continue to incur a significant level of development costs although at a reduced level compared to fiscal 1995 due to the termination of two executives in this business unit in order to reduce costs and its relocation to lower cost office space. Alliance believes that such reduced costs will be adequate to pursue its business development strategies on a more limited basis in accordance with its business plan following consummation of the Merger.

    Corporate administrative expenses for fiscal 1995 were approximately $9,735,000, an increase of $1,853,000 over the same amounts for fiscal 1994. The primary cause for the increase was $1,331,000 in compensation expense recognized upon the issuance of 250,000 shares of Common Stock to Steve Greathouse, Alliance's President, Chief Executive Officer and Chairman of the Board, in connection with his employment agreement. Also contributing to the increase in corporate administrative expenses were $485,000 of expenses related to certain service contracts and termination costs. Corporate administrative expenses include salaries and wages, related taxes and benefits, professional fees and other expenses associated with maintaining the corporate office and providing centralized corporate services for Alliance.

    Exclusive of the development and corporate expenses noted above, selling, general and administrative expenses for fiscal 1995 increased $1,078,000 (7.9%) from fiscal 1994. Selling, general and administrative expenses related to gaming machine management operations in fiscal 1995 decreased $1,340,000 (13.8%) from fiscal 1994. Selling, general and administrative expenses for Louisiana gaming machine management operations declined approximately $660,000 (23.8%) as staff reductions and cost containment measures were implemented to counter increased competition in that market. The same costs for Nevada gaming machine management operations in fiscal 1995 decreased $680,000 (9.8%) as the benefit of staff reductions and cost controls taken in late fiscal 1994 was realized. Selling, general and administrative costs increased for casino and tavern operations by $1,595,000 (44.0%) over those in fiscal 1994. The acquisition of the Rainbow Casino, which contributed $1,984,000 to the increase, was partially offset by the closing of Alliance's downtown Las Vegas properties and the termination of the lease at the Royal Casino. Also contributing to the increase in selling, general and administrative expenses were $478,000 of expenses related to certain service contracts and termination costs. Selling, general and administrative expenses may be subject to further increases.

    In fiscal 1994, due to continuing losses from operations, negative cash flows and incompatibility with Alliance's long-term growth strategy, Alliance's Board of Directors resolved to (i) exit the downtown Las Vegas gaming market and
(ii) dispose of the currently operated small independent tavern operations. Based on these decisions, Alliance recognized total expenses of approximately $5,884,000 in fiscal 1994. As a result of the decision to exit the downtown Las Vegas gaming market, in September 1994, Alliance substantially reduced operations at both the Trolley Stop Casino and Miss Lucy's Gambling Hall & Saloon. Included in the fiscal 1994 statements of operations are total expenses of approximately $3,246,000 related to these actions. The total charge included approximately $488,000 related to the write-down of assets and approximately $2,758,000 representing primarily the present value of the future lease payments net of estimated future sublease income. The decision to withdraw from the tavern business resulted in expenses of approximately $2,638,000 being recognized in fiscal 1994. Approximately $1,813,000 of the total amount was related to the write-down of assets while approximately $825,000 represented primarily the present value of the future lease payments net of estimated future sublease income.

    On December 17, 1993, Alliance incurred a fire loss at the Fairgrounds Race Course in New Orleans, Louisiana where Alliance operated 199 electronic gaming machines prior to the fire (of which 193 were destroyed by the fire) through its controlled subsidiary, VSI. Alliance was fully insured for all equipment, leasehold improvements, other assets and business income with the exception of approximately $46,000 in deductibles. During fiscal 1995, Alliance recorded approximately $247,000 of income from business interruption insurance proceeds compared to $241,000 of such proceeds in fiscal 1994. Alliance is discussing settlement of additional business interruption claims with the insurance carrier. Alliance has also received insurance proceeds based on the replacement value of the assets destroyed in the fire and, therefore, recognized a gain of approximately $156,000 which is included in other income in fiscal 1994.

  FISCAL 1994 COMPARED TO FISCAL 1993

    REVENUES

    Total revenues for the fiscal year ended June 30, 1994 were approximately $123,054,000 for fiscal 1994, an increase of $9,963,000 (8.8%) over those for fiscal 1993. Revenues from all gaming machine management operations increased $6,548,000 (6.8%) to approximately $102,830,000 in fiscal 1994. Gaming machine management operations in the State of Louisiana contributed $5,222,000 (an increase of 42.9%) to the overall increase in gaming machine management revenues as Alliance continued to experience increasing demand in that relatively young market. Revenue from Nevada gaming machine management operations increased approximately $1,326,000 (1.6%) over those for fiscal 1993. The increase in the Nevada gaming machine management revenues was attributable to a $1.30 increase in the average net win per gaming machine per day in fiscal 1994 over that of fiscal 1993 (accounting for an increase of approximately $2,608,000) which was partially offset by a decrease in the weighted average number of gaming machines on location during fiscal 1994 as compared to fiscal 1993 (accounting for a decrease of approximately $1,282,000). Revenues from casino and taverns increased approximately $3,449,000 (20.6%) during fiscal 1994 as compared to those for fiscal 1993 due to the continued expansion of casino operations and operating additional troubled tavern locations.

    COSTS AND EXPENSES

    COSTS OF REVENUES. Cost of gaming machine management revenues for the fiscal year ended June 30, 1994 increased $3,718,000 (5.1%) over that for fiscal 1993. Gaming machine management operations in Louisiana contributed $2,854,000 (an increase of 40.6%) from fiscal 1993 to the overall increase. Cost of gaming revenues for Nevada gaming machine management revenues for fiscal 1994 increased $864,000 (1.3%) over that for fiscal 1993. The increase to cost of Nevada gaming machine management revenues was primarily due to an increase in location operators' share of gaming revenues caused by replacing a large space lease contract with revenue-sharing arrangements. Cost of gaming machine management revenues includes rents under both space lease and revenue-sharing arrangements, gaming taxes and direct labor, including related taxes and benefits. The cost of casino and tavern revenues for fiscal 1994 increased $3,412,000 (29.6%) over that for fiscal 1993 primarily due to the first full year of operations of two small casinos and the first full year of operating the hotel and food and beverage operations at the Mizpah Hotel and Casino (the "Mizpah"). Previously, Alliance had operated only the casino at the Mizpah, but in January, 1993 began operating the entire facility including food and beverage operations to insure its availability for the casino. Cost of casino and tavern revenues includes cost of goods sold, gaming taxes, rent and direct labor expenses, including taxes and benefits. Although the gross margin percentage from Nevada operations declined during fiscal 1994, the decline was offset by increases in the Louisiana operating margin percentage. As a result, the combined cost of gaming revenues as a percentage of gaming revenues remained relatively constant from fiscal 1993 to fiscal 1994.

    EXPENSES. In August 1994, due to continuing losses from operations, negative cash flows and incompatibility with Alliance's long-term growth strategy, Alliance's Board of Directors resolved to (i) exit the downtown Las Vegas gaming market and (ii) dispose of the currently operated small independent tavern operations. Based on these decisions, Alliance recognized total expenses of approximately $5,883,500 in fiscal 1994. As a result of the decision to exit the downtown Las Vegas gaming market, in September 1994, Alliance substantially reduced operations at both the Trolley Stop Casino and Miss Lucy's Gambling Hall & Saloon. Included in the fiscal 1994 statements of operations are total expenses of approximately $3,246,000 related to these actions. The total charge included approximately $488,000 related to the write-down of assets and approximately $2,758,000 representing primarily the present value of the future lease payments net of estimated future sublease income. The decision to withdraw from the tavern business resulted in expenses of approximately $2,638,000 being recognized in fiscal 1994. Approximately $1,813,000 of the total amount was related to the write-down of assets while approximately $825,000 represented primarily the present value of the future lease payments net of estimated future sublease income.

    Alliance's lease at the Mizpah has  a remaining lease term of  approximately
8.5 years with an option on Alliance's behalf to terminate the lease arrangement at any time after December 31, 1995 with 120 days notice. In September 1994, Alliance notified the landlord of the Mizpah of its intent to exercise the termination clause of its lease at the earliest possible date of January 1, 1996 and give 120 days notice at that time. As a result of this decision, Alliance recognized additional charges of $467,500 in fiscal 1994.

    Also included in selling, general and administrative expenses for fiscal 1994 are development costs associated with pursuing Alliance's long term growth strategy of approximately $1,192,000. These developmental costs include approximately $4,792,000 in legal fees, travel expenses and other expenses associated with supporting Alliance's long-term growth strategy, which expenses are partially offset by the $3,600,000 recovered under the Capital Gaming termination agreement. Fiscal 1994 was the first year in which significant funds were expended in pursuit of this strategy.

    Exclusive of the reserves, write-downs and development expenses noted above, selling, general and administrative expenses for fiscal 1994 increased $1,679,000 (8.5%) over those in fiscal 1993. The primary causes for the increase include a $400,000 fiscal 1994 bonus granted to Shannon L. Bybee as part of the restructuring of his employment with Alliance, $350,000 in fees incurred under the one year consulting contract with Carole A. Carter, the former President and Chief Operating Officer of Alliance, continued expansion of the Louisiana machine management operations which contributed approximately $546,000 to the overall increase and $274,000 of overall increases in Nevada machine management operations. The general and administrative costs for casinos and taverns were $3,622,000 (18.0%) of related revenues for fiscal 1994 as compared to $3,511,000 (21.0%) for fiscal 1993. The same costs for gaming machine management operations were $9,736,000 (9.5%) of revenues for fiscal 1994 and $8,916,000 or (9.3%) of revenues for fiscal 1993.

    Bad debt expense in fiscal 1994 increased 52.9% to approximately $705,000 over that for fiscal 1993 expense of $461,000 due primarily to the financial difficulties of a particular customer in Northern Nevada.

    On December 17, 1993, Alliance incurred a fire loss at the Fairgrounds Race Course in New Orleans, Louisiana where Alliance operated 199 electronic gaming machines prior to the fire (of which 193 were destroyed by the fire) through its controlled subsidiary, VSI. Alliance is fully insured for all equipment, leasehold improvements, other assets and business income with the exception of approximately $46,000 in deductibles. Through June 30, 1994, Alliance had recorded approximately $241,000 of income from business interruption insurance proceeds. Alliance will continue to receive proceeds under this policy while the Fairgrounds Race Course is rebuilt. Alliance also received insurance proceeds based on the replacement value of the assets destroyed in the fire and, therefore, recognized a gain of approximately $156,000 which is included in other income in fiscal 1994.

BGII RESULTS OF OPERATIONS

  GENERAL

    BGII was formed in August 1991 to consolidate BEC's gaming machine manufacturing and distribution operations which are conducted through Wulff, Gaming and Systems. The operations of Wulff were conducted through Bally Wulff Automaten GmbH and Bally Wulff Vertriebs GmbH, two direct subsidiaries of BEC, until their transfer to BGII in contemplation of the initial public offering of common stock of BGII. The operations of Gaming and Systems were conducted as divisions or subsidiaries of BEC until substantially all of the assets and liabilities of these divisions and subsidiaries were transferred to BGII in contemplation of the initial public offering of common stock of BGII. For purposes of this discussion of results of operations of BGII, the operations of Wulff, Gaming and Systems are described separately as well as on a consolidated basis and GmbH results are included in Wulff's results. The results of operations for Wulff and Gaming include an allocation of BGII, the parent company, revenues and expenses, and intercompany transactions which are eliminated on a consolidated basis.

    The following tables set forth, for the periods indicated, the percentage of revenues represented by items reflected in BGII's consolidated statements of operations.

                                                                                                THREE MONTHS
                                                            YEAR ENDED DECEMBER 31,            ENDED MARCH 31
                                                       ----------------------------------  ----------------------
                                                          1993        1994        1995        1995        1996
                                                       ----------  ----------  ----------  ----------  ----------
CONSOLIDATED
REVENUES:
  Sales..............................................        97.5%       97.9%       98.1%       99.1%       98.1%
  Other..............................................         2.5         2.1         1.9         0.9         1.9
                                                       ----------  ----------  ----------  ----------  ----------
    Total Revenues...................................       100.0%      100.0%      100.0%      100.0%      100.0%
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
COSTS AND EXPENSES:
  Cost of Sales......................................        72.1%       66.5%       65.4%       63.7%       64.5%
  Selling, General and Administrative................        34.0        25.4        26.2        24.9        28.2
  Provision for Doubtful Receivables.................         4.9         2.4         2.7         1.7         1.7
  Unusual Charges....................................      --          --             2.3          --         1.7
                                                       ----------  ----------  ----------  ----------  ----------
    Total Costs and Expenses.........................       111.0        94.3        96.6        90.3        96.1
                                                       ----------  ----------  ----------  ----------  ----------
Operating Income (Loss)..............................       (11.0)        5.7         3.4         9.7         3.9
Interest Expense.....................................         2.6         2.9         2.8         2.5         2.9
                                                       ----------  ----------  ----------  ----------  ----------
Income (Loss) before Income Taxes and Extraordinary
 Gain................................................       (13.6)        2.8         0.6         7.2         1.0
Provision for Income Taxes...........................         2.5         1.2         2.0         3.0         1.9
                                                       ----------  ----------  ----------  ----------  ----------
Income (Loss) before Extraordinary Gain..............       (16.1)        1.6        (1.4)        4.2        (0.9)
Extraordinary Gain on Early Extinguishment of Debt...         2.2      --          --          --          --
                                                       ----------  ----------  ----------  ----------  ----------
Net Income (Loss)....................................       (13.9)%        1.6%       (1.4)%        4.2%       (0.9)%
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------

WULFF
REVENUES:
  Sales..............................................        96.6%       96.3%       97.1%       98.5%       97.5%
  Other..............................................         3.4         3.7         2.9         1.5         2.5
                                                       ----------  ----------  ----------  ----------  ----------
    Total Revenues...................................       100.0%      100.0%      100.0%      100.0%      100.0%
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
COSTS AND EXPENSES:
  Cost of Sales......................................        65.4%       64.9%       67.4%       65.4%       66.3%
  Selling, General and Administrative................        25.5        25.1        24.1        23.8        26.8
  Provision for Doubtful Receivables.................         0.5         1.7         1.3         0.4         1.2
  Unusual Charges....................................      --          --             2.9      --             1.6
                                                       ----------  ----------  ----------  ----------  ----------
    Total Costs and Expenses.........................        91.4        91.7        95.7        89.6        95.9
                                                       ----------  ----------  ----------  ----------  ----------
Operating Income.....................................         8.6         8.3         4.3        10.4         4.1
Interest Expense.....................................         1.3         1.3         1.0         1.0         0.8
                                                       ----------  ----------  ----------  ----------  ----------
Income before Income Taxes...........................         7.3         7.0         3.3         9.4         3.3
Provision for Income Taxes...........................         3.7         2.3         3.5         5.5         3.4
                                                       ----------  ----------  ----------  ----------  ----------
Net Income (Loss)....................................         3.6%        4.7%       (0.2)%        3.9%       (0.1)%
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
ADDITIONAL INFORMATION (APPROXIMATE UNITS):
  New Wall Machines Sold by Wulff....................      12,552      13,100      12,000       2,900       2,400
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------

                                                                                                THREE MONTHS
                                                            YEAR ENDED DECEMBER 31,            ENDED MARCH 31
                                                       ----------------------------------  ----------------------
                                                          1993        1994        1995        1995        1996
                                                       ----------  ----------  ----------  ----------  ----------
GAMING
REVENUES:
  Sales..............................................        98.3%       99.3%       98.9%       99.5%       98.6%
  Other..............................................         1.7         0.7         1.1         0.5         1.4
                                                       ----------  ----------  ----------  ----------  ----------
    Total Revenues...................................       100.0%      100.0%      100.0%      100.0%      100.0%
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
COSTS AND EXPENSES:
  Cost of Sales......................................       100.0%       73.7%       71.9%       69.6%       71.3%
  Selling, General and Administrative................        48.4        21.9        24.6        24.7        26.4
  Provision for Doubtful Receivables.................        16.9         3.0         3.6         2.4         2.6
  Unusual Charges....................................      --          --             1.9      --             2.1
                                                       ----------  ----------  ----------  ----------  ----------
    Total Costs and Expenses.........................       165.3        98.6       102.0        96.7       102.4
                                                       ----------  ----------  ----------  ----------  ----------
Operating Income (Loss)..............................       (65.3)        1.4        (2.0)        3.3        (2.4)
Interest Expense.....................................         7.1         4.6         5.2         5.0         6.0
                                                       ----------  ----------  ----------  ----------  ----------
Loss before Income Taxes and Extraordinary Gain......       (72.4)       (3.2)       (7.2)       (1.7)       (8.4)
Provision for Income Taxes...........................      --             0.2         0.3         0.2         0.2
                                                       ----------  ----------  ----------  ----------  ----------
Loss before Extraordinary Gain.......................       (72.4)       (3.4)       (7.5)       (1.9)       (8.6)
                                                       ----------  ----------  ----------  ----------  ----------
Extraordinary Gain on Early Extinguishment of Debt,
 Net of Income Taxes.................................         7.7      --          --          --          --
                                                       ----------  ----------  ----------  ----------  ----------
Net Loss.............................................       (64.7)%       (3.4)%       (7.5)%       (1.9)%       (8.6)%
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
ADDITIONAL INFORMATION (UNITS):
  New Slot Machines Sold.............................       7,749      17,655      11,948       3,668       2,921
  New Video Gaming Machines Sold.....................       2,205       3,807       6,080       1,194       1,120
  Other..............................................         202         163          56      --          --
                                                       ----------  ----------  ----------  ----------  ----------
    Total............................................      10,156      21,625      18,084       4,862       4,041
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
SYSTEMS
REVENUES:
  Sales..............................................       100.0%      100.0%      100.0%      100.0%       99.9%
  Other..............................................      --          --          --          --             0.1
                                                       ----------  ----------  ----------  ----------  ----------
    Total Revenues...................................       100.0%      100.0%      100.0%      100.0%      100.0%
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
COSTS AND EXPENSES:
  Cost of Sales......................................        28.2%       32.0%       35.3%       36.3%       31.8%
  Selling, General and Administrative................        42.8        46.5        34.3        25.5        37.0
  Provision for Doubtful Receivables.................        (4.4)        2.1         5.3         5.5      --
                                                       ----------  ----------  ----------  ----------  ----------
    Total Costs and Expenses.........................        66.6        80.6        74.9        67.3        68.8
                                                       ----------  ----------  ----------  ----------  ----------
Operating Income.....................................        33.4        19.4        25.1        32.7        31.2
Interest Expense.....................................      --             0.2      --             0.1         0.1
                                                       ----------  ----------  ----------  ----------  ----------
Income before Income Taxes...........................        33.4        19.2        25.1        32.6        31.1
Provision for Income Taxes...........................      --          --          --          --          --
                                                       ----------  ----------  ----------  ----------  ----------
Net Income...........................................        33.4%       19.2%       25.1%       32.6%       31.1%
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
ADDITIONAL INFORMATION:
  New Installations Implemented......................           6          11           9           3           6
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------

  THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THREE MONTHS ENDED MARCH 31,
1995

    WULFF

    Wulff's revenues for the three months ended March 31, 1996 were $31.4 million compared to $35.9 million in the comparable 1995 quarter, a decrease of 13%. Revenues from new wall machines decreased approximately 17% due to an approximate 14% decrease in units sold in the first quarter 1996 and an approximate 3% decrease in the average selling price of new wall machines. Revenues from the distribution of recreational and amusement machines, used wall machines and new wall machines manufactured by third parties decreased approximately 11% during the first quarter of 1996 compared to the 1995 period. The currency translation impact of the fluctuation of the German mark versus the U.S. dollar increased revenues by $0.2 million during the 1996 period.

    Operating income for the three months ended March 31, 1996 was $1.3 million compared to $3.7 million for the three months ended March 31, 1995. The $2.4 million decrease was principally due to the aforementioned decrease in revenues, a $0.2 million increase in the provision for doubtful receivables, unusual charges of $0.5 million in 1996 representing an allocation of Merger costs, partially offset by slightly lower selling, general and administrative expenses. Gross margin as a percentage of revenues remained unchanged during the first quarter of 1996 and 1995.

    GAMING

    Gaming reported revenues of $23.6 million in the first quarter of 1996 compared to $28.0 million in the comparable 1995 period, a 16% decrease. Gaming reported unit sales of approximately 4,000 new gaming machines in the three months ended March 31, 1996, compared to approximately 4,900 in the comparable 1995 quarter. This decrease was primarily a result of the continuing trend of lower demand due to a reduced number of new casino openings. First quarter 1996 included sales of approximately 1,900 units to the Nevada and Atlantic City markets, 1,600 units to international markets and 500 units to riverboat, other domestic casinos and casinos on Native American lands. The average sale price for new gaming machines was unchanged during the first quarters of 1996 and 1995. In total, revenues from the sale of new gaming machines were $19.9 million in the 1996 quarter versus $23.8 million in the 1995 period. Revenues from other sources decreased approximately $0.5 million to $3.7 million in the 1996 period due principally to decreased accessory and used equipment sales offset in part by a 43% increase in part sales.

    Gaming reported an operating loss for the 1996 period of $0.6 million compared to operating income of $0.9 million in the first quarter of 1995. The $1.5 million decline in Gaming's operating results was primarily due to the aforementioned decline in Gaming's revenues, a 1% decline in gross profit margins as a percentage of total revenues and $0.5 million in unusual charges, offset, in part, by a decrease in selling, general, and administrative expenses. Gross profit margins as a percentage of revenues decreased due to the impact of decreased demand for new machines and a $0.4 million increase in the provision for inventory valuation, partially offset by the changing mix in products to higher margin products. Unusual charges of $0.5 million in 1996 represent an allocation of Merger costs. Selling, general, and administrative expenses decreased approximately $0.7 million principally due to lower legal expenses.

    SYSTEMS

    Systems' revenues for the three months ended March 31, 1995 and 1996 were $6.1 million and $5.0 million respectively. While this represents an 18% decrease from the prior year quarter, the 1995 quarter was a record quarter due to significant sales in the Louisiana market.

    Operating income for the three months ended March 31, 1996 was $1.6 million compared to operating income of $2.0 million for the three months ended March 31, 1995. The $0.4 million decrease in operating results was primarily a result of lower revenues and increased selling, general and administrative expenses offset, in part, by higher gross margin as a percentage of total revenues and a lower provision for doubtful receivables. Gross margins as a percentage of total revenues increased due primarily to product mix. Selling, general, and administrative expenses increased approximately $0.3 million due to increased staffing levels. The provision for doubtful receivables decreased approximately $0.3 million due principally to better collection experience during the 1996 quarter.

    CONSOLIDATED

    Revenues for the first quarter of 1996 were $58.5 million compared to $68.3 million in the first quarter of 1995, a decrease of $9.8 million (14%) principally due to the aforementioned decreases in revenues at Wulff, Gaming and Systems.

    BGII had operating income of $2.3 million in the 1996 quarter compared to $6.6 million in the comparable 1995 quarter, a decrease of $4.3 million. The decline in operating results was attributable to the aforementioned decreases in Wulff's, Gaming's and Systems' operating results, and reflects $1.0 million of Merger transaction expenses in the first quarter of 1996.

    Interest expense was $1.7 million in both periods.

    BGII's effective tax rate in both periods differs from the United States statutory rate of 35% principally due to a higher tax rate on income earned in Germany and the lack of current tax benefits available for operating losses in the United States.

  YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

    WULFF

    Wulff's revenues for the year ended December 31, 1995 were $130.7 million compared to $111.1 million in 1994, an increase of $19.6 million (18%). This improvement resulted from the favorable effect of currency translation rates in the 1995 period, an increase in slot and video gaming machines sold by Vertriebs' wholly-owned subsidiary, GmbH, and an increase in used equipment and recreation and amusement machine sales offset in part by a decrease in new wall machine units sold by 8% and a decrease in the average selling price for new wall machines by 8.4%. Revenues from GmbH increased by 99% due to increased new casino openings and greater market penetration in Western and Central Europe and in Africa. The overall decline in the value of the U.S. dollar against the Deutsche Mark increased revenues by $15.0 million in 1995. New and used wall machine sales for the last six months of 1995 were impacted by regulations, which became effective January 1, 1996, limiting the number of wall machines per square meter in arcade locations, thereby reducing new sales opportunities. Industry-wide demand for new machines was adversely affected by this new regulation while demand for used machines increased dramatically. The decrease in demand for new wall machines resulted in increased competition based on sales price resulting in the reduction in average selling price for new units during the year. Management expects the demand for new wall machines to continue to be lower than prior year levels during the first half of 1996. Revenues from the distribution of recreational and amusement machines increased by approximately 8.7% during 1995.

    Operating income was $5.6 million for 1995 compared to $9.2 million in 1994, a decrease of $3.6 million or 40%. This decrease resulted from lower gross margins, higher selling, general and administrative expenses, and unusual charges, offset in part by a lower provision for doubtful receivables. Gross margins for 1995 were 33% compared to 35% in the prior year. Gross margin was unfavorably impacted by higher unit costs associated with lower production levels, a change in product mix to lower priced used machines and a decrease in average selling price of new wall machines sold. Selling, general and administrative expenses increased by $3.5 million resulting from the effect of currency translation rates between years and costs associated with the increased revenues in GmbH. Wulff recorded unusual charges in 1995 of $0.8 million to writedown to net realizable value the carrying value of a building to be sold and $1.0 million to increase its tax reserves primarily for value added taxes. In addition, Wulff incurred $2.0 million of unusual charges representing an allocation of merger transaction costs and litigation expenses related to the proposed merger with WMS, which has since been terminated, and to a tender offer by Alliance which was subsequently terminated in connection with the execution of a definitive merger agreement between BGII and Alliance.

    The effective tax rate for the year ended December 31, 1995 was 50% compared to an effective rate of 26% in 1994. The 1994 rate was lower due to implementation of a tax planning strategy that reduced the effective tax rate by approximately 50%.

    GAMING

    Gaming's revenues for the year ended December 31, 1995 were $108.4 million compared to $117.8 million in 1994, a decrease of $9.4 million or 8%. New gaming machines sold decreased to 18,084 units in 1995 from 21,625 units in 1994, a decrease of 16%. This decline in new unit sales was caused principally by a reduced number of new casino openings, especially in the riverboat markets, partially offset by increased sales in the Nevada market. Management believes that the increase in sales into the Nevada market occurred principally due to the popularity of Gaming's new V7000 Game Maker-Registered Trademark- ("Game Maker-Registered Trademark-") machine, a multi-game, touch screen video device which accounted for 26% of Gaming's unit sales in 1995. The average price of new gaming machines sold increased approximately 3% in 1995 principally due to proportionately greater sales of the higher priced Game
Maker-Registered Trademark- machine. Revenues from new machines decreased to $90.9 million in 1995 from $106.6 million in 1994. Revenues from sales of used equipment increased by 121% to $9.2 million in 1995. In addition, revenues from sales of service parts and interest income from financing customer receivables increased by $2.2 million in 1995.

    Gaming incurred an operating loss of $2.2 million for 1995 compared to operating income of $1.6 million in the 1994 period, a decline of $3.8 million. The decline in operating results was principally due to the impact of the aforementioned decrease in revenues, higher selling, general and administrative costs and higher bad debt provisions and unusual charges offset, in part, by an increase in gross margin.

    Gross margin as a percentage of total revenues was 28% for 1995 compared to 26% in 1994. Lower costs of materials in 1995 were offset, in part, by decreased absorption of manufacturing overhead expenses attributable to the decline in new sales units for 1995.

    Selling, general and administrative expenses increased to $26.7 million in 1995 compared to $25.8 million in 1994, an increase of 3%. The $0.9 million increase resulted principally from an increase in legal expenses primarily related to Louisiana. Despite the decrease in unit sales in 1995, the provision for doubtful accounts increased $0.3 million resulting from the closure of certain riverboat casinos. Gaming incurred $2.0 million of unusual charges in 1995 representing an allocation of merger transaction costs and litigation expenses related to the proposed merger with WMS, which has since been terminated, and to a tender offer by Alliance which was subsequently terminated in connection with the execution of the Merger Agreement.

    SYSTEMS

    Systems' revenues for the year ended December 31, 1995 were $20.7 million, a 55% increase compared to 1994. This increase is directly attributable to the increased number of GMUs sold to both new casinos and to existing customers which expanded their casinos, upgraded their current systems due to new products, or replaced existing systems. In 1995 Systems sold approximately
22,000 GMUs compared to 13,000 in 1994. During 1995, Systems products were installed in 9 new locations and as of December 31, 1995, Systems had 50 installations on-line. The average price of a GMU sold during 1995 decreased by 1.5% from the 1994 average price.

    Systems' operating income was $5.2 million in 1995 compared to $2.6 million in 1994, a 100% increase. This increase resulted from increased GMUs sold, partially offset by lower gross margins, higher selling, general and administrative expenses and a higher provision for doubtful receivables. Gross margin was 65% in 1995 compared to 68% in 1994. This decrease results from the decrease in the average selling price of a GMU during 1995, higher product costs and a provision for product upgrades. Selling, general and administrative expenses increased by $0.9 million in 1995 principally as a result of higher compensation costs to support the business and higher facility costs for the 1995 year as 1994 was only impacted for six months by the higher costs resulting from Systems occupying its new facility in July 1994. The provision for doubtful accounts of $1.1 million in 1995 was primarily attributable to one riverboat customer.

    CONSOLIDATED

    Revenues for the year ended December 31, 1995 were $249.3 million, net of eliminations, compared to $236.2 million in 1994, an increase of 6%. This increase is due to the aforementioned increase at Wulff and Systems partially offset by the aforementioned decrease in Gaming's revenues.

    BGII had operating income of $8.4 million for 1995 compared to $13.4 million in the 1994 period. The decrease in operating results of $5.0 million was caused principally by the unusual charges recorded in 1995 along with the aforementioned decrease in Wulff and Gaming's operating results partially offset by the aforementioned increase in operating income at Systems.

    Interest expense was $6.9 million in 1995 compared to $6.8 million in 1994.

    The net loss for 1995 was $3.4 million or $0.31 per share compared to net income of $3.8 million or $0.35 per share in 1994. This decline in net income resulted from the after tax effect of $5.3 million in unusual charges and an increase in the effective income tax rate primarily due to the aforementioned higher effective tax rate in Germany in 1995.

  YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

    WULFF

    Wulff's revenues for the year ended December 31, 1994 were $111.1 million compared to $112.6 million in 1993, a decrease of $1.5 million (1%). New wall machine unit sales of Wulff's products increased approximately 4% in 1994. Additionally, the average selling price for new wall machine units sold increased approximately 10% due principally to popular models introduced by Wulff in the latter part of 1994. Revenues from the distribution of recreational and amusement machines, new wall machines manufactured by third parties, used wall machines and other revenues decreased approximately 17% in the 1994 period due in part to depressed economic conditions in Germany and increased competition in the lower margin recreational and amusement sales markets. Currency translation rate adjustments of Wulff's revenues into U.S. dollars increased revenues by $2.3 million in the 1994 period due to fluctuations in the German mark versus the U.S. dollar.

    Wulff's operating income was $9.2 million for 1994 compared to operating income of $9.7 million in the 1993 period. The $0.5 million decrease in 1994 as compared to 1993 was caused principally by the aforementioned decrease in revenues and a $1.4 million increase in the provision for bad debts, offset, in part, by a slight improvement in Wulff's gross margin as a percentage of total revenues and a decrease in selling, general and administrative expenses of approximately 3%. The increase in Wulff's provision for bad debts was caused by an increase in Wulff's accounts and notes receivable balances in the 1994 period as well as the general impact of depressed economic conditions on some of Wulff's customers.

    GAMING

    Gaming's revenues for the year ended December 31, 1994 were $117.8 million compared to $48.5 million in 1993, an increase of $69.3 million (143%). New gaming machines sold increased to 21,625 units in 1994 from 10,156 units in 1993, an increase of 112%. The introduction of Gaming's S5500 ProSeries-TM- line of slot machines and its new Game Maker-Registered Trademark-, a multi-game touch screen machine, in the second half of 1993 and 1994, respectively, as well as the proliferation of legalized gaming in riverboat markets, contributed to this increase of units sold. The average price of gaming machines sold increased 18% in 1994 due to additional features, such as the embedded bill acceptor, in the new machines and fewer sales through distributors in 1994. Aggregate revenues from new machines increased to $106.6 million in 1994 from $41.7 million in 1993. Revenues from other sources, including interest income, increased $4.4 million from $6.8 million in 1993 to $11.2 million in 1994, primarily due to increased sales of used units and machine accessories.

    Gaming's operating income was $1.6 million for 1994 compared to an operating loss of $31.7 million in the 1993 period, an improvement of $33.3 million. The 1993 operating loss includes $12.5 million of unusual charges principally relating to the writedown of inventories originally intended for the Louisiana VLT market and provisions for bad debts relating to Gaming's former distributor in Louisiana. The improvement in operating results was principally due to the aforementioned increase in revenues, higher gross margins realized from increased absorption of manufacturing overhead costs coupled with lower costs of materials, offset, in part, by higher selling, general and administrative costs as well as higher bad debt provisions and interest costs.

    Cost of sales as a percentage of Gaming's total revenues, was 73% in 1994 compared to 87% in 1993, excluding an inventory valuation adjustment in 1993 of $6.2 million (13% of 1993 total revenues). The lower

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cost of sales is due to increased absorption of overhead manufacturing  expenses attributable to increased production in 1994 as compared to 1993 and lower costs of materials attributed to ongoing redesign of products and volume discounts from suppliers.

    Selling, general and administrative expenses increased to $25.9 million in 1994 compared to $23.4 million in 1993, an increase of 11%. The $2.5 million increase was caused principally by increased staffing levels in the sales departments and sales related costs associated with the aforementioned sales volume increase in 1994 compared to 1993. Bad debt expense provisions increased to $3.6 million in 1994 from $3.2 million in 1993, excluding a $5.1 million increase in the provision in 1993 primarily relating to Gaming's former distributor of Video Lottery Terminal devices in Louisiana. This $0.4 million increase (13%) resulted from increased sales volume in the 1994 period.

    SYSTEMS

    Systems' revenues for the year ended December 31, 1994 were $13.4 million compared to $12.0 million in the comparable 1993 period, an increase of $1.4 million (12%). Continued growth in casino emerging markets, particularly with casinos on Indian lands and on riverboats, contributed to an increase in the demand for gaming monitoring systems and the increase in Systems' revenues.

    Systems' operating income was $2.6 million for the year ended December 31, 1994 compared to $4.0 million during the twelve months ended December 31, 1993. This decrease in operating income of $1.4 million was caused primarily by slightly lower gross profit margins as a percentage of revenues, higher selling, general and administrative costs and a higher provision for bad debts offset, in part, by the aforementioned increase in revenues. Selling, general and administrative expenses increased $1.1 million due to higher sales levels, increased staffing levels and increased facility costs. The provision for bad debts increased $0.8 million due to the increase in revenues and higher accounts receivable balances outstanding during the period.

    CONSOLIDATED

    Revenues for the year ended December 31, 1994 were $236.2 million, net of eliminations, compared to $168.7 million in 1993, an increase of 40%. This increase is due to the aforementioned increase at Gaming and Systems partially offset by the aforementioned decrease in Wulff's revenues.

    BGII had operating income of $13.4 million for 1994 compared to an operating loss of $18.5 million in the 1993 period. The improvement in operating results of $31.9 million was caused principally by the aforementioned improvement in Gaming's operating results partially offset by the aforementioned decline in operating income at Systems and Wulff.

    Interest expense was $6.8 million in 1994 compared to $4.4 million in 1993. This increase was caused by higher borrowings outstanding and higher interest rates in 1994.

    BGII's effective tax rate in 1994 and 1993 differs from the U.S. statutory rate of 34% principally due to the lack of tax benefits available for operating losses generated in the U.S.

  IMPACT OF INFLATION AND FOREIGN CURRENCY TRANSLATION

    Inflation has not had a significant effect on Alliance's operations for the three years ended June 30, 1995 or the nine-month period ended March 31, 1996, or BGII's operations during the three years ended December 31, 1995 or the three-month period ended March 31, 1996.

    Substantially all of Wulff's transactions are denominated in Deutsche Marks. The Deutsche Mark is the functional currency used by BGII to translate Wulff's financial statements. Therefore, BGII is exposed to foreign exchange rate risk. BGII does not generally enter into foreign exchange contracts to hedge its exposure to foreign exchange rate fluctuations.

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